Exhibit 10.1
PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
STARWOOD CMBS I, LLC,
a Delaware limited liability company
AS SELLER
AND
BRUINS OWNER LLC,
a Delaware limited liability company
AS PURCHASER
DATED AS OF MARCH 22, 2011
FOR THE
THE WESTIN GASLAMP, SAN DIEGO
910 Broadway Circle, San Diego, CA 92101

TABLE OF CONTENTS

ARTICLE I DEFINITIONS	7
1.1 Definitions	7

ARTICLE II THE PROPERTY AND LIABILITIES	18
2.1 Description of the Property	18
2.2 Excluded Property	21
2.3 Assumed Liabilities	22
2.4 Retained Liabilities	22

ARTICLE III PURCHASE PRICE	23
3.1 Purchase Price	23
3.2 Earnest Money	23
3.3 Payment of Purchase Price	23
3.4 Allocation of Purchase Price	24

ARTICLE IV CONTINGENCIES	24
4.1 Due Diligence	24
4.2 Seller’s Board Approval	25

ARTICLE V TITLE TO THE PROPERTY	26
5.1 Title Commitment	26
5.2 Survey	26
5.3 Exceptions to Title	26
5.4 Title Policy	28
5.5 Conveyance of the Property	28
5.6 Liability under Deed	28

ARTICLE VI CONDITION OF THE PROPERTY	29
6.1 PROPERTY SOLD “AS IS”	29
6.2 LIMITATION ON REPRESENTATIONS AND WARRANTIES	29
6.3 RELIANCE ON DUE DILIGENCE	29
6.4 RELEASE OF SELLER	30
6.5 Statutory Disclosures	31
6.6 SURVIVAL	31

ARTICLE VII REPRESENTATIONS AND WARRANTIES	32
7.1 Seller’s Representations and Warranties	32
7.2 Purchaser’s Representations and Warranties	35

ARTICLE VIII COVENANTS	37
8.1 Confidentiality	37
8.2 Conduct of the Business	38
8.3 Licenses and Permits	38
8.4 Employees	40
8.5 Bookings	41

Purchase and Sale Agreement

8.6 Tax Contests	41
8.7 Notices and Filings	42
8.8 Access to Information	42
8.9 Privacy Laws	43
8.10 Further Assurances	43

ARTICLE IX CLOSING CONDITIONS	43
9.1 Mutual Closing Conditions	43
9.2 Purchaser Closing Conditions	44
9.3 Seller Closing Conditions	45
9.4 Frustration of Closing Conditions	46

ARTICLE X CLOSING	46
10.1 Closing Date	46
10.2 Closing Escrow	46
10.3 Closing Deliveries	46
10.4 Possession	48

ARTICLE XI PRORATIONS AND EXPENSES	48
11.1 Closing Statement	48
11.2 Prorations	49
11.3 Accounts Receivable	52
11.4 Transaction Costs	53

ARTICLE XII TRANSITION PROCEDURES	53
12.1 Safe Deposit Boxes	53
12.2 Baggage	54
12.3 IT Systems	54
12.4 Starwood Proprietary Property	55
12.5 Notice to Guests	55

ARTICLE XIII DEFAULT AND REMEDIES	55
13.1 Seller’s Default	55
13.2 Seller’s Right to Cure	55
13.3 Purchaser’s Default	56
13.4 Purchaser’s Right to Cure	56
13.5 LIQUIDATED DAMAGES	56

ARTICLE XIV RISK OF LOSS	57
14.1 Casualty	57
14.2 Condemnation	58

ARTICLE XV SURVIVAL, INDEMNIFICATION AND RELEASE	58
15.1 Survival	58
15.2 Indemnification by Seller	59
15.3 Indemnification by Purchaser	59
15.4 Limitations on Indemnification Obligations	59

15.5 Indemnification Procedure	61
15.6 Exclusive Remedy for Indemnification Loss	62

ARTICLE XVI MISCELLANEOUS PROVISIONS	62
16.1 Notices	62
16.2 No Recordation	64
16.3 Time is of the Essence	64
16.4 Assignment	64
16.5 Successors and Assigns	64
16.6 Third Party Beneficiaries	64
16.7 GOVERNING LAW	64
16.8 Rules of Construction	64
16.9 Severability	65
16.10 JURISDICTION AND VENUE	65
16.11 WAIVER OF TRIAL BY JURY	65
16.12 Prevailing Party	65
16.13 Incorporation of Recitals, Exhibits and Schedules	65
16.14 Updates of Schedules	66
16.15 Entire Agreement	66
16.16 Amendments, Waivers and Termination of Agreement	66
16.17 Not an Offer	66
16.18 Execution of Agreement	66

LIST OF EXHIBITS

Exhibit A	Form of Earnest Money Escrow Agreement
Exhibit B	Form of Liquor Assets Escrow Agreement
Exhibit C	Form of Beverage Services Agreement
Exhibit D	Form of Seller Closing Certificate
Exhibit E	Form of Deed
Exhibit F	Form of Bill of Sale
Exhibit G	Form of Assignment and Assumption of Leases, Contracts, Licenses and Permits
Exhibit H	Form of Purchaser Closing Certificate

LIST OF SCHEDULES

Schedule 1.1	Environmental Reports
Schedule 2.1.1	Legal Description of the Land
Schedule 2.1.12	Intellectual Property
Schedule 2.2.7	Excluded IT Systems
Schedule 3.4	Purchase Price Allocation
Schedule 5.3.1	Unpermitted Exceptions
Schedule 7.1.3	Consents and Approvals; No Conflicts
Schedule 7.1.4	Title to Personal Property
Schedule 7.1.6	Compliance with Applicable Law
Schedule 7.1.7	Litigation
Schedule 7.1.9	Taxes
Schedule 7.1.10	Licenses and Permits
Schedule 7.1.11	Tenant Leases
Schedule 7.1.12	Material Contracts

PURCHASE AND SALE AGREEMENT
     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of March, 2011 (the “Effective Date”), by and between STARWOOD CMBS I, LLC, a Delaware limited liability company (“Seller”), and BRUINS OWNER LLC, a Delaware limited liability company (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”
     WHEREAS, Seller is the owner of the hotel facility located at 910 Broadway Circle, San Diego, CA 92101, and commonly known as The Westin Gaslamp Quarter, San Diego (the “Hotel”), as more specifically described in this Agreement.
     WHEREAS, Horton Plaza TPP LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Seller (“TPP Subsidiary”), owns certain of the tangible Personal Property (as defined herein) used in the operation of the Hotel.
     WHEREAS, Starwood Operator I, LLC, a Delaware limited liability company, and an Affiliate (as defined herein) of Seller (“Operating Tenant”), the tenant under the Operating Lease (as defined herein), leases from Seller and TPP Subsidiary the Property used in the operation of the Hotel.
     WHEREAS, Seller, Operating Tenant and TPP Subsidiary desire to sell the Hotel and the Property (as defined herein) to Purchaser, and Purchaser desires to purchase the Hotel and the Property (as defined herein) from Seller, on the terms set forth in this Agreement.
     WHEREAS, a Starwood Entity (as defined herein) will manage the Hotel for Purchaser after the Closing (as defined herein) pursuant to the New Management Agreement (as defined herein) to be entered into at the Closing.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions. In addition to the terms defined above in the introduction and recitals to this Agreement, the following terms when used in this Agreement shall have the meanings set forth in this Section 1.1.
     “ABC” means the California Department of Alcoholic Beverage Control.
     “Accounts Receivable” means all amounts which Seller, Operating Tenant or TPP Subsidiary is entitled to receive from the Business which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller, Operating Tenant or TPP Subsidiary at the Hotel, but expressly excluding all (i) credit card charges, checks and other instruments which have been submitted for payment as of the Closing, and (ii) items of income otherwise prorated pursuant to Section 11.2 or 11.3.1.
     “Accrued PTO” means the amount of salaries and wages which the Employees are entitled to receive (including all employment taxes with respect thereto) for any personal time off for holiday or sick days accrued by such Employees as of the time in question (computed at the rate of the salaries and wages earned by such Employees as of the time in question), but expressly excluding any Accrued Vacation Pay.
     “Accrued Vacation Pay” means the amount of salaries and wages which the Employees are entitled to receive (including all employment taxes with respect thereto) for any personal time off for vacation accrued by such Employees as of the time in question (computed at the rate of the salaries and wages earned by such Employees as of the time in question), but expressly excluding any Accrued PTO.
     “Accrued Vacation Pay Schedule” has the meaning set forth in Section 8.4.2.
     “Affected Employee” has the meaning set forth in Section 8.4.2.
     “Affiliate” means, with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question. For the purposes of this definition, the term “control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.
     “American Tower Agreement” means that certain Agreement for Management of Telecommunications Sites, dated March 20, 2000, between American Tower Corporation, as successor in interest to Apex Site Management, Inc., and Starwood, for telecommunication site management, as amended pursuant to that certain Amendment to Management Agreement, dated October 31, 2000.
     “Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other Applicable Law addressing or in any way relating to terrorist acts and acts of war.
     “Applicable Law” means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, Board of Fire Underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.
     “Assigned Operating Agreements” has the meaning set forth in Section 2.1.10.
     “Assumed Liabilities” has the meaning set forth in Section 2.3.

     “Beverage Services Agreement” has the meaning set forth in Section 8.3.1(b).
     “Bookings” has the meaning set forth in Section 2.1.16.
     “Books and Records” has the meaning set forth in Section 2.1.13.
     “Business” means the lodging business and all activities related thereto conducted at the Hotel, including, without limitation, (i) the rental of any guest, conference or banquet rooms or other facilities at the Hotel, (ii) the operation of any restaurant, bar or banquet services, together with all other goods and services provided at the Hotel, (iii) the rental of any commercial or retail space to tenants at the Hotel, (iv) the maintenance and repair of the Real Property and tangible Personal Property, (v) the employment of the Employees, and (vi) the payment of Taxes.
     “Business Day” means any day other than a Saturday, Sunday or any federal legal holiday.
     “Casualty” has the meaning set forth in Section 14.1.
     “Closing” has the meaning set forth in Section 10.1.
     “Closing Date” has the meaning set forth in Section 10.1.
     “Closing Escrow” has the meaning set forth in Section 10.2.
     “Closing Escrow Agreement” has the meaning set forth in Section 10.2.
     “Closing Statement” has the meaning set forth in Section 11.1.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.
     “Compensation” means, with respect to any Employee, all salary and wages which such Employee is entitled to receive at the time in question, together with all employment taxes with respect thereto, including, without limitation, any withholding and employer contributions required under Applicable Law, including, without limitation, any health, welfare and other benefits provided to such Employee under any Seller Employee Plans, and employer contributions to, and amounts paid or accrued under, any Seller Employee Plans for the benefit of such Employee, but expressly excluding (i) SIP Incentive Pay and PMIP Incentive Pay; (ii) Accrued PTO and (iii) Accrued Vacation Pay.
     “Condemnation” has the meaning set forth in Section 14.2.
     “Confidential Information” has the meaning set forth in Section 8.1.1.
     “Confidentiality Agreement” means that certain confidentiality and access agreement between Starwood and Purchaser dated December 15, 2009.
     “Contracts” means, collectively, the Equipment Leases and the Assigned Operating Agreements.

     “Cut-Off Time” has the meaning set forth in Section 11.2.
     “Data Room Web Site” means the secure web site located at “http://keinteract.kirkland.com/sites/starwoodhotels/159_SaleWestinGaslamp/default.aspx.”
     “Deed” has the meaning set forth in Section 10.3.1(b).
     “Deposit” has the meaning set forth in Section 3.2.1.
     “Disclosure” has the meaning set forth in Section 6.5.
     “Earnest Money” means, at the time in question, the amounts then deposited with Escrow Agent in respect of the Deposit, together with all interest and any other amounts earned thereon.
     “Earnest Money Escrow Agreement” has the meaning set forth in Section 3.2.1.
     “Employees” means, at the time in question, all persons employed full time or part time at the Hotel by any Starwood Entity other than the Shared Personnel.
     “Employer” means the employer of the Employees.
     “Environmental Claims” means all claims for reimbursement, remediation, abatement, removal, clean up, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the (i) presence or actual or potential spill, leak, emission, discharge or release of any Hazardous Substances over, on, in, under or from the Property, or (ii) violation of any Environmental Laws with respect to the Property.
     “Environmental Laws” means any Applicable Laws which regulate the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation, or an actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, (ii) the Resource Conservation and Recovery Act, (iii) the Federal Water Pollution Control Act, (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, and (vii) the Hazardous Materials Transportation Act, (viii) the Safe Drinking Water Act, (ix) the Oil Pollution Act of 1990, (x) the Emergency Planning and Community Right-To-Know Act of 1986, (xi) the Occupational Safety and Health Act (to the extent it regulates exposure to Hazardous Substances), and similar state and local Applicable Laws, as amended as of the time in question, and all regulations, rules and guidance issued pursuant thereto.
     “Environmental Liabilities” means all liabilities and obligations under any Environmental Laws arising from or in connection with the Property, including, without limitation, any obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential spill, leak, emission, discharge or release of any Hazardous Substances, pollution, contamination or radiation into any water, soil, sediment, air or other environmental media.

     “Environmental Reports” means the reports identified in Schedule 1.1.
     “Equipment Leases” has the meaning set forth in Section 2.1.9.
     “Escrow Agent” means Stewart Title Guaranty Company, through its offices at 50 South Steele Street, Suite 600, Denver, Colorado 80209.
     “Excluded IT Systems” has the meaning set forth in Section 2.2.
     “Excluded Property” has the meaning set forth in Section 2.2.
     “Existing Manager” means Starwood Operator II, LLC, a Delaware limited liability company.
     “Existing Survey” means that certain ALTA/ACSM Survey prepared by San Diego Land Surveying & Engineering, Inc., last revised on June 17, 2005.
     “F&B” has the meaning set forth in Section 2.1.6.
     “FF&E” has the meaning set forth in Section 2.1.3.
     “Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.
     “Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut-Off Time for the use or occupancy of any guest, conference, meeting or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods (including any in-room mini bar) or services provided by or on behalf of Seller, Operating Tenant or TPP Subsidiary at the Hotel.
     “Hazardous Substances” means any hazardous or toxic substances, materials or waste (excluding any substances of kinds and amounts ordinarily used or stored in similar properties for purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws), whether in solid, semisolid, liquid or gaseous form, including, without limitation, asbestos, petroleum or petroleum by-products and polychlorinated biphenyls and any other material or substance which is defined as a “hazardous substance,” “hazardous waste,” “toxic waste” or “toxic substance” under any Environmental Laws.
     “Hotel” has the meaning set forth in the Recitals.
     “Hotel Guest Data and Information” means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Starwood or its Affiliates, whether obtained or derived by Starwood, Seller, Operating Tenant or their Affiliates from: (a) guests or customers of the Hotel or any facility associated with the Hotel; (b) guests or customers of any other hotel or lodging property (including any condominium or interval ownership properties) owned, leased, operated, licensed or franchised by a Starwood Entity, or any facility associated with such hotels or other properties (including restaurants, golf courses and spas); or (c) any other sources and databases, including Starwood brand websites, Starwood central reservations database, operational data base (ODS), Starwood Preferred Guest Program, Starwood Vacation Ownership, Starwood Integrated Property System, and the STARS Direct Program.
     “Improvements” has the meaning set forth in Section 2.1.2.
     “Indemnification Claim” has the meaning set forth in Section 15.5.1.
     “Indemnification Deductible” has the meaning set forth in Section 15.4.2.
     “Indemnification Loss” means, with respect to any Indemnitee, any actual (and not contingent) liability, damage (but expressly excluding any punitive damages arising from intentional acts or omissions of such Indemnitee), loss, cost or expense, including, without limitation, reasonable attorneys fees and expenses and court costs, incurred by such Indemnitee as a result of the act, omission or occurrence in question.
     “Indemnitee” has the meaning set forth in Section 15.5.1.
     “Indemnitor” has the meaning set forth in Section 15.5.1.
     “Inspections” means any examinations, tests, investigations and studies of the Property performed by Purchaser or Purchaser’s Inspectors.
     “Intellectual Property” has the meaning set forth in Section 2.1.12.
     “Intercompany Management Agreement” has the meaning set forth in Section 2.2.4.
     “Inventoried Baggage” has the meaning set forth in Section 12.2.
     “Inventoried Safe Deposit Boxes” has the meaning set forth in Section 12.1.
     “IT Systems” has the meaning set forth in Section 2.1.5.
     “Knowledge” means (i) with respect to Seller, the actual knowledge of either Todd Noonan or Eric Czech, without any duty of inquiry or investigation, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller or any of its Affiliates, and (ii) with respect to Purchaser, (A) the actual knowledge of either Thomas Fisher or Cody Bradshaw, and expressly excluding the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Purchaser or any of its Affiliates, (B) any matter disclosed in any exhibits or schedules to this Agreement, (C) any matter disclosed in any Seller Due Diligence Materials or any other documents or materials provided by any Starwood Entity to Purchaser prior to Closing, and (D) any matter disclosed by the Inspections or in the Purchaser Due Diligence Reports. For the purposes of this definition, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person.
     “Land” has the meaning set forth in Section 2.1.1.
     “Letter of Intent” means that certain letter of intent, executed as of December 6, 2010 between Starwood and Purchaser outlining the general terms of the transaction described in this Agreement.
     “Liability” means any liability, obligation, damage, loss, diminution in value, cost or expense of any kind or nature whatsoever, whether accrued or unaccrued, actual or contingent, known or unknown, foreseen or unforeseen.
     “Licenses and Permits” has the meaning set forth in Section 2.1.11.
     “Liquor Assets” means, collectively, the Liquor Licenses and the Liquor Inventory.
     “Liquor Assets Escrow” means the escrow opened with the Liquor Assets Escrow Agent and established for the sale to Purchaser of the Liquor Assets.
     “Liquor Assets Escrow Agent” means Commercial Bank, 155 Grand Avenue, #105, Oakland, CA 94612-3775, Attention: Chloe Flowers.
     “Liquor Assets Escrow Agreement” has the meaning set forth in Section 8.3.1(a)(i).
     “Liquor Assets Purchase Price” has the meaning set forth in Section 8.3.1(a)(ii).
     “Liquor Designee” means an Affiliate of Purchaser who Purchaser designates to become the licensee under (i) the Liquor Licenses, and/or (ii) a temporary retail permit from the ABC.
     “Liquor Inventory” means all alcoholic beverages, in date and in original seal, on hand at the Hotel or the Property as of the Effective Date, whether issued to the food and beverage department or held in reserve storage, subject to such depletion and resupply as shall occur and be made in the Ordinary Course of Business.
     “Liquor Inventory Purchase Price” has the meaning set forth in Section 8.3.1(a)(ii).
     “Liquor Licenses” means the liquor license(s) for the Hotel issued by the ABC.
     “Liquor License Purchase Price” has the meaning set forth in Section 8.3.1(a)(ii).
     “Liquor Seller” means Western Host, Inc., a California corporation, which is a Starwood Entity.
     “Lists” has the meaning set forth in Section 7.1.17.
     “Material Adverse Effect” means any breach of any applicable representation or warranty by Seller under this Agreement, the result of which would require Purchaser to incur, after the

Closing, out-of-pocket costs and expenses in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00).
     “Material Casualty” has the meaning set forth in Section 14.1.1.
     “Material Condemnation” has the meaning set forth in Section 14.2.1.
     “Material Contract” means any Contract requiring aggregate annual payments in excess of Twelve Thousand and 00/100 Dollars ($12,000.00) for any year during the term of such Contract after the Closing.
     “Mutual Closing Conditions” has the meaning set forth in Section 9.1.1.
     “National/Regional Operating Agreements” has the meaning set forth in Section 2.2.3.
     “Neutrality Agreement” means that certain Memorandum of Agreement dated July 8, 2008, between Starwood and Unite HERE.
     “New Management Agreement” means that certain Operating Agreement to be entered into by and between New Manager, as operator, and Bruins Lessee LLC (an Affiliate of Purchaser), as owner, as of the Closing Date, pursuant to which New Manager will operate the Hotel after the Closing.
     “New Manager” means Westin Operator LLC, a Delaware limited liability company.
     “New Survey Defect” has the meaning set forth in Section 5.3.3.
     “New Title and Survey Election Notice” has the meaning set forth in Section 5.3.3.
     “New Title and Survey Objection Notice” has the meaning set forth in Section 5.3.3.
     “New Title and Survey Response Notice” has the meaning set forth in Section 5.3.3.
     “New Title Exception” has the meaning set forth in Section 5.3.3.
     “Notice” has the meaning set forth in Section 16.1.1.
     “OFAC” has the meaning set forth in Section 7.1.17.
     “Operating Agreements” means all maintenance, repair, improvement, service and supply contracts, booking and reservation agreements, credit card service agreements, and all other agreements for goods or services which are held by or on behalf of Seller, Operating Tenant or TPP Subsidiary in connection with the Business, other than the Tenant Leases, Equipment Leases, and Licenses and Permits, together with all deposits made or held by or on behalf of Seller, Operating Tenant or TPP Subsidiary thereunder.
     “Operating Lease” means that certain lease between Seller, as landlord, and Operating Tenant, as tenant, with respect to the Hotel.

     “Order” has the meaning set forth in Section 7.1.17.
     “Ordinary Course of Business” means the ordinary course of business consistent with Seller’s, Operating Tenant’s and Existing Manager’s past custom and practice for the Business, taking into account the facts and circumstances in existence from time to time.
     “Permitted Exceptions” has the meaning set forth in Section 5.3.2.
     “Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.
     “Personal Property” means the Property other than the Real Property.
     “PMIP Incentive Pay” means bonus and/or incentive compensation payable to eligible managers employed at the Hotel as of the Closing Date payable in the 2012 calendar year that is based on the performance of the Hotel in the 2011 calendar year in accordance with Employers’ policies and procedures for calculating and paying such bonus and/or incentive compensation.
     “Post Execution Disclosure” has the meaning set forth in Section 16.14.
     “Plans and Specifications” has the meaning set forth in Section 2.1.14.
     “Property” has the meaning set forth in Section 2.1.
     “Prorations” has the meaning set forth in Section 11.2.
     “Purchase Price” has the meaning set forth in Section 3.1.
     “Purchaser Closing Condition Failure” has the meaning set forth in Section 13.2.
     “Purchaser Closing Conditions” has the meaning set forth in Section 9.2.
     “Purchaser Cure Period” has the meaning set forth in Section 13.4.
     “Purchaser Closing Deliveries” has the meaning set forth in Section 10.3.2.
     “Purchaser Default” has the meaning set forth in Section 13.2.
     “Purchaser Documents” has the meaning set forth in Section 7.2.2.
     “Purchaser Due Diligence Reports” means all studies, reports and assessments prepared by any Person for or on behalf of Purchaser (other than any internal studies, reports and assessments prepared by any of Purchaser’s employees, attorneys or accountants) in connection with the Inspections.
     “Purchaser Indemnitees” means Purchaser and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.
     “Purchaser’s Inspectors” means any of Purchaser’s officers, employees, contractors, consultants, agents or representatives that may perform the Inspections.
     “Real Property” has the meaning set forth in Section 2.1.2.
     “Retail Merchandise” has the meaning set forth in Section 2.1.7.
     “Retained Liabilities” has the meaning set forth in Section 2.4.
     “Seller Board Approval” has the meaning set forth in Section 4.2.
     “Seller Board Approval Notice” has the meaning set forth in Section 4.2.
     “Seller Board Approval Period” has the meaning set forth in Section 4.2.
     “Seller Closing Condition Failure” has the meaning set forth in Section 13.4.
     “Seller Closing Conditions” has the meaning set forth in Section 9.3.
     “Seller Closing Deliveries” has the meaning set forth in Section 10.3.1.
     “Seller Cure Period” has the meaning set forth in Section 13.2.
     “Seller Default” has the meaning set forth in Section 13.1.
     “Seller Documents” has the meaning set forth in Section 7.1.2.
     “Seller Due Diligence Materials” means all documents and materials provided by or on behalf of Seller, Operating Tenant, TPP Subsidiary or Existing Manager to Purchaser pursuant to the Letter of Intent, the Confidentiality Agreement or this Agreement (including, without limitation, any and all documents and materials set forth on the Data Room Web Site), together with any copies or reproductions of such documents or materials, or any summaries, abstracts, compilations or other analyses made by or for Purchaser based on the information in such documents or materials.
     “Seller Employee Plans” means all plans and programs maintained by or on behalf of Employer for the health, welfare or benefit of any Employees and/or their respective spouses, dependents or other qualified beneficiaries, including, without limitation, any employee plans maintained pursuant to Section 401(k) of the Code.
     “Seller Indemnitees” means Seller, Starwood, Operating Tenant, Manager, Employer and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.

     “Seller’s Possession or Control” means (i) in the physical possession of any officer or employee of any Starwood Entity who has primary responsibility for the Business, or (ii) in the possession of any other Person still engaged by a Starwood Entity from whom such Starwood Entity has a right to obtain the item in question at no cost or expense to Seller other than any de minimis cost of expense or any cost of expense which Purchaser agrees in writing to reimburse; provided, however, that any reference in this Agreement to Seller’s Possession or Control of any documents or materials expressly excludes the possession of any such documents or materials that (A) are legally privileged or constitute attorney work product, (B) are subject to a confidentiality agreement prohibiting their disclosure by any Starwood Entity, or (C) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Starwood Entity.
     “Shared Personnel” means certain employees of Starwood Entities that provide shared services to the Hotel as well as other hotels owned or operated by a Starwood Entity pursuant to a complexing arrangement as set forth in the New Management Agreement.
     “SIP Incentive Pay” means the quarterly bonus and/or incentive compensation accrued or payable to eligible sales personnel employed at the Hotel as of the Closing Date based on sales achieved during the applicable quarter in accordance with Employer’s policies and procedures for calculating and paying such bonus and/or incentive compensation.
     “Starwood” means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation.
     “Starwood Entity” means Starwood, Seller, Operating Tenant, TPP Subsidiary, Existing Manager, Liquor Seller or any of their respective Affiliates.
     “Starwood Proprietary Marks” has the meaning set forth in Section 2.2.2.
     “Starwood Proprietary Property” has the meaning set forth in Section 2.2.2.
     “Supplies” has the meaning set forth in Section 2.1.4.
     “Survey Defects” has the meaning set forth in Section 5.3.1.
     “Survival Period” has the meaning set forth in Section 15.1.1.
     “Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, severance, payroll, employment, withholding, social security, unemployment, disability, vault, ad valorem or similar taxes, assessments (including special assessments), levies, charges or fees imposed by any Governmental Authority on any Starwood Entity with respect to the Property or the Business, including, without limitation, any interest, penalty or fine with respect thereto, but expressly excluding any (i) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax, or (ii) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred with respect to the transaction described in this Agreement.
     “Tenant Leases” has the meaning set forth in Section 2.1.8.

     “Third-Party Claim” means, (i) with respect to any Seller Indemnitee, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Seller Indemnitee by any Person which is not Purchaser or an Affiliate of Purchaser, and (ii) with respect to any Purchaser Indemnitee, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against such Purchaser Indemnitee by any Person which is not Seller or an Affiliate of Seller.
     “Title Commitment” has the meaning set forth in Section 5.1.
     “Title Company” means Stewart Title of California, Inc., through its offices at 7676 Hazaed Center Drive, 14th Floor, San Diego, California 92108.
     “Title Exceptions” has the meaning set forth in Section 5.3.1.
     “Title Policy” has the meaning set forth in Section 5.4.
     “Trade Payables” has the meaning set forth in Section 11.2.14.
     “Unpermitted Exceptions” has the meaning set forth in Section 5.3.1.
     “Updated Survey” means an update of the Existing Survey (or any new survey) ordered and paid for solely by Purchaser and completed and obtained by Purchaser prior to the Effective Date.
     “Vouchers” has the meaning set forth in Section 11.2.16.
     “Warranties” has the meaning set forth in Section 2.1.15.
ARTICLE II
THE PROPERTY AND LIABILITIES
2.1 Description of the Property.
     Subject to the terms set forth in this Agreement, at the Closing, Seller, Operating Tenant, and TPP Subsidiary shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, TPP Subsidiary and Operating Tenant, all right, title and interest of Seller, TPP Subsidiary and Operating Tenant, as the case may be, in and to the property and assets set forth in this Section 2.1, but expressly excluding the Excluded Property (collectively, the “Property”):
     2.1.1. Land. The land described in Schedule 2.1.1, together with all appurtenant easements and any other rights and interests appurtenant thereto (the “Land”);
     2.1.2. Improvements. All buildings, structures and other improvements located on or affixed to the Land and all fixtures on the Land which constitute real property under Applicable Law (the “Improvements”; the Land and the Improvements are referred to collectively herein as the “Real Property”);

     2.1.3. FF&E. All fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Hotel and used exclusively in the Business, or ordered in the Ordinary Course of Business for future use at the Hotel as of the Closing, other than the Supplies, IT Systems, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”);
     2.1.4. Supplies. All china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, which are located at the Hotel or ordered in the Ordinary Course of Business for future use at the Hotel as of the Closing (the “Supplies”);
     2.1.5. IT Systems. All computer hardware, telecommunications and information technology systems located at the Hotel, and all computer software used at the Hotel (subject to the terms of the applicable license agreement), to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer, but expressly excluding the Excluded IT Systems (the “IT Systems”);
     2.1.6. Food and Beverage. All food and beverages which are located at the Hotel (whether opened or unopened), or ordered in the Ordinary Course of Business for future use at the Hotel as of the Closing, including, without limitation, all food and beverages located in the guest rooms, but expressly excluding the Liquor Inventory (the “F&B”);
     2.1.7. Retail Merchandise. All merchandise located at the Hotel and held for sale to guests and customers of the Hotel, or ordered in the Ordinary Course of Business for future sale at the Hotel as of the Closing, including, without limitation, the inventory held for sale in any gift shop, pro shop or newsstand operated by or on behalf of Seller, Operating Tenant or TPP Subsidiary at the Hotel, but expressly excluding the F&B (the “Retail Merchandise”);
     2.1.8. Tenant Leases. All leases, subleases, licenses, concessions and similar agreements granting to any other Person the right to use or occupy any portion of the Real Property, other than the Intercompany Management Agreement and Bookings, together with all security deposits held by or on behalf of Seller, Operating Tenant or TPP Subsidiary thereunder, to the extent the same and such security deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Tenant Leases”);
     2.1.9. Equipment Leases. All leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel which are held by or on behalf of Seller, TPP Subsidiary or Operating Tenant and used in the Business, together with all deposits made by or on behalf of Seller, Operating Tenant or TPP Subsidiary thereunder, to the extent the same and such deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Equipment Leases”);
     2.1.10. Assigned Operating Agreements. All Operating Agreements other than the National/Regional Operating Agreements, to the extent the same and the deposits held thereunder are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Assigned Operating Agreements”);
     2.1.11. Licenses and Permits. All licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by or on behalf of Seller, Operating Tenant or TPP Subsidiary with respect to the Hotel or the Property other than the Liquor Licenses, including, without limitation, the construction, use or occupancy of the Hotel or the Business, together with any deposits made by or on behalf of Seller, Operating Tenant or TPP Subsidiary thereunder, to the extent the same and such deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Licenses and Permits”);
     2.1.12. Intellectual Property. All trademarks, trade names, service marks and other intellectual property rights set forth in Schedule 2.1.12 (the “Intellectual Property”);
     2.1.13. Books and Records. All books and records located at the Hotel which relate exclusively to the Hotel or the Business, but expressly excluding (a) all Hotel Guest Data and Information, and (b) all documents and other materials which (i) are legally privileged or constitute attorney work product, (ii) are subject to an Applicable Law or a confidentiality agreement prohibiting their disclosure by any Starwood Entity, or (iii) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of any Starwood Entity, including, without limitation, all (A) internal financial analyses, appraisals, tax returns and financial statements (B) corporate or other entity governance records, (C) Employee personnel files, (D) any work papers, memoranda, analysis, correspondence and similar documents and materials prepared by or for any Starwood Entity in connection with the transaction described in this Agreement (the “Books and Records”);
     2.1.14. Plans and Specifications. All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Hotel which relate exclusively to the Hotel, to the extent the same are transferable (the “Plans and Specifications”);
     2.1.15. Warranties. All warranties, indemnities and guaranties held by or in favor of Seller, TPP Subsidiary or Operating Tenant with respect to any Improvements or Personal Property, to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Warranties”);
     2.1.16. Bookings. All bookings and reservations for guest, conference and banquet rooms or other facilities at the Hotel as of the Closing, together with all deposits held by or on behalf of Seller, Operating Tenant or TPP Subsidiary with respect thereto (the “Bookings”); and
     2.1.17. Other Miscellaneous Property. All (i) insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser pursuant to ARTICLE XIV and (ii) direct dial telephone numbers for the Hotel.
2.2 Excluded Property.
     Notwithstanding anything to the contrary in Section 2.1, the property, assets, rights and interests set forth in this Section 2.2 (the “Excluded Property”) shall not be transferred, assigned or conveyed to Purchaser, and shall be excluded from the Property:
     2.2.1. Cash. Except for deposits expressly included in Section 2.1, all cash on hand or on deposit in any house bank, operating account or other account or reserve maintained in connection with the Business, together with any and all credit card charges, checks and other instruments which any Starwood Entity has submitted for payment as of the Closing;
     2.2.2. Starwood Proprietary Property. All (i) trademarks, trade names, service marks, symbols, logos and other intellectual property rights held by any Starwood Entity, except as set forth in Schedule 2.1.12 (the “Starwood Proprietary Marks”); (ii) signs and other fixtures and personal property at the Hotel which bear any of the Starwood Proprietary Marks; (iii) Starwood Entity internal management, operational, employee and similar manuals, handbooks and publications; and (iv) Starwood Entity centralized systems and programs used in connection with the Business, including, without limitation, the (A) sales and marketing, (B) Starwood Preferred Guest program, and (C) purchasing, systems and programs (collectively, “Starwood Proprietary Property”). Notwithstanding the foregoing, it is contemplated that after Closing certain of the Starwood Proprietary Property will continue to be utilized in the Business at the Hotel pursuant to and subject to the terms of the New Management Agreement;
     2.2.3. National/Regional Operating Agreements. All Operating Agreements pursuant to which goods, services, licenses or other items are provided to other hotels which are owned, leased or operated by any Starwood Entity, in addition to the Hotel other than the portion of the American Tower Agreement applicable to the Hotel (which shall be included in the Contracts assigned to Purchaser) (the “National/Regional Operating Agreements”), which shall be terminated by Seller at Closing with respect to the Hotel at Seller’s cost and expense; Notwithstanding the foregoing, it is contemplated that after Closing certain of the National/Regional Operating Agreements will continue to be utilized in the Business at the Hotel pursuant to and subject to the terms of the New Management Agreement;
     2.2.4. Management Agreement. That certain Intercompany Management Agreement between Seller or Operating Tenant, as owner, and Existing Manager, as manager (the “Intercompany Management Agreement”), which shall be terminated by Seller or Operating Tenant, as the case may be, and Existing Manager at Closing;

     2.2.5. Third-Party Property. Any fixtures, personal property or intellectual property owned by (i) the lessor under any Equipment Leases, (ii) the supplier, vendor, licensor or other party under any Operating Agreements or Licenses and Permits, (iii) the tenant under any Tenant Leases, (iv) the Existing Manager, (v) any Employees, or (vi) any guests or customers of the Hotel;
     2.2.6. Hotel Guest Data and Information. All Hotel Guest Data and Information. Notwithstanding the foregoing, it is contemplated that after Closing certain of the Hotel Guest Data and Information will continue to be utilized in the Business at the Hotel pursuant to and subject to the terms of the New Management Agreement;
     2.2.7. Excluded IT Systems. The computer hardware, telecommunications and information technology systems, and computer software set forth in Schedule 2.2.7 (the “Excluded IT Systems”), which Seller shall have the right to remove from the Hotel at or prior to Closing. Notwithstanding the foregoing, it is contemplated that after Closing certain of the Excluded IT Systems will continue to be utilized in the Business at the Hotel pursuant to and subject to the terms of the New Management Agreement;
     2.2.8. Operating Lease. The Operating Lease, which shall be terminated by Seller and Operating Tenant at Closing; and
     2.2.9. Accounts Receivable. All Accounts Receivable (excluding the Guest Ledger) as set forth in Section 11.3.
2.3 Assumed Liabilities.
     In addition to the waivers, acknowledgements, agreements and releases by Purchaser in ARTICLE VI, at Closing, Purchaser shall be responsible for all Liabilities (i) arising from, relating to or in connection with the physical or environmental condition of the Property and are based on an event which occurs at the Property after the Closing Date (but regardless of whether such condition existed prior to the Closing Date), including, without limitation, the design, construction, engineering, maintenance and repair or environmental condition of the Property, whether arising prior to or after the Closing Date, (ii) arising from, relating to or in connection with the Property, the Hotel, or the Business from and after the Closing Date, and (iii) arising from, relating to or in connection with the Property, the Hotel, or the Business prior to the Closing Date to the extent Purchaser has received a credit for such Liability under ARTICLE XI, but expressly excluding the Retained Liabilities (the “Assumed Liabilities”). The rights and obligations of the Parties under this Section 2.3 shall survive the Closing.
2.4 Retained Liabilities.
     At Closing, Seller shall be responsible for all Liabilities with respect to the Property, the Hotel or the Business only to the extent accruing prior to the Closing Date (except to the extent Purchaser has received a credit for such Liabilities under Section11.2), but expressly excluding any Liabilities with respect to the physical or environmental condition of the Property (including, without limitation, the design, construction, engineering, maintenance and repair or environmental condition of the Property) other than any Liabilities for personal injury to or property damage suffered by a Person (other than any Purchaser Indemnitee), which injury or damage occurred prior to the Closing Date and is based on any event which occurred at the Property during the period of Seller’s ownership of the Property (the “Retained Liabilities”). The rights and obligations of the Parties under this Section 2.4 shall survive the Closing.
ARTICLE III
PURCHASE PRICE
3.1 Purchase Price.
     The purchase price for the Property is One Hundred Ten Million and 00/100 Dollars ($110,000,000.00) (the “Purchase Price”), which shall be adjusted at Closing for the Prorations pursuant to Section 11.2, the Guest Ledger pursuant to Section 11.3.1, and as otherwise expressly provided in this Agreement.
3.2 Earnest Money.
     3.2.1. Deposit of Earnest Money. Purchaser shall deposit with Escrow Agent the amount of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) (the “Deposit”) within two (2) Business Days after the execution and delivery of this Agreement by the Parties. The Deposit shall be held by Escrow Agent in escrow as earnest money pursuant to the escrow agreement in the form attached hereto as Exhibit A, to be entered into among Seller, Purchaser and Escrow Agent (the “Earnest Money Escrow Agreement”), and delivered to Escrow Agent concurrently with the Deposit. The Deposit shall be non-refundable to Purchaser, except as otherwise expressly provided in this Agreement.
     3.2.2. Investment of Earnest Money. The Deposit shall be invested in accordance with the Earnest Money Escrow Agreement upon Purchaser’s delivery of the Deposit.
     3.2.3. Disbursement of Earnest Money to Seller. At Closing, Purchaser shall cause Escrow Agent to disburse the Earnest Money to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money disbursed to Seller. If this Agreement is terminated for any reason and Purchaser is not entitled to a refund of the Earnest Money under an express provision of this Agreement, then Purchaser shall provide written notice to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Seller no later than two (2) Business Days after such termination. This Section 3.2.3 shall survive the termination of this Agreement.
     3.2.4. Refund of Earnest Money to Purchaser. If this Agreement is terminated and Purchaser is entitled to a refund of the Earnest Money in accordance with the express provisions of this Agreement, then Seller shall provide written notice to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Purchaser. This Section 3.2.4 shall survive the termination of this Agreement.

3.3 Payment of Purchase Price.
     3.3.1. Payment at Closing. At Closing, Purchaser shall pay to Seller an amount equal to the Purchase Price (as adjusted pursuant to Section 3.1), less the Earnest Money disbursed to Seller. Purchaser shall cause the wire transfer of funds to be received by Seller no later than 2:00 p.m. (Eastern Time) on the Closing Date.
     3.3.2. Method of Payment. All amounts to be paid by Purchaser to Seller pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.
3.4 Allocation of Purchase Price.
     The Parties hereby agree that the Purchase Price shall be allocated among the Land, the Improvements and the Personal Property as set forth in Schedule 3.4 for federal, state and local tax purposes. The Parties acknowledge and agree that the allocation set forth in Schedule 3.4 represents an arm’s length agreement based on the Parties’ best judgment as to the fair market value of the Land, the Improvements and the Personal Property, respectively. The Parties shall file all federal, state and local tax returns and related tax documents consistent with the allocation set forth in Schedule 3.4, as the same may be adjusted pursuant to ARTICLE XI or any other provision in this Agreement.
ARTICLE IV
CONTINGENCIES
 4.1 Due Diligence.
     4.1.1. NO DUE DILIGENCE CONTINGENCY. PURCHASER ACKNOWLEDGES AND AGREES THAT:
          (a) PURCHASER HAS FINALIZED ITS DUE DILIGENCE REVIEW OF THE SELLER DUE DILIGENCE MATERIALS, THE PROPERTY AND THE BUSINESS AND ALL MATTERS RELATED THERETO WHICH PURCHASER DEEMS ADVISABLE AS OF THE EFFECTIVE DATE, INCLUDING, WITHOUT LIMITATION, ANY ENGINEERING, ENVIRONMENTAL, TITLE, SURVEY, FINANCIAL, OPERATIONAL AND LEGAL COMPLIANCE MATTERS RELATING TO THE PROPERTY AND THE BUSINESS;
          (b) PURCHASER DOES NOT HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AND OBTAIN A REFUND OF THE EARNEST MONEY AS THE RESULT OF ITS DISSATISFACTION WITH ANY ASPECT OF ITS DUE DILIGENCE REVIEW OF THE SELLER DUE DILIGENCE MATERIALS, THE PROPERTY OR THE BUSINESS; AND
          (c) THE PURCHASE PRICE REFLECTS THE RESULTS OF PURCHASER’S DUE DILIGENCE REVIEW OF THE SELLER DUE DILIGENCE MATERIALS, PROPERTY AND THE BUSINESS AS OF THE EFFECTIVE DATE.
     4.1.2. Return of Seller Due Diligence Materials. If this Agreement is terminated, Purchaser promptly shall (a) return all Seller Due Diligence Materials provided to

Purchaser, and destroy all other Seller Due Diligence Materials, (b) cause all Persons to whom Purchaser has provided any Seller Due Diligence Materials to return any Seller Due Diligence Materials to Purchaser, and destroy all other Seller Due Diligence Materials, and (c) certify to Seller that all Seller Due Diligence Materials have been returned to Seller and all other Seller Due Diligence Materials have been destroyed.
     4.1.3. Purchaser’s Due Diligence Reports. At Seller’s request, upon termination of this Agreement, to the extent Purchaser is contractually permitted to do so, Purchaser shall provide a copy to Seller of the Purchaser Due Diligence Reports. If requested by Seller, Purchaser shall use commercially reasonable efforts to obtain an original of any such Purchaser Due Diligence Reports for Seller, together with a reliance letter in favor of Seller from the Person who prepared such Purchaser Due Diligence Reports; provided, however, that Seller shall pay for any fees, costs or expenses charged by such Person for such original Purchaser Due Diligence Reports and/or reliance letter.
     4.1.4. Release and Indemnification. Purchaser (for itself and all Purchaser Indemnitees) hereby releases the Seller Indemnitees for any Indemnification Loss incurred by any Purchaser Indemnitee arising from or in connection with the Inspections (including, without limitation, any liens placed on the Property or any other property owned by a Person other than Purchaser (including any Excluded Property) as a result of such Inspections), except to the extent resulting from Seller’s gross negligence or willful misconduct. Purchaser shall defend, indemnify and hold harmless the Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Seller Indemnitee arising from or in connection with the Inspections. At Seller’s request, Purchaser, at its cost and expense, shall repair any damage to the Property or any other property owned by a Person other than Purchaser (including any Excluded Property) arising from or in connection with the Inspections, and restore the Property or such other third party property (including any Excluded Property) to the same condition as existed prior to such Inspections, or replace the Property or such third party property with property (including any Excluded Property) of the same quantity and quality. This Section 4.1.4 shall survive the termination of this Agreement.
          4.2 Seller’s Board Approval.
     Purchaser acknowledges and agrees that Seller’s obligations under this Agreement shall be subject to Seller’s obtaining the approval of Seller’s board of directors or trustees (as the case may be) or a duly authorized executive committee (the “Seller Board Approval”). Seller shall provide written notice to Purchaser promptly upon obtaining the Seller Board Approval (the “Seller Board Approval Notice”). If Seller does not provide the Seller Board Approval Notice to Purchaser within ten (10) Business Days after the Effective Date (the “Seller Board Approval Period”), Seller shall be deemed not to have obtained the Seller Board Approval, and Seller and Purchaser each shall have the right to terminate this Agreement after the expiration of the Seller Board Approval Period by providing written notice to the other Party, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination. Notwithstanding the foregoing, if Seller provides the Seller Board Approval Notice to Purchaser after the expiration of the Seller Board Approval Period and prior to the termination of this Agreement by Purchaser pursuant to this Section 4.2, then this contingency shall be deemed to be satisfied, and neither Seller nor Purchaser thereafter shall have the right to terminate this Agreement pursuant to this Section 4.2. If Purchaser terminates this Agreement pursuant to this Section 4.2, Seller shall reimburse Purchaser for the out of pocket expenses incurred by Purchaser in connection with the transaction contemplated by this Agreement, but not to exceed the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00); provided, however, that (i) the purchase price presented for Seller Board Approval is not less than the Purchase Price, and (ii) Purchaser provides documentation reasonably satisfactory to Seller evidencing the nature and amount of such out of pocket expenses.
ARTICLE V
TITLE TO THE PROPERTY
5.1 Title Commitment. Purchaser acknowledges its receipt of a commitment for an ALTA owner’s title insurance policy from the Title Company for the Real Property dated January 2, 2009, as file number 01-0266886 (the “Title Commitment”), together with a copy of all documents referenced therein obtained from the Title Company.
5.2 Survey. Purchaser acknowledges its receipt of the Existing Survey and that it is responsible for and has been given the opportunity to obtain any Updated Survey. Any Updated Survey (or other survey) obtained by Purchaser must be prepared by a duly licensed surveyor, in accordance with the ALTA/ACSM Minimum Standard Detail Requirements for Land Title Surveys, certified to Seller, Purchaser and the Title Company, and shall otherwise be in accordance with such standards as are required by the Title Company in order to issue the Title Policy. In the event Purchaser does not obtain or has not obtained an Updated Survey and the Title Company determines that the Existing Survey is insufficient to permit the Title Company to remove or insure over any survey exception in the Title Commitment, then Seller shall have no obligation to cause the Title Company to remove or insure over any such survey exception, and such exception shall constitute a Permitted Exception. If Purchaser obtains an Updated Survey and the Closing does not occur for any reason other than a Purchaser Default or as result of a Seller Closing Condition Failure, Seller shall under no circumstances be entitled to receive a copy of such Updated Survey unless Seller has reimbursed Purchaser for the cost thereof.
5.3 Exceptions to Title.
     5.3.1. Unpermitted Exceptions. The Parties acknowledge and agree that (a) liens, encumbrances or other exceptions to title (the “Title Exceptions”) set forth in Schedule 5.3.1, and (b) encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other survey defects (the “Survey Defects”), in each case, as set forth in Schedule 5.3.1 shall constitute “unpermitted exceptions” to title to the Real Property (the “Unpermitted Exceptions”); provided, however, that (a) the rights and interests of customers and guests at the Hotel to occupy rooms on a transient license basis, (b) the rights of tenants under the Tenant Leases, as tenants only, pursuant to the Tenant Leases, and (c) all liens and encumbrances caused or created by any Purchaser Indemnitee shall in no event constitute Unpermitted Exceptions even if on Schedule 5.3.1. Notwithstanding the foregoing, Seller agrees that the following shall constitute Unpermitted Exceptions: (i) any mortgages, deeds of trust or other security interests for any financing incurred by Seller which is not assumed by Purchaser under this Agreement, and (ii) Taxes which constitute Title Exceptions which would be delinquent if unpaid at Closing; provided, however, that if any such Taxes are payable in installments, such obligation shall apply only to the extent such installments would be delinquent if unpaid at Closing.
     5.3.2. Permitted Exceptions. All Title Exceptions and Survey Defects other than those expressly set forth in Schedule 5.3.1 shall constitute “permitted exceptions” to title to the Real Property (the “Permitted Exceptions”).
     5.3.3. Updated Title Commitment or Survey. If any update of the Title Commitment delivered to Purchaser after the Effective Date discloses any Title Exception which is not disclosed in the Title Commitment (a “New Title Exception”), or any Updated Survey obtained by Purchaser discloses any Survey Defect which would not have been disclosed by an accurate Updated Survey if one would have been obtained prior to the Effective Date (a “New Survey Defect”), and (i) Purchaser otherwise did not have Knowledge of such New Title Exception or New Survey Defect prior to the Effective Date, (ii) such New Title Exception or New Survey Defect would have a materially adverse effect on the ownership of the Property or operation of the Hotel after the Closing, and (iii) such New Title Exception or New Survey Defect was not caused by Purchaser or any Person on behalf of Purchaser, then Purchaser shall have the right to request Seller to remove or cure such New Title Exception or New Survey Defect at or prior to Closing by providing written notice to Seller within the earlier of: (A) five (5) Business Days after receiving such update of the Title Commitment or the Updated Survey if Purchaser obtains one prior to Closing, or (B) the Closing (the “New Title and Survey Objection Notice”). If Purchaser provides a New Title and Survey Objection Notice to Seller, Seller may elect, by providing written notice (the “New Title and Survey Election Notice”) to Purchaser within the earlier of five (5) Business Days after Seller’s receipt of such New Title and Survey Objection Notice or the Closing, (1) to accept such New Title Exception or New Survey Defect as an additional Unpermitted Exception to be removed or cured at or prior to Closing, or (2) to not to remove or cure such New Title Exception or New Survey Defect. If Seller does not provide a New Title and Survey Election Notice to Purchaser within such time period, then Seller shall be deemed to have elected not to remove or cure such New Title Exception or New Survey Defect as an Unpermitted Exception pursuant to clause (2) of the preceding sentence. If Seller elects or is deemed to have elected not to remove or cure a New Title Exception or New Survey Defect, then Purchaser shall have the right to elect, by providing written notice (the “New Title and Survey Response Notice”) to Seller within the earlier of ten (10) Business Days after Purchaser’s receipt of the New Title and Survey Election Notice or the Closing to (I) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (II) proceed to Closing pursuant to this Agreement and accept title to the Real Property subject to such New Title Exception or New Survey Defect which thereafter shall be deemed to constitute a Permitted Exception, without any credit against the Purchase Price for such New Title Exception or New Survey Defect. If Purchaser does not provide a

New Title and Survey Response Notice to Seller within such time period, Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (II) of the preceding sentence.
     5.3.4. Removal of Unpermitted Exceptions. Seller shall have no obligation to cure any Title Exceptions or Survey Defects other than the Unpermitted Exceptions as set forth on Schedule 5.3.1, and in any New Title and Survey Election Notice (and accepted by Seller as Unpermitted Exceptions in accordance with Section 5.3.3). Seller must cure all such Unpermitted Exceptions, and may cure any such Unpermitted Exception by removing such Unpermitted Exception from title or causing the Title Company to commit to remove or insure over such Unpermitted Exception in the Title Policy at any time prior to or at Closing. If the Title Company does not agree to remove or insure over any Unpermitted Exception in the Title Policy, but another nationally recognized title insurance company is willing to issue the Title Policy without such Unpermitted Exception in the Title Policy, then Seller shall have the right to obtain, and Purchaser shall accept, a Title Policy from such other title insurance company which otherwise shall satisfy the requirements of Section 5.4, in which case the term “Title Company” shall be deemed to refer to such other title insurance company for all purposes in this Agreement.
     5.3.5. Extension of Closing Date. If Seller determines that it will be unable to remove or cure any Unpermitted Exceptions prior to Closing, Seller shall have the right, but not the obligation, to postpone the Closing one or more times for up to thirty (30) days in the aggregate in each case by providing written notice to Purchaser no later than three (3) Business Days prior to the then scheduled closing date.
5.4 Title Policy. At Closing, Seller shall use commercially reasonable efforts to cause the Title Company to issue an owner’s title insurance policy to Purchaser in the amount of the Purchase Price allocable to the Real Property as set forth on Schedule 3.4 (which may be in the form of a mark up of the Title Commitment) in accordance with the Title Commitment insuring Purchaser’s title to the Real Property as of the Closing Date, subject to the Permitted Exceptions (the “Title Policy”).
5.5 Conveyance of the Property.
     At Closing, Seller shall convey the Real Property subject only to (i) Permitted Exceptions, and (ii) all Unpermitted Exceptions which are cured by causing the Title Company to remove or insure over such Unpermitted Exceptions in the Title Policy, but which otherwise are not removed from title.
5.6 Liability under Deed. Purchaser agrees that if Purchaser has any right or claim against Seller pursuant to the Deed delivered by Seller to Purchaser, Purchaser shall exhaust all of its rights and remedies against the Title Company pursuant to the Title Policy prior to bringing any claim or action against Seller in respect of such warranties. Seller agrees that, with respect to any such right or claim by Purchaser against Seller pursuant to the Deed, the applicable statute of limitations shall be tolled while Purchaser pursues such rights and remedies against the Title Company. This Section 5.6 shall survive the Closing.

ARTICLE VI
CONDITION OF THE PROPERTY
6.1 PROPERTY SOLD “AS IS”.
     PURCHASER ACKNOWLEDGES AND AGREES THAT (A) THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” BASIS, SUBJECT TO WEAR AND TEAR FROM THE EFFECTIVE DATE UNTIL CLOSING, AND (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR ANY OTHER STARWOOD ENTITY HAS ANY OBLIGATION TO REPAIR ANY DAMAGE TO OR DEFECT IN THE PROPERTY, REPLACE ANY OF THE PROPERTY OR OTHERWISE REMEDY ANY MATTER AFFECTING THE CONDITION OF THE PROPERTY.
6.2 LIMITATION ON REPRESENTATIONS AND WARRANTIES.
     PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, STARWOOD, MANAGER, TPP SUBSIDIARY, OPERATING TENANT, EMPLOYER OR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, NOR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING, HAVE MADE ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PROPERTY OR THE BUSINESS, WRITTEN OR ORAL, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTY AS TO (A) THE CONDITION, SAFETY, QUANTITY, QUALITY, USE, OCCUPANCY OR OPERATION OF THE PROPERTY, (B) THE PAST, PRESENT OR FUTURE REVENUES OR EXPENSES WITH RESPECT TO THE PROPERTY OR THE BUSINESS, (C) THE COMPLIANCE OF THE PROPERTY OR THE BUSINESS WITH ANY ZONING REQUIREMENTS, BUILDING CODES OR OTHER APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND ANY ENVIRONMENTAL LAWS, (D) THE ACCURACY OF ANY ENVIRONMENTAL REPORTS OR OTHER DATA OR INFORMATION SET FORTH IN THE SELLER DUE DILIGENCE MATERIALS PROVIDED TO PURCHASER WHICH WERE PREPARED FOR OR ON BEHALF OF SELLER, OR (E) ANY OTHER MATTER RELATING TO SELLER, THE PROPERTY OR THE BUSINESS.
6.3 RELIANCE ON DUE DILIGENCE.
     PURCHASER ACKNOWLEDGES AND AGREES THAT:
     (A) PURCHASER HAS HAD THE OPPORTUNITY TO CONDUCT ALL DUE DILIGENCE INSPECTIONS OF THE PROPERTY AND THE BUSINESS AS OF THE

EFFECTIVE DATE, INCLUDING REVIEWING ALL SELLER DUE DILIGENCE MATERIALS AND OBTAINING ALL INFORMATION WHICH IT DEEMS NECESSARY TO MAKE AN INFORMED DECISION AS TO WHETHER IT SHOULD PROCEED WITH THE PURCHASE OF THE PROPERTY AND THE BUSINESS;
     (B) PURCHASER IS DEEMED TO BE SATISFIED WITH THE RESULTS OF ITS DUE DILIGENCE REVIEW OF THE PROPERTY AND THE BUSINESS UPON ITS EXECUTION OF THIS AGREEMENT;
     (C) PURCHASER IS RELYING ONLY ON ITS DUE DILIGENCE INSPECTIONS OF THE PROPERTY, ITS REVIEW OF THE SELLER DUE DILIGENCE MATERIALS AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER OR ANY AFFILIATE THEREOF IN THIS AGREEMENT IN PURCHASING THE PROPERTY; AND
     (D) PURCHASER IS NOT RELYING ON ANY STATEMENT MADE OR INFORMATION PROVIDED TO PURCHASER BY SELLER OR ANY OTHER STARWOOD ENTITY (EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT), OR ANY OF THEIR RESPECTIVE SHAREHOLDERS, MEMBERS, PARTNERS, TRUSTEES, BENEFICIARIES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, CONTRACTORS, CONSULTANTS, AGENTS OR REPRESENTATIVES, OR ANY PERSON PURPORTING TO REPRESENT ANY OF THE FOREGOING.
6.4 RELEASE OF SELLER. PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) DOES HEREBY FOREVER RELEASE AND DISCHARGE THE SELLER INDEMNITEES FROM ANY AND ALL CLAIMS THAT IT HAS OR MAY HAVE AGAINST ANY OF THE SELLER INDEMNITIEES FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY MATTERS AFFECTING THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, SIGNAGE RIGHTS, ENTITLEMENTS, ZONING, PARKING, TITLE DOCUMENTS OR DEFECTS, CONSTRUCTION DEFECTS, VIOLATIONS OF APPLICABLE LAW INCLUDING, WITHOUT LIMITATION VIOLATIONS OF THE AMERICANS WITH DISABILITIES ACT OF 1990, ANY ENVIRONMENTAL LAWS AND ALL ENVIRONMENTAL CLAIMS AND ENVIRONMENTAL LIABILITIES, WHETHER NOW KNOWN OR UNKNOWN TO PURCHASER; PROVIDED, HOWEVER, THAT SUCH RELEASE AND DISCHARGE SHALL NOT APPLY TO ANY EXPRESS INDEMNIFICATION OBLIGATION OF SELLER UNDER THIS AGREEMENT. PURCHASER COVENANTS AND AGREES NOT TO SUE SELLER AND THE SELLER INDEMNITEES AND RELEASES SELLER AND THE SELLER INDEMNITEES OF AND FROM AND WAIVES ANY CLAIM OR CAUSE OF ACTION, INCLUDING, WITHOUT LIMITATION, ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION OR CONTRACTUAL AND/OR STATUTORY ACTIONS FOR CONTRIBUTION OR INDEMNITY, THAT PURCHASER MAY HAVE AGAINST SELLER OR ANY OF THE SELLER INDEMNITEES UNDER ANY ENVIRONMENTAL LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL CLAIMS, ENVIRONMENTAL LIABILITIES, ENVIRONMENTAL

MATTERS OR ENVIRONMENTAL CONDITIONS, IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL LAWS, OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO ENVIRONMENTAL CLAIMS, ENVIRONMENTAL LIABILITIES, ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY.
     PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:
     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
     BY INITIALING BELOW, PURCHASER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:
_________T.C.F.______________
PURCHASER’S INITIALS
6.5 Statutory Disclosures. Purchaser acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to provide the Environmental Reports provided to Purchaser in the Seller Due Diligence Materials, and that, for purposes of California Health and Safety Code Section 25359.7, Seller has acted reasonably in relying upon said inquiry and investigation and the delivery of such reports constitutes written notice to Purchaser under such code section. Furthermore, pursuant to the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws, Seller has provided to Purchaser a Natural Hazard Disclosure Report for the Property dated January 11, 2011 prepared by Disclosure Save (the “Disclosure”) Purchaser acknowledges and agrees that nothing contained in the Disclosure shall release Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure may change on or prior to the Closing and that Seller has no obligation to update, modify, or supplement the Disclosure.
6.6 SURVIVAL. This ARTICLE VI shall survive the Closing.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
7.1 Seller’s Representations and Warranties. To induce Purchaser to enter into this Agreement and to consummate the transaction described in this Agreement, Seller hereby makes the express representations and warranties in this Section 7.1, upon which Seller acknowledges and agrees that Purchaser is entitled to rely.
     7.1.1. Organization and Power. Each of Seller, Liquor Seller, TPP Subsidiary and Operating Tenant is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Property is located, and has all requisite power and authority to own the Property and conduct the Business (as applicable) as currently owned and conducted.
     7.1.2. Authority and Binding Obligation. Subject to Seller Board Approval, (i) Each of Seller, Liquor Seller, TPP Subsidiary and Operating Tenant has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement (the “Seller Documents”), and to perform all of its obligations under each of the Seller Documents (as applicable), (ii) the execution and delivery by the signer on behalf of Seller, Liquor Seller, TPP Subsidiary and Operating Tenant of each of the Seller Documents, and the performance of its obligations under each of the Seller Documents (as applicable), has been duly and validly authorized by all necessary action by Seller, Liquor Seller, TPP Subsidiary or Operating Tenant (as applicable), and (iii) each of the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller, Liquor Seller, TPP Subsidiary and/or Operating Tenant, as applicable, enforceable against it in accordance with its terms, except to the extent Purchaser itself is in default thereunder.
     7.1.3. Consents and Approvals; No Conflicts. Subject to the Seller Board Approval, the approval of the appropriate Governmental Authorities in connection with the transfer of the Licenses and Permits and the Liquor Licenses, and the recordation of any Seller Documents as appropriate, and except as disclosed in Schedule 7.1.3, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for execution or delivery by each of Seller, Liquor Seller, TPP Subsidiary and Operating Tenant of any of the Seller Documents, or the performance of any of its obligations under any of the Seller Documents or the consummation by it, as applicable, of the transaction described in this Agreement (that has not been made or obtained, as the case may be), except to the extent the failure to make such filing or obtain such permit, authorization, consent or approval would not have a Material Adverse Effect, or prevent Seller, Liquor Seller, TPP Subsidiary or Operating Tenant from consummating the transaction described in this Agreement, and (ii) neither the execution and delivery by each of Seller, Liquor Seller, TPP Subsidiary and Operating Tenant of any of the Seller Documents, nor the performance by it of any of its obligations under any of the Seller Documents, nor the consummation by it, as applicable, of the transaction described in this Agreement, will: (A) violate any provision of its organizational or governing documents; (B) violate any Applicable Law to which it is subject; (C) result in a violation or breach of, or constitute a default under any of the Material Contracts, except to the extent such violation, breach or default would not have a Material Adverse Effect or prevent Seller, Liquor Seller, TPP Subsidiary or Operating Tenant from consummating the transaction described in this Agreement, or (D) result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.
     7.1.4. Title to Personal Property. Except as set forth in Schedule 7.1.4, Seller, TPP Subsidiary and Operating Tenant collectively have good and valid title to all tangible Personal Property, which shall be free and clear of all liens and encumbrances as of the Closing except for the Equipment Leases which shall be subject only to the ownership interest of the lessor thereunder.
     7.1.5. Condemnation. No Starwood Entity has received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller’s Knowledge, no such condemnation proceeding or eminent domain proceeding is threatened affecting the Property or any portion thereof.
     7.1.6. Compliance with Applicable Law. Except as set forth in Schedule 7.1.6, no Starwood Entity has received any written notice of a violation of any Applicable Law (including any Environmental Law) with respect to the Property which has not been cured or dismissed. Except as set forth in Schedule 7.1.6 or disclosed by any of Purchaser’s Inspections, any of Seller’s Due Diligence Materials or the Environmental Report, (i) Seller has not received any written claims, complaints, notices, correspondence or requests for information from any Governmental Authority with respect to any unresolved violation or alleged violation of any Environmental Law; and (ii) to Seller’s Knowledge, there are no underground storage tanks, at, in, under or about the Hotel or Property and Seller has not removed or installed any underground storage from the Hotel or the Property;
     7.1.7. Litigation. Except as set forth in Schedule 7.1.7, no Starwood Entity has (i) been served with any court filing in any litigation with respect to the Property or the Business in which such entity is named a party which has not been resolved, settled or dismissed, or (ii) received written notice of any claim, charge or complaint from any Governmental Authority or other Person pursuant to any administrative, arbitration or similar adjudicatory proceeding with respect to the Property or the Business which has not been resolved, settled or dismissed. To Seller’s Knowledge, except as set forth in Schedule 7.1.7, there are no legal suits or arbitrations pending against Seller.
          7.1.8. Employees.
          (a) Union Contract. Except for the Neutrality Agreement, no Starwood Entity is a party to any collective bargaining agreement with any labor union with respect to the Employees, the Property or the Hotel. Purchaser acknowledges that the Hotel (and the Employees) is and shall remain subject to the Neutrality Agreement following Closing.

          (b) Employment Agreements. No Starwood Entity is a party to any written employment or compensation agreements with any of the Employees, other than Employer’s standard offer letters for at-will employment.
     7.1.9. Taxes. Except as disclosed in Schedule 7.1.9, (i) all Taxes which would be delinquent if unpaid will be paid in full or prorated at Closing as part of the Prorations pursuant to Section 11.2; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which would be delinquent if unpaid at Closing, (ii) no Starwood Entity has received any written notice for an audit of any Taxes which has not been resolved or completed, and (iii) neither Seller, Operating Tenant nor Existing Manager is currently contesting any Taxes.
     7.1.10. Licenses and Permits. Seller has made available to Purchaser true and complete copy of all Licenses and Permits in Seller’s Possession or Control. Except as set forth in Schedule 7.1.10, no Starwood Entity has received any written notice from any Governmental Authority or other Person of (i) any violation, suspension, revocation or non renewal of any Licenses and Permits with respect to the Property or the Business that has not been cured or dismissed, or (ii) any failure by any Starwood Entity to obtain any Licenses and Permits required for the Property or the Business that has not been cured or dismissed.
     7.1.11. Tenant Leases. Schedule 7.1.11 sets forth a correct and complete list of the Tenant Leases, and Seller has made available to Purchaser a true and complete copy of the Tenant Leases (including all material amendments, modifications and other agreements with respect thereto). Except as set forth in Schedule 7.1.11, no Starwood Entity has given nor received any written notice of any breach or default under any of the Tenant Leases which has not been cured.
     7.1.12. Material Contracts. Schedule 7.1.12 sets forth a correct and complete list of the Material Contracts, and Seller has made available to Purchaser a true and complete copy of the Material Contracts (including all material amendments, modifications and other agreements with respect thereto). Except as set forth on Schedule 7.1.12, no Starwood Entity has given nor received any written notice of any breach or default under any of the Material Contracts which has not been cured.
     7.1.13. Management Agreements. Except for the Intercompany Management Agreement, no Starwood Entity is a party to any management or franchise agreements with respect to the Hotel.
     7.1.14. Liquor Licenses. No Starwood Entity has received any written notice from any Governmental Authority or other Person of any violation, suspension, revocation or non renewal of the Liquor Licenses that has not been cured or dismissed.
     7.1.15. Finders and Investment Brokers. Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Seller in connection with the transaction described by this

Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.
     7.1.16. Foreign Person. Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.
     7.1.17. Patriot Act. No Starwood Entity: (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 133224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable orders (such lists are collectively referred to as the “Lists”); and (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Order.
     7.1.18. Financial Statements. The financial statements for the year ended December 2009 and year to date financial statements from January through December 2010 with respect to the Business which were provided to Purchaser (i) are true and complete copies of the financial statements prepared by Seller or an Affiliate with respect to the Business, and (ii) to Seller’s Knowledge, have been prepared in accordance with U.S. Generally Accepted Accounting Principles and present fairly, in all material respects, the operating results of the Business for the periods covered by such financial statements, subject to standard year end adjustments for any year to date financial statements.
     Notwithstanding the foregoing, if Purchaser has Knowledge of a breach of any representation or warranty made by Seller or any Affiliate thereof in this Agreement prior to Closing, and Purchaser nevertheless proceeds to close the transaction described in this Agreement, such representation or warranty shall be deemed to be qualified or modified to reflect Purchaser’s Knowledge of such breach.
7.2 Purchaser’s Representations and Warranties. To induce Seller (and Liquor Seller, TPP Subsidiary and Operating Tenant, as applicable) to enter into this Agreement and to consummate the transaction described in this Agreement, Purchaser hereby makes the representations and warranties in this Section 7.2, upon which Purchaser acknowledges and agrees that Seller (and Liquor Seller, TPP Subsidiary and Operating Tenant, as applicable) is entitled to rely.
     7.2.1. Organization and Power. Purchaser is duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.
     7.2.2. Authority and Binding Obligation. (i) Purchaser has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Purchaser pursuant to this Agreement (the “Purchaser Documents”), and to perform all obligations of Purchaser arising under each of the Purchaser Documents, (ii) the execution and delivery by the signer on behalf of Purchaser of each of the Purchaser Documents, and the performance by Purchaser of its obligations under each of the Purchaser Documents, has been duly and validly authorized by all necessary action by Purchaser, and (iii) each of the Purchaser Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms, except to the extent Seller itself is in default thereunder.
     7.2.3. Consents and Approvals; No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Purchaser of any of the Purchaser Documents, the performance by Purchaser of any of its obligations under any of the Purchaser Documents, or the consummation by Purchaser of the transaction described in this Agreement (that has not been made or obtained, as the case may be), and (ii) neither the execution and delivery by Purchaser of any of the Purchaser Documents, nor the performance by Purchaser of any of its obligations under any of the Purchaser Documents, nor the consummation by Purchaser of the transaction described in this Agreement, will: (A) violate any provision of the organizational or governing documents of Purchaser; (B) violate any Applicable Law to which Purchaser is subject; or (C) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of Purchaser’s properties are subject.
     7.2.4. Finders and Investment Brokers. Purchaser has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Purchaser in connection with the transaction described by this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described in this Agreement.
     7.2.5. No Violation of Anti-Terrorism Laws. None of Purchaser’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Purchaser nor any Person holding any direct or indirect interest in Purchaser is in violation of any Anti-Terrorism Laws.
     7.2.6. Patriot Act. Purchaser: (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists; and (ii) is not a Person who has been determined by competent authority to be subject to the prohibitions contained in the Order.
     Notwithstanding the foregoing, if Seller has Knowledge prior to Closing of a breach of any representation or warranty made by Purchaser in this Agreement and Seller nevertheless elects to close the transaction described in this Agreement, such representation or warranty by Purchaser shall be deemed to be qualified or modified to reflect Seller’s Knowledge of such breach.

ARTICLE VIII
COVENANTS
8.1 Confidentiality.
     8.1.1. Disclosure of Confidential Information. Seller and Purchaser shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement or any information disclosed by the Inspections or in the Seller Due Diligence Materials, the Purchaser Due Diligence Reports or any other documents, materials, data or other information with respect to the Property or the Business which is not generally known to the public (the “Confidential Information”). Notwithstanding the foregoing, Seller and Purchaser shall be permitted to (i) disclose any Confidential Information to the extent required under Applicable Law, and (ii) disclose any Confidential Information to any Person on a “need to know” basis, such as their respective shareholders, partners, members, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Purchaser (as the case may be) shall (A) advise such Person of the confidential nature of such Confidential Information, and (B) use commercially reasonable efforts to cause such Person to maintain the confidentiality of such Confidential Information.
     8.1.2. Public Announcements. Notwithstanding Section 8.1.1, a Party shall have the right upon Closing to make a public announcement regarding the transaction described in this Agreement, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public announcement under Applicable Law, in which case no such approval by the other Party shall be required but such Party (i) at least two (2) Business Days prior to making any such announcement, shall provide the other Party with (A) written notice that such public announcement is required and (B) a full and complete copy of the announcement to be made, and (ii) shall consult with the other Party regarding the form and substance of such public announcement.
     8.1.3. Communication with Employees. Without limiting the generality of the provisions in Section 8.1.1, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Purchaser’s Inspectors), directly or indirectly, communicate with any Employees or any Person representing any Employees involving any matter with respect to the Property or the Business, the Employees or this Agreement, other than Todd Noonan and Eric Czech, without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion, unless such communication is arranged by Seller.
     8.1.4. Union Notification. Notwithstanding any other provision of this Section 8.1 to the contrary, Seller shall have the right to notify Unite HERE of the transaction contemplated by this Agreement (and a copy of this Agreement to the extent required by the terms and conditions of the Neutrality Agreement) pursuant to Section 12 of the

Neutrality Agreement, which notice shall be subject to Purchaser’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.
8.2 Conduct of the Business.
     8.2.1. Operation in Ordinary Course of Business. From the Effective Date until the Closing or earlier termination of this Agreement, except as otherwise provided in this Agreement, Seller and Operating Tenant shall (and shall cause Existing Manager to) conduct the Business in the Ordinary Course of Business, including, without limitation, (i) maintaining the inventories of FF&E, Supplies, F&B and Retail Merchandise at levels maintained in the Ordinary Course of Business, (ii) performing maintenance and repairs for the Real Property and tangible Personal Property in the Ordinary Course of Business; (iii) maintaining insurance coverages consistent with Starwood’s risk management policies for its owned hotels, and (iv) maintaining all Licenses and Permits in full force and effect (provided that the foregoing shall be subject to the disclaimers, acknowledgements and agreements of Purchaser in ARTICLE VI and shall not require any Starwood Entity to perform any maintenance or repairs for the Real Property and tangible Personal Property that would not otherwise be made in the Ordinary Course of Business).
     8.2.2. Renovation Plan. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall continue to diligently perform the Rooms Renovation Phase (as defined in the New Management Agreement) in accordance with the Renovation Plan (as defined in the New Management Agreement) as set forth in the New Management Agreement and shall use commercially reasonable efforts, at no cost or expense (other than de minimis) to Seller, in cooperating with Purchaser to transition to Purchaser the work being performed in accordance with the Renovation Plan.
     8.2.3. Contracts. From the Effective Date until the Closing or earlier termination of this Agreement, Seller and Operating Tenant shall not, without Purchaser’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, (i) amend, extend, renew or terminate any existing Tenant Leases, Material Contracts or Licenses and Permits, except in the Ordinary Course of Business, (ii) enter into any new Tenant Leases or Material Contracts, unless such new Tenant Leases or Material Contracts are terminable by Purchaser without any termination fee upon not more than thirty (30) days notice, (iii) enter into any union or other collective bargaining agreement with respect to the Hotel, (iv) except as required by Applicable Law, commence negotiations with respect to any union or other collective bargaining agreement with respect to the Hotel other than the Neutrality Agreement, which Seller may negotiate in accordance with the terms thereof and Applicable Laws provided that Seller shall promptly notify Purchaser in writing of any such negotiations (including reasonable detail of the substance of such negotiations, to the extent permitted by the Neutrality Agreement and Applicable Law), or (v) modify the Neutrality Agreement.
8.3 Licenses and Permits. Purchaser shall be responsible for obtaining the transfer of all Licenses and Permits (to the extent transferable) or the issuance of new licenses and permits. Purchaser, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, including, without limitation, the Liquor Licenses, and Seller shall use commercially reasonable efforts (at no cost or expense to Seller other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser to cause the Licenses and Permits to be transferred or new licenses and permits to be issued to Purchaser.
          8.3.1. Sale of Liquor Assets.
          (a) (i) Purchaser and Seller recognize that the Liquor Assets are currently owned by Liquor Seller, and that the transfer of the Liquor Assets is statutorily regulated pursuant to California Business and Professions Code Section 23950 et seq., and is subject to the approval of the ABC. In order to comply with these statutory requirements, on or prior to Closing, Purchaser (or its Liquor Designee) and Liquor Seller shall execute a separate escrow agreement relating to the transfer of the Liquor Assets to Purchaser (or its Liquor Designee) (the “Liquor Assets Escrow Agreement”), in the form of Exhibit B attached hereto, and any other required documents, and the Parties shall, at or prior to Closing, deliver a fully executed Liquor Assets Escrow Agreement to the Liquor Assets Escrow Agent along with the Liquor Assets Purchase Price.
               (ii) Simultaneously with the Closing, Purchaser shall deposit into the Liquor Assets Escrow, in cash or other immediately available funds, an amount equal to Forty Thousand and 00/100 Dollars ($40,000.00) for the Liquor Licenses (the “Liquor Licenses Purchase Price”) and an amount equal to Thirty-Five Thousand and 00/100 Dollars ($35,000.00) (the “Liquor Inventory Purchase Price”; the Liquor Licenses Purchases Price and the Liquor Inventory Purchase Price are collectively referred to herein as the “Liquor Assets Purchase Price”). The amount deposited as the Liquor Assets Purchase Price shall be a credit to Purchaser against the Purchase Price at Closing in accordance with Section 11.2.10.
               (iii) The Liquor Assets Escrow shall close as promptly as possible after the Closing, subject to Applicable Law. Upon the closing of the Liquor Assets Escrow, the Liquor Assets Escrow Agent shall deliver to Liquor Seller all sums due to Liquor Seller from Purchaser for the Liquor Assets (less any amounts disbursed to third parties by the Liquor Assets Escrow Agent from the Liquor Assets Escrow pursuant to the terms of the Liquor Assets Escrow Agreement).
          (b) Within five (5) Business Days after the Liquor Assets Escrow Agreement and Liquor Assets Purchase Price has been deposited with the Liquor Assets Escrow Agent, Purchaser shall submit its application for transfer of Liquor Licenses with the ABC. During the time such application is pending with the ABC, Purchaser (or its Liquor Designee) shall have the right to enter into a Beverage Services Agreement in the form of Exhibit C (the “Beverage Services Agreement”) with Liquor Seller pursuant to which Liquor Seller shall, in coordination with the New Manager as has been the case prior to the Effective Date in the Ordinary Course of Business, manage the purchase, sale and service of alcoholic beverages at the Hotel to the extent permitted under Applicable Law and in accordance with the terms of the Beverage Services Agreement. If Purchaser has its Liquor Designee enter into the Beverage Services Agreement, then Purchaser shall guaranty all of such Liquor Designee’s obligations under the Beverage

Services Agreement. Purchaser specifically acknowledges and agrees that should the application for transfer of the Liquor Licenses from Liquor Seller to Purchaser (or its Liquor Designee), be denied for any reason, such denial shall not affect in any manner whatsoever the terms and provisions of this Agreement and the Closing shall take place without delay or interruption. If Purchaser shall receive an unappealable order denying the transfer of the Liquor Licenses, Purchaser agrees to cancel the Liquor Assets Escrow Agreement and shall direct that the remaining deposit, if any, held by the Liquor Assets Escrow Agent, be paid over to Seller. Liquor Seller shall use commercially reasonable efforts (at no cost or expense to any Starwood Entity other than any de minimis cost or expense or any cost or expense which Purchaser agrees in writing to reimburse) to cooperate with Purchaser (or its Liquor Designee) to cause the Liquor Licenses to be transferred or issued as provided herein, which such cooperation shall include, without limitation, maintaining and renewing the Liquor Licenses until such time as Purchaser secures approval from the ABC for the transfer of the Liquor Licenses (or receives an unappealable order denying the transfer) and also executing any and all paperwork required for the Liquor Assets Escrow Agreement and any form required by the ABC for the transfer of the Liquor Licenses.
          (c) Without limiting the obligations of the Parties under Section 8.3.1(b), the Parties do hereby specifically acknowledge and agree that to the extent the Liquor Licenses are not transferable or have not been effectively transferred to Purchaser (or its Liquor Designee) on the Closing Date, such failure shall not constitute a Purchaser Closing Condition Failure, shall not affect in any manner whatsoever the Closing, and the Closing shall proceed without any delay or interruption whatsoever.
8.4 Employees.
     8.4.1. As of the date hereof, a Starwood Entity is the Employer of the Employees and a Starwood Entity shall continue to be the employer of the Employees after the Closing, subject to the terms of the New Management Agreement. Purchaser acknowledges that the Closing shall not result in a termination of any of the Employees. The Seller Employee Plans in effect prior to the Closing shall continue in effect with respect to the Employees after the Closing in accordance with the New Management Agreement, and the Employees’ employment with Manager (or its Affiliate) shall be at salaries, wages and/or other compensation and with benefits (including, without limitation, sick leave, vacation, health insurance and other pension and welfare benefits) that such Employees enjoy as of the day prior to the Closing Date.
     8.4.2. Accrued Vacation Pay. Seller shall deliver to Purchaser at Closing a schedule (the “Accrued Vacation Pay Schedule”) listing the dollar amount of Accrued Vacation Pay for each Employee with a balance of Accrued Vacation Pay as of the Closing Date (the “Affected Employees”). Seller shall pay (or shall cause New Manager to pay), until exhausted, the balance of such Accrued Vacation Pay as and when an Affected Employee first takes vacation or is otherwise entitled to receive cash in lieu thereof. In furtherance of the foregoing, the Parties agree that from the Closing Date until the balance of the Accrued Vacation Pay as of the Closing Date for an Affected Employee as set forth on the Accrued Vacation Pay Schedule is exhausted, (i) Seller shall proceed under the presumption that any vacation by the Affected Employee shall be first applied to reduce the balance of such Affected Employee’s Accrued Vacation Pay as of the Closing Date, and (ii) for the period that such Affected Employee is on vacation, Seller shall (or shall cause New Manager to) reimburse Purchaser for the wages of such Affected Employee for the applicable period by depositing such amount into the Operating Account (as defined in the New Management Agreement). If an Affected Employee ceases to be employed at the Hotel or is otherwise entitled to receive cash in lieu thereof, then Seller shall cause New Manager to pay directly to such Affected Employee such amount owed to such Affected Employee. Seller’s obligations hereunder shall cease upon depletion of the dollar amount of Accrued Vacation Pay listed on the Accrued Vacation Pay Schedule. Purchaser shall not receive a credit at Closing for any Accrued Vacation Pay.
          8.4.3. Survival. This Section 8.4 shall survive the Closing.
8.5 Bookings. From the Effective Date through the Closing Date, Seller shall not make any Bookings for a period after the Closing Date except in the Ordinary Course of Business without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned, or delayed. Purchaser shall honor all Bookings made prior to the Closing Date for any period on or after the Closing Date, including, without limitation, any Bookings by any Person in redemption of any benefits accrued under the Starwood Preferred Guest program. This Section 8.5 shall survive the Closing.
8.6 Tax Contests.
     8.6.1. Taxable Period Terminating Prior to Closing Date. Seller and/or Operating Tenant, as the case may be, shall retain the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which terminates prior to the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 8.6.1 shall survive the Closing.
     8.6.2. Taxable Period Including the Closing Date. Seller and/or Operating Tenant, as the case may be, shall have the right to commence, continue and settle any proceeding to contest any Taxes for any taxable period which includes the Closing Date. Notwithstanding the foregoing, if Purchaser desires to contest any Taxes for such taxable period and Seller (or Operating Tenant) has not commenced any proceeding to contest any such Taxes for such taxable period, Purchaser shall provide written notice requesting that Seller or Operating Tenant, as the case may be, contest such Taxes. If Seller or Operating Tenant, as the case may be, desires to contest such Taxes, Seller shall provide written notice to Purchaser within fifteen (15) days after receipt of Purchaser’s request confirming that Seller or Operating Tenant, as the case may be, will contest such Taxes, in which case Seller or Operating Tenant, as the case may be, shall proceed to contest such Taxes, and Purchaser shall not have the right to contest such Taxes. If Seller fails to provide such written notice confirming that Seller (or Operating Tenant) will contest such Taxes within such fifteen (15) day period, Purchaser shall have the right to contest such Taxes. Any refunds or abatements awarded in such proceedings shall be used first to reimburse the Party contesting such Taxes for the reasonable costs and expenses incurred by such Party in contesting such Taxes, and the remainder of such refunds or abatements shall be prorated between Seller and Purchaser as of the Cut-Off Time, and the Party receiving such refunds or abatements promptly shall pay such prorated amount due to the other Party. This Section 8.6.2 shall survive the Closing.
     8.6.3. Taxable Period Commencing After Closing Date. Purchaser shall have the right to commence, continue and settle any proceedings to contest Taxes for any taxable period which commences after the Closing Date, and shall be entitled to any refunds or abatements of Taxes awarded in such proceedings. This Section 8.6.3 shall survive the Closing.
     8.6.4. Cooperation. Seller and Purchaser shall use commercially reasonable efforts to cooperate with the Party contesting the Taxes (at no cost or expense to the Party not contesting the Taxes other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) and to execute and deliver any documents and instruments reasonably requested by the Party contesting the Taxes in furtherance of the contest of such Taxes. This Section 8.6.4 shall survive the Closing.
8.7 Notices and Filings. Seller and Purchaser shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to provide written notice to any Person under any Tenant Leases, Contracts, Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Property or the Business. This Section 8.7 shall survive the Closing.
8.8 Access to Information.
     8.8.1. After the Closing, Purchaser shall provide to the officers, employees, agents and representatives of any Seller Indemnitees reasonable access to (i) the Books and Records with respect to the Hotel, (ii) the Property, and (iii) the employees at the Hotel, for any purpose deemed necessary or advisable by Seller, including, without limitation, to prepare any documents required to be filed by any Starwood Entity under Applicable Law or to investigate, evaluate and defend any claim, charge, audit, litigation or other proceeding made by any Person or insurance company involving any Starwood Entity; provided, however, that (A) such Seller Indemnitees shall provide reasonable prior notice to Purchaser; (B) Purchaser shall not be required to provide such access during non business hours; (C) Purchaser shall have the right to accompany the officer, employees, agents or representatives of such Seller Indemnitees in providing access to the Books and Records, the Property or the employees of Purchaser (or Purchaser’s manager) as provided in this Section 8.8.1; and (D) Seller shall defend, indemnify and hold harmless the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees arising from any examinations, tests, investigations or studies of the Property conducted by the Seller Indemnitees, its employees, agents or representatives pursuant to this Section 8.8.1. Purchaser, at its cost and expense, shall retain all Books and Records with respect to the

Hotel for a period of three (3) years after the Closing. This Section 8.8.1 shall survive the Closing for three (3) years.
     8.8.2. Subject to Section 8.1, from and after the Effective Date until the earlier of the termination of this Agreement or three (3) years after the Closing (if the Closing occurs), Seller shall make the Books and Records for the years ended December 31, 2010, 2009 and 2008 as required by the Securities and Exchange Commission in accordance with Section 3.05 of Regulation S-X available to Purchaser and Purchaser’s independent accountants for inspection, copying and audit by Purchaser’s designated accountants at the sole cost and expense of Purchaser, except to the extent such Books and Records have been delivered to Purchaser at Closing. This Section 8.8.2 shall survive the Closing for three (3) years, but only if the Closing occurs.
8.9 Privacy Laws. To the extent Purchaser reviews, is given access to or otherwise obtains any Hotel Guest Data and Information as part of the purchase of the Property and the Business, Purchaser shall at all times comply in all material respects with all Applicable Law concerning (i) the privacy and use of such Hotel Guest Data and Information and the sharing of such information and data with third parties (including, without limitation, any restrictions with respect to Purchaser’s or any third party’s ability to use, transfer, store, sell, or share such information and data), and (ii) the establishment of adequate security measures to protect such Hotel Guest Data and Information. This Section 8.9 shall survive the Closing.
8.10 Further Assurances. From the Effective Date until the Closing or earlier termination of this Agreement, Seller and Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction described in this Agreement, including, without limitation, (i) obtaining all necessary consents, approvals and authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law, and (ii) effecting all registrations and filings required under this Agreement or Applicable Law. After the Closing, Seller and Purchaser shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transaction contemplated in this Agreement. The immediately preceding sentence of this Section 8.10 shall survive the Closing.
ARTICLE IX
CLOSING CONDITIONS
9.1 Mutual Closing Conditions.
     9.1.1. Satisfaction of Mutual Closing Conditions. The respective obligations of Seller and Purchaser to close the transaction contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Mutual Closing Conditions”):
          (a) Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transaction described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.
          (b) Adverse Law. No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.
     9.1.2. Failure of Mutual Closing Condition. If any of the Mutual Closing Conditions is not satisfied at Closing, then each Party shall have the right to terminate this Agreement by providing written notice to the other Party, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive such termination.
9.2 Purchaser Closing Conditions.
     9.2.1. Satisfaction of Purchaser Closing Conditions. In addition to the Mutual Closing Conditions, Purchaser’s obligations to close the transactions described in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Purchaser Closing Conditions”):
          (a) Seller’s Deliveries. All of the Seller Closing Deliveries shall have been delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing.
          (b) Representations and Warranties. The representations or warranties of Seller in this Agreement (as qualified by any schedules to this Agreement) shall be true and correct as of the Closing (or as of such other date to which such representation or warranty expressly is made) except to the extent any breach of such representations or warranties would not have a Material Adverse Effect or prevent Seller from consummating the transaction described in this Agreement; provided, however, that to the extent that any representations and warranties in this Agreement are qualified by a materiality qualifier, then in determining whether the failure of such representation or warranty to be true and correct would have a Material Adverse Effect under this Section 9.2.1(b), such materiality qualifier shall be inapplicable. If any breach of such representations or warranties would have a Material Adverse Effect, and Seller has not cured such breach pursuant to Section 13.2, Seller shall be entitled, at its sole and absolute option, to credit to Purchaser equal to the out-of-pocket costs and expenses Purchaser is required to incur after the Closing as a result of such breach, in which event Purchaser shall be required to close hereunder.
          (c) Covenants and Obligations. The covenants and obligations of Seller (whether for itself or any another Starwood Entity) in this Agreement shall have been performed in all material respects.

          (d) Title Policy. The Title Company shall have irrevocably committed to issue the Title Policy pursuant to Section 5.4, subject to the payment by Purchaser of any fees and expenses with respect to the Title Commitment and Title Policy pursuant to Section 11.4.2.
     9.2.2. Failure of Purchaser Closing Condition. Except as expressly provided in Section 9.4, if any of the Purchaser Closing Conditions is not satisfied at Closing, then Purchaser shall have the right (i) subject to Seller’s right to cure under Section 13.2, to terminate this Agreement by providing written notice to Seller, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (ii) to waive any of the Purchaser Closing Conditions at or prior to Closing.
9.3 Seller Closing Conditions.
     9.3.1. Satisfaction of Seller Closing Conditions. In addition to the Mutual Closing Conditions, Seller’s obligations to close the transactions contemplated in this Agreement are subject to the satisfaction at or prior to Closing of the following conditions precedent (the “Seller Closing Conditions”):
          (a) (a) Seller Board Approval. Seller shall have obtained the Seller Board Approval.
          (b) Receipt of the Purchase Price. Purchaser shall have (A) deposited with Escrow Agent with written direction to disburse the same to Seller, the Purchase Price (as adjusted pursuant to Section 3.1), and (B) delivered written direction to Escrow Agent to disburse the Earnest Money to Seller.
          (c) Purchaser’s Deliveries. All of the Purchaser Closing Deliveries shall have been delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller at Closing.
          (d) Representations and Warranties. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made).
          (e) Initial Working Capital. Purchaser shall have deposited the Initial Working Capital (as defined in the New Management Agreement) into the Operating Account (as defined in the New Management Agreement) on the Closing Date.
          (f) Covenants and Obligations. The covenants and obligations of Purchaser in this Agreement shall have been performed in all material respects.
     9.3.2. Failure of Seller Closing Condition. Except as expressly provided in Section 9.4, if any of the Seller Closing Conditions is not satisfied at Closing, then Seller shall have the right to (i) terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be disbursed to Seller in accordance with Section 3.2.3, and the Parties shall have no further rights or obligations under this

Agreement, except those which expressly survive such termination, or (ii) waive any of the Seller Closing Conditions at or prior to Closing.
9.4 Frustration of Closing Conditions. Seller and Purchaser may not rely on the failure of the Seller Closing Conditions or Purchaser Closing Conditions, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.
ARTICLE X
CLOSING
10.1 Closing Date. The closing of the transaction described in this Agreement (the “Closing”) shall occur on April 6, 2011 (as such date may be postponed pursuant to Section 5.3.5, 13.2, 14.1.1 or 14.2.1), or such other date as agreed to in writing between Seller and Purchaser (the date on which the Closing occurs is referred to herein as the “Closing Date”). The Closing shall be effected through the Closing Escrow pursuant to the Closing Escrow Agreement as provided in Section 10.2 and shall occur at the offices of Seller’s counsel or such other place as agreed to in writing between Seller and Purchaser.
10.2 Closing Escrow. The Closing shall take place by means of a so called “New York style” escrow (the “Closing Escrow”), and, at or prior to the Closing, the Parties shall enter into a closing escrow agreement with the Escrow Agent with respect to the Closing Escrow in form and substance reasonably acceptable to Seller, Purchaser and the Escrow Agent (the “Closing Escrow Agreement”) pursuant to which (i) the Purchase Price to be paid by Purchaser pursuant to Section 3.3 shall be deposited with Escrow Agent, (ii) all of the documents required to be delivered by Seller and Purchaser at Closing pursuant to this Agreement shall be deposited with Escrow Agent, and (iii) at Closing, the Purchase Price (as adjusted pursuant to Section 3.1) and the Earnest Money shall be disbursed to Seller and the documents deposited into the Closing Escrow shall be delivered to Seller and Purchaser (as the case may be) pursuant to the Closing Escrow Agreement.
10.3 Closing Deliveries.
     10.3.1. Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Purchaser or deposited with Escrow Agent in the Closing Escrow to be delivered to Purchaser at Closing, or deposited with Liquor Assets Escrow Agent in the Liquor Assets Escrow pursuant to the terms of Section 8.3.1(a), all of the (i) documents set forth in this Section 10.3.1, each of which shall have been duly executed by Seller (and TPP Subsidiary, Liquor Seller and/or Operating Tenant, as applicable) and acknowledged (if required), and (ii) other items set forth in this Section 10.3.1 (the “Seller Closing Deliveries”), as follows:
          (a) A closing certificate in the form of Exhibit D, together with all exhibits thereto;
          (b) A special warranty grant deed (the “Deed”) in the form of Exhibit E, conveying the Real Property to Purchaser, subject to the Permitted Exceptions;

          (c) A Bill of Sale in the form of Exhibit F, transferring the FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties and Bookings to Purchaser on the terms set forth therein;
          (d) An Assignment and Assumption of Leases, Contracts and Licenses and Permits in the form of Exhibit G, assigning the Tenant Leases, Contracts and Licenses and Permits to Purchaser on the terms set forth therein;
          (e) A certificate or registration of title for any owned vehicle or other Personal Property included in the Property which requires such certification or registration, duly executed, conveying such vehicle or such other Personal Property to Purchaser;
          (f) The New Management Agreement;
          (g) Evidence of termination of the Intercompany Management Agreement;
          (h) The Liquor Assets Escrow Agreement;
          (i) If applicable, the Beverage Services Agreement;
          (j) Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Title Policy;
          (k) Any real estate transfer tax declaration (including, without limitation, a Preliminary Change of Ownership Report) and all other documents required under Applicable Law in connection with the conveyance of the Real Property;
          (l) A FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code;
          (m) A Real Estate Withholding Certificate (FTB Form 593-C);
          (n) To the extent not previously delivered to Purchaser, all originals (or copies if originals are not available) of the Tenant Leases, Contracts, Licenses and Permits, Books and Records, Plans and Specifications (including any Plans and Specifications related to the Renovation Plan), invoices, schedules and other information related to the Renovation Plan as reasonably requested by Purchaser, keys and lock combinations in Seller’s Possession, which shall be located at the Hotel on the Closing Date and deemed to be delivered to Purchaser upon delivery of possession of the Hotel; provided, however, that Seller shall have the right to (i) redact and reformat any Books and Records which include data or other information pertaining to any other hotels owned, managed or franchised by Seller, Operating Tenant, Starwood, Manager or their Affiliates, and (ii) retain copies of any Books and Records delivered to Purchaser;
          (o) The Accrued Vacation Pay Schedule prepared pursuant to Section 8.4.2;
          (p) The Closing Statement prepared pursuant to Section 11.1; and

          (q) Such other documents and instruments as may be reasonably requested by Purchaser in order to consummate the transaction described in this Agreement.
     10.3.2. Purchaser’s Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller or deposited with Escrow Agent in the Closing Escrow to be delivered to Seller, or deposited with Liquor Assets Escrow Agent in the Liquor Assets Escrow pursuant to the terms of Section 8.3.1(a), all of the (i) documents set forth in this Section 10.3.2, each of which shall have been duly executed by Purchaser and acknowledged (if required), and (ii) other items set forth in this Section 10.3.2 (the “Purchaser Closing Deliveries”), as follows:
          (a) The Purchase Price (as adjusted pursuant to Section 3.1) to be paid by Purchaser;
          (b) A letter of direction to Escrow Agent directing Escrow Agent to disburse the Earnest Money to Seller;
          (c) A closing certificate in the form of Exhibit H, together with all exhibits thereto;
          (d) Such documents and instruments that are required to be executed and delivered by Purchaser under the New Management Agreement, including, without limitation, any guarantees and nondisturbance agreements;
          (e) A counterpart of each of the documents and instruments to be delivered by Seller under Section 10.3.1 which require execution by Purchaser (or its Liquor Designee, as applicable);
          (f) The insurance certificate required by the Beverage Services Agreement (if applicable);
          (g) A resale certificate from Purchaser for the F&B, Retail Merchandise and any other Personal Property subject to resale, in the form provided by the California Board of Equalization; and
          (h) Such other documents and instruments as may be reasonably requested by Seller or the Title Company in order to consummate the transaction described in this Agreement.
10.4 Possession. Seller shall deliver possession of the Real Property, subject to the Permitted Exceptions, and the tangible Personal Property to Purchaser upon completion of the Closing.
ARTICLE XI
PRORATIONS AND EXPENSES
11.1 Closing Statement. No later than three (3) Business Days prior to Closing, Seller shall prepare a first draft proration worksheet setting forth its determination of the Prorations, and promptly thereafter, Seller and Purchaser through their respective employees, agents or representatives, jointly shall refine and revise such Proration worksheet and shall make such examinations, audits and inventories of the Hotel as may be necessary to finalize the Prorations as set forth in Sections 11.2 and 11.3 or any other provisions of this Agreement. Based upon such examinations, audits and inventories, the Parties jointly shall prepare prior to Closing a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the Prorations. Once the Closing Statement shall be approved and executed by Seller and Purchaser, it shall be binding and conclusive on Seller and Purchaser with respect to the items set forth in the Closing Statement, provided that, if, at any time within ninety (90) days after the Closing Date, either Seller or Purchaser discovers any items which should have been included in the Closing Statement but were omitted therefrom or items which were incorrectly adjusted or prorated therein, or has obtained accurate amounts for items that were prorated, allocated or adjusted based upon estimates, such items shall be adjusted and prorated in the same manner as if their existence or such error or accurate amount had been known at the time of the preparation of the Closing Statement, and the Party in whose favor such original error or omission was made shall refund such difference to the other Party promptly after the original error or omission is discovered. To the extent permitted under Applicable Law, Purchaser shall give Seller access to Purchaser’s books and records from and after the Closing Date for the purpose of making the adjustments contemplated by this Section 11.1. This Section 11.1 shall survive the Closing.
11.2 Prorations. The items of revenue and expense set forth in this Section 11.2 shall be prorated between the Parties (the “Prorations”) as of 11:59 p.m. on the day preceding the Closing Date (the “Cut-Off Time”), or such other time expressly provided in this Section 11.2, so that the Closing Date is a day of income and expense for Purchaser.
     11.2.1. Taxes. All real property, personal property, and similar Taxes (including any supplemental real estate taxes) shall be prorated as of the Cut-Off Time between Seller and Purchaser. If the amount of any such Taxes is not ascertainable on the Closing Date, the proration for such Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Purchaser shall reprorate the Taxes and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant taxable period. Seller shall be responsible for all delinquent Taxes and interest and penalties associated therewith relating to Taxes due and payable during its period of ownership of the Hotel, except to the extent Purchaser receives a credit for such delinquent Taxes, interest and penalties. This Section 11.2.1 shall survive the Closing.
     11.2.2. Tenant Leases. Any rents and other amounts prepaid, accrued or due and payable under the Tenant Leases shall be prorated as of the Cut-Off Time between Seller and Purchaser. Purchaser shall receive a credit for all assignable security deposits held by any Starwood Entity under the Tenant Leases which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Tenant Leases. Purchaser shall not receive a credit for any non assignable security deposits held by any Starwood Entity which Seller shall return to the tenant under such Tenant Lease, and Purchaser shall obtain any replacement security deposit from such tenant.
     11.2.3. Contracts. Any amounts prepaid, accrued or due and payable under the Contracts (other than for utilities which proration is addressed separately in Section

11.2.5) shall be prorated as of the Cut-Off Time between Seller and Purchaser, with Seller being credited for amounts prepaid, and Purchaser being credited for amounts accrued and unpaid. Purchaser shall receive a credit for all deposits held by any Starwood Entity under the Contracts (together with any interest thereon) which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Contracts. Seller shall receive a credit for all deposits made by any Starwood Entity under the Contracts (together with any interest thereon) which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.
     11.2.4. Licenses and Permits. All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Purchaser shall be prorated as of the Cut-Off Time between Seller and Purchaser. Seller shall receive a credit for all deposits made by any Starwood Entity under the Licenses and Permits (together with any interest thereon) which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.
     11.2.5. Utilities. All utility services shall be prorated as of the Cut-Off Time between Seller and Purchaser. The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing. Seller shall receive a credit for all fuel stored at the Hotel based on the amount paid for such fuel. Seller shall receive a credit for all deposits transferred to Purchaser or which remain on deposit for the benefit of Purchaser with respect to such utility contracts.
     11.2.6. Compensation. All Compensation that is earned by the Employees as of the Cut-Off Time for the payroll period that includes the Closing Date shall be prorated as of the Cut-Off Time between Seller and Purchaser, and Purchaser shall pay all Compensation due to the Employees for such payroll period.
     11.2.7. Accrued PTO. Purchaser shall receive a credit in an amount equal to one hundred percent (100%) of the Accrued PTO for any Employees; provided, however, Seller and Purchaser shall reprorate the amount of the credit for Accrued PTO to reflect the actual amount of Accrued PTO paid by Purchaser to the Employees and pay any deficiency in the original proration to the other Party on the first (1st) anniversary of the Closing Date. This Section 11.2.7 shall survive the Closing.
     11.2.8. Incentive Pay. The PMIP Incentive Pay and SIP Incentive Pay shall be prorated as of the Cut-Off Time between Seller and Purchaser. For the PMIP Incentive Pay, such proration shall be based upon Seller’s forecasted performance of the Hotel (which forecast shall be based on the operating budget for 2011 that has been agreed to by Seller and Purchaser), as of the Cut-Off Time, for the entire 2011 calendar year, and

Seller and Purchaser shall reprorate the actual PMIP Incentive Pay and pay any deficiency in the original proration to the other Party promptly upon the payment of the actual PMIP Incentive Pay to the Employees which is scheduled for March 2012. For the SIP Incentive Pay, such proration shall be based upon Seller’s forecasted sales performance of such Employees (which forecast shall be based on the operating budget for 2011 that has been agreed to by Seller and Purchaser), as of the Cut-Off Time, for the quarter in which the Closing occurs, and Seller and Purchaser shall reprorate the actual SIP Incentive Pay and pay any deficiency in the original proration to the other Party promptly upon the payment of the actual SIP Incentive Pay to the Employees during the following quarter.
     11.2.9. Bookings. Purchaser shall receive a credit for all prepaid deposits for Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser.
     11.2.10. Liquor Assets. Purchaser shall receive a credit in an amount equal to the Liquor Assets Purchase Price actually paid to Liquor Seller.
     11.2.11. Retail Merchandise and F&B. Seller shall not receive a credit for any Retail Merchandise, F&B or other inventory.
     11.2.12. Restaurants and Bars. Seller shall close out the transactions in the restaurants and bars in the Hotel as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and retain all monies collected as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars thereafter.
     11.2.13. Vending Machines. Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin operated equipment as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time (and shall be responsible for and settle with the vendor as to all commissions or royalties allocable thereto), and Purchaser shall be entitled to any monies collected therefrom after the Cut-Off Time.
     11.2.14. Trade Payables. Except to the extent an adjustment or proration is made under another subsection of this Section 11.2, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable; provided, however, Seller and Purchaser shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services. Seller shall receive a credit for all advance payments or deposits made with respect to FF&E, Supplies, F&B and Retail Merchandise ordered, but not delivered to the Hotel prior to the Closing Date, and Purchaser shall pay the amounts which become due and payable for such FF&E, Supplies, F&B and Retail Merchandise which were ordered prior to Closing. This Section 11.2.14 shall survive the Closing.
     11.2.15. Cash. Seller shall receive a credit for all cash on hand or on deposit in any house bank at the Hotel which shall remain on deposit for the benefit of Purchaser.
     11.2.16. Vouchers. Purchaser shall (a) honor all outstanding unexpired gift certificates, coupons or other writings issued by any Starwood Entity that entitles the holder or bearer thereof to a credit (whether in a specified dollar amount or for a specified item, such as room night or meals) to be applied against the usual charge for rooms, meals and/or goods and services at the Hotel (collectively, “Vouchers”) and shall assume all Liabilities, if any, for all outstanding, but unexpired, Vouchers as of the Closing Date, (b) receive a credit against the Purchase Price payable at Closing equal to Thirty-Five Thousand and 00/100 Dollars ($35,000) and (c) indemnify, defend and hold Seller harmless from and against all claims, liabilities, costs and expenses arising out of the Vouchers from and after the Closing Date.
     11.2.17. Renovation Plan Expenditures. Seller shall receive a credit in the amount by which any out-of-pocket expenses incurred by Seller in furtherance of the Renovation Plan (as defined in the New Management Agreement) exceeds Two Million and 00/100 Dollars ($2,000,000).
     11.2.18. Other Adjustments and Prorations. All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a hotel property similar to the Property shall be adjusted and prorated between Seller and Purchaser accordingly.
11.3 Accounts Receivable.
     11.3.1. Guest Ledger. At Closing, Seller shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one half (1/2) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges on the Guest Ledger which shall be prorated in accordance with Section 11.2.12), and Purchaser shall be entitled to retain all deposits made and amounts collected with respect to such Guest Ledger.
     11.3.2. Accounts Receivable (Other than Guest Ledger). Seller shall retain the right to collect all Accounts Receivable (other than the Guest Ledger which is addressed in Section 11.3.1), and Purchaser shall not receive a credit for the Accounts Receivable. Purchaser shall cooperate with Seller in collecting the Accounts Receivable, at no cost or expense to Purchaser other than any de minimis cost and expense, or any cost or expense which Seller agrees in writing to reimburse. If any Accounts Receivable are paid to Purchaser after the Closing, Purchaser shall pay to Seller the amounts received by

Purchaser within five (5) days after receipt of such amounts, without any commission or deduction for Purchaser.
11.4 Transaction Costs.
     11.4.1. Seller’s Transaction Costs. In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with this transaction: (i) the fees and expenses of removing or curing any Unpermitted Exceptions as required under Section 5.3.4; (ii) any transfer or similar tax and recording charges payable in connection with the conveyance of the Real Property; (iii) one half (1/2) of the fees and expenses for the Escrow Agent; (iv) the fees and expenses for the Title Commitment and the basic CLTA portion of the Title Policy (fees and expenses for any extended title coverage or endorsement beyond the cost of the basic CLTA portion of the Title Policy shall be paid by the Purchaser); and (v) the fees and expenses of its own attorneys, accountants, and consultants.
     11.4.2. Purchaser’s Transaction Costs. In addition to the other costs and expenses to be paid by Purchaser as set forth elsewhere in this Agreement, Purchaser shall pay for the following items in connection with this transaction: (i) the fees and expenses incurred by Purchaser for Purchaser’s Inspectors or otherwise in connection with the Inspections; (ii) the fees and expenses for any Updated Survey; (iii) any transfer, sales or similar tax and recording charges payable in connection with the conveyance of the Personal Property; (iv) any fees or expenses payable for the assignment, transfer or conveyance of any Contracts, Licenses and Permits, IT Systems, Intellectual Property, Plans and Specifications and Warranties, and any fees payable to replace the goods or services provided under the National/Regional Operating Agreements (which are not assigned or transferred to Purchaser); (v) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Purchaser; (vi) fees and expenses for any extended title coverage or endorsement beyond the cost of the basic CLTA portion of the Title Policy; (vii) one half (1/2) of the fees and expenses for the Escrow Agent; and (viii) the fees and expenses of its own attorneys, accountants and consultants.
     11.4.3. Other Transaction Costs. All other fees, costs and expenses not expressly addressed in this Section 11.4 or elsewhere in this Agreement shall be allocated between Seller and Purchaser in accordance with applicable local custom for similar transactions.
ARTICLE XII
TRANSITION PROCEDURES
12.1 Safe Deposit Boxes. Prior to the Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Hotel advising them of the pending change in ownership of the Hotel and requesting them to conduct an inventory and verify the contents of such safe deposit box. All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties. Upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall be deemed an “Inventoried Safe Deposit

Box”). If this Agreement is terminated after such inventory, Purchaser shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination. Upon Closing, Seller shall deliver to Purchaser all keys in Seller’s Possession or Control for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor. After the Closing, the Parties shall make appropriate arrangements for guests and customers at the Hotel to inventory and verify the contents of the non Inventoried Safe Deposit Boxes, and upon such inventory and verification, Seller shall deliver to Purchaser all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box). Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 12.1. Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to, any theft, loss or damage to the contents of any safe deposit box prior to the time such safe deposit box is deemed an Inventoried Safe Deposit Box.
12.2 Baggage. On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of any Starwood Entity at the Hotel, and Seller shall deliver to Purchaser the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”). Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Seller Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Purchaser which was not inventoried by the Parties. Seller shall be responsible for, and shall indemnify and hold harmless the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees with respect to any theft, loss or damage to any Inventoried Baggage prior to the time of such inventory, and any other baggage, boxes or similar items left in the care of any Starwood Entity which was not inventoried by the Parties.
12.3 IT Systems. With respect to the IT Systems other than the Excluded IT Systems, Seller shall provide Purchaser with a contact name and telephone number of the applicable licensor, vendor or supplier, and Purchaser shall (i) be responsible for obtaining any consents or approvals necessary for the assignment or transfer of such IT Systems from Seller to Purchaser, or a new license for such IT Systems (as the case may be), and (ii) pay any fees or expenses charged by the licensor, vendor or supplier of such IT Systems in respect of such assignment or transfer or new license (as the case may be). With respect to the Excluded IT Systems to be removed from the Hotel, no Starwood Entity shall have any obligation to replace such Excluded IT Systems except to the extent such Excluded IT Systems are required to be provided by New Manager pursuant to the New Management Agreement. If Purchaser replaces any removed Excluded IT Systems, Seller shall cooperate with Purchaser in all reasonable respects to transfer all data from such Excluded IT Systems which were removed to the replacement systems installed by

Purchaser, provided, however, that Seller makes no representation, warranty or guarantee whatsoever that the data on such Excluded IT Systems removed by Seller will be transferable or compatible with the replacement systems installed by Purchaser.
12.4 Starwood Proprietary Property. From and after the Closing, the rights and obligations of New Manager and Purchaser with respect to any Starwood Proprietary Property and any other supplies and other personal property located at the Hotel, or any signs and fixtures identifying the Hotel, that bear any of the Starwood Proprietary Marks shall be governed by the New Management Agreement.
12.5 Notice to Guests. At Seller’s option, Seller shall send an announcement to all guests and customers at the Hotel as of the Closing and all Persons who have Bookings as of the Closing informing such Persons of the change in ownership of the Hotel, in form and substance reasonably acceptable to Purchaser.
ARTICLE XIII
DEFAULT AND REMEDIES
13.1 Seller’s Default. If, at or any time prior to Closing, any Starwood Entity fails to perform its covenants or obligations under this Agreement in any material respect (a “Seller Default”), and no Purchaser Default has occurred which remains uncured, then Purchaser, as its sole and exclusive remedies, may elect to (a) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and, if the Seller Default was intentional with the purpose of not consummating the transaction described in this Agreement, receive reimbursement from Seller for Purchaser’s out of pocket expenses actually incurred in connection with the transaction contemplated by this Agreement, not to exceed Two Hundred Thousand and No/Dollars ($200,000.00), provided Purchaser provides documentation reasonably satisfactory to Seller evidencing the nature and amount of such out of pocket expenses, and, in any case, the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination; (b) proceed to Closing without any reduction in or setoff against the Purchase Price, in which case Purchaser shall be deemed to have waived such Seller Default; or (c) seek to obtain a court order for specific performance. Prior to seeking any order for specific performance or filing any lis pendens against the Property, Purchaser must first be able to demonstrate that Purchaser is ready, willing and able to fully perform and must tender such performance under the terms of this Agreement.
13.2 Seller’s Right to Cure. Notwithstanding anything to the contrary in this Agreement, Purchaser shall not have the right to exercise its remedies under clauses (a) or (c) of Section 13.1 for a Seller Default or Section 9.2.2 for a failure of a Purchaser Closing Condition (a “Purchaser Closing Condition Failure”), unless Purchaser has provided written notice to Seller specifying in reasonable detail the nature of the Seller Default or Purchaser Closing Condition Failure (as the case may be), and Seller has not cured such Seller Default or Purchaser Closing Condition Failure (as the case may be) within thirty (30) days after Seller’s receipt of such notice (the “Seller Cure Period”), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Seller Cure Period. Seller shall have the right (but not the obligation) to cure any Seller Default or Purchaser Closing Condition Failure by providing an indemnification to the Purchaser Indemnitees in accordance with ARTICLE XV from and against any Indemnification Loss incurred by any Purchaser Indemnitees as a result of the events or circumstances on which such Seller Default or Purchaser Closing Condition Failure is based, in which case Section 15.2 shall be amended at Closing to provide for such indemnification by Seller, and Purchaser shall proceed to Closing without any reduction in or setoff against the Purchase Price.
13.3 Purchaser’s Default. If, at any time prior to Closing, Purchaser fails to perform any of its other covenants or obligations under this Agreement in any material respect which breach or default is not caused by a Seller Default (a “Purchaser Default”), then Seller, as its sole and exclusive remedy, may elect to (A) terminate this Agreement by providing written notice to Purchaser, in which case the Earnest Money shall be disbursed to Seller in accordance with Section 3.2.3, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing pursuant to this Agreement, in which case Seller shall be deemed to have waived such Purchaser Default. Notwithstanding the foregoing, Seller shall have the right to bring an action for damages against Purchaser for Purchaser’s breach of its covenants or obligations under Section 16.2. The preceding sentence shall survive the termination of this Agreement.
13.4 Purchaser’s Right to Cure. Notwithstanding anything to the contrary in this Agreement, Seller shall not have the right to exercise its remedies under clause (A) or the penultimate sentence of Section 13.3 for a Purchaser Default (other than Purchaser’s failure to (i) pay the Purchase Price on the Closing Date, or (ii) deliver the Purchaser Closing Deliveries on the Closing Date, both in accordance with the terms of this Agreement) or Section 9.3.2 for a failure of a Seller Closing Condition other than Purchaser’s failure to (1) pay the Purchase Price on the Closing Date, or (2) deliver the Purchaser Closing Deliveries on the Closing Date, both in accordance with the terms of this Agreement (a “Seller Closing Condition Failure”), unless Seller has provided written notice to Purchaser specifying in reasonable detail the nature of the Purchaser Default or Seller Closing Condition Failure (as the case may be), and Purchaser has not cured such Purchaser Default or Seller Closing Condition Failure (as the case may be) within ten (10) days after Purchaser’s receipt of such notice (the “Purchaser Cure Period”), in which case the Closing shall be postponed until the date which is five (5) Business Days after the expiration of the Purchaser Cure Period.
13.5 LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 13.3 HEREOF, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ASCERTAIN. ACCORDINGLY, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT IN ADDITION TO THE EARNEST MONEY, SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO THOSE OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE SUCH TERMINATION. THE PARTIES ACKNOWLEDGE THAT THE RETENTION OF THE EARNEST MONEY AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO

CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

____________ Seller’s Initials	____T.C.F._______ Purchaser’s Initials
ARTICLE XIV
RISK OF LOSS
14.1 Casualty. If, at any time after the Effective Date and prior to Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of such Casualty to Purchaser promptly after the occurrence of such Casualty.
     14.1.1. Material Casualty. If the amount of the repair restoration of the Property required by a Casualty equals or exceeds Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (a “Material Casualty”) and such Material Casualty was not caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Material Casualty, to (a) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (b) proceed to Closing, without terminating this Agreement, in which case Seller shall (i) provide Purchaser with a credit against the Purchase Price in an amount equal to the lesser of: (A) the applicable insurance deductible, and (B) and the reasonable estimated costs for the repair or restoration of the Property required by such Material Casualty, and (ii) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Property or the Business, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (b) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.
     14.1.2. Non Material Casualty. In the event of any (i) Casualty which is not a Material Casualty, or (ii) Material Casualty which is caused by Purchaser or Purchaser’s Inspectors, or their respective employees or agents, then Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (A) provide Purchaser with a credit against the Purchase Price (except if such Casualty is caused by Purchaser or Purchaser’s Inspectors) in an amount equal to the lesser of: (1) the applicable insurance deductible, and (2) the reasonable estimated costs for the repair or restoration required by such Casualty, and (B) transfer and assign to Purchaser all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller with respect to the Hotel, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.
14.2 Condemnation. If, at any time after the Effective Date and prior to Closing or the earlier termination of this Agreement, any Governmental Authority commences any condemnation proceeding or other proceeding in eminent domain with respect to all or any portion of the Real Property (a “Condemnation”), Seller shall give written notice of such Condemnation to Purchaser promptly after Seller receives notice of such Condemnation.
     14.2.1. Material Condemnation. If the Condemnation would (i) result in the permanent loss of more than (A) five percent (5%) of the fair market value of the Land or Improvements, or (B) five percent (5%) of the Land or Improvements computed on a square foot basis, (ii) result in any permanent material reduction or restriction in access to the Land or Improvements, or (iii) have a permanent materially adverse effect on the Business as conducted prior to such Condemnation (a “Material Condemnation”), then Purchaser shall have the right to elect, by providing written notice to Seller within ten (10) days after Purchaser’s receipt of Seller’s written notice of such Material Condemnation, to (A) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser in accordance with Section 3.2.4, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination, or (B) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Material Condemnation. If Purchaser fails to provide written notice of its election to Seller within such time period, then Purchaser shall be deemed to have elected to proceed to Closing pursuant to clause (B) of the preceding sentence. If the Closing is scheduled to occur within Purchaser’s ten (10) day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.
     14.2.2. Non-Material Condemnation. In the event of any Condemnation other than a Material Condemnation, Purchaser shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall assign to Purchaser all of Seller’s right, title and interest in all proceeds and awards from such Condemnation.
ARTICLE XV
SURVIVAL, INDEMNIFICATION AND RELEASE
15.1 Survival. Except as expressly set forth in this Section 15.1, all representations, warranties, covenants, liabilities and obligations shall be deemed (i) if the Closing occurs, to merge in the Deed and not survive the Closing, or (ii) if this Agreement is terminated, not to survive such termination.
     15.1.1. Survival of Representations and Warranties. If this Agreement is terminated, the representations and warranties in Sections 7.1.14, 7.2.4 and 7.2.5 shall survive such termination until the expiration of the applicable statute of limitations. If the Closing occurs, (i) the representations and warranties of Seller in Sections 7.1.1, 7.1.2, 7.1.3, 7.1.14 and 7.1.16, and the representations and warranties of Purchaser in Section

7.2 shall survive the Closing until the expiration of the applicable statute of limitations, and (ii) all other representations and warranties of Seller in Section 7.1 shall survive the Closing for a period commencing on the Closing Date and expiring at 5:00 p.m. (Eastern Time) on the date which is three hundred sixty (360) days after the Closing Date (the period any representation or warranty survives termination or the Closing as set forth in this Section 15.1.1 is referred to herein as the “Survival Period”).
     15.1.2. Survival of Covenants and Obligations. If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement shall survive such termination. If the Closing occurs, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the Closing shall survive the Closing.
     15.1.3. Survival of Indemnification. This ARTICLE XV and all other rights and obligations of defense and indemnification as expressly set forth in this Agreement shall survive the Closing or termination of this Agreement.
15.2 Indemnification by Seller. Subject to the limitations set forth in ARTICLE VI, Sections 15.1, 15.4, 15.5, 15.6, and any other express provision of in this Agreement, Seller shall indemnify and hold harmless the Purchaser Indemnitees from and against any Indemnification Loss incurred by any Purchaser Indemnitee to the extent resulting from (i) the breach of any express representations or warranties of Seller in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) the breach by Seller of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Retained Liabilities.
15.3 Indemnification by Purchaser. Subject to the limitations set forth in Sections 15.1, 15.4, 15.5 and 15.6, Purchaser shall indemnify and hold harmless the Seller Indemnitees from and against any Indemnification Loss incurred by any Seller Indemnitee to the extent resulting from (i) any breach of any express representations or warranties of Purchaser in this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), (ii) any breach by Purchaser of any of its covenants or obligations under this Agreement which expressly survives the Closing or termination of this Agreement (as the case may be), and (iii) any Assumed Liabilities; provided, however, that, without limiting the waivers, acknowledgements, agreements and releases by Purchaser in ARTICLE VI, Purchaser shall not be required to indemnify and/or hold any Seller Indemnitee harmless against any Third-Party Claim brought against such Seller Indemnitee (A) in connection with any violation of any Environmental Law that existed prior to Closing, or (B) for personal injury or property damage occurring after the Closing Date that both (y) arises from a defect in the physical condition of the Property that existed as of the Closing Date and of which Purchaser did not have Knowledge, and (z) is not covered by any insurance held by Purchaser or any Affiliate of Purchaser (and for this purpose a matter is deemed to also be covered by insurance if it would have been so covered had Purchaser or any Affiliate of Purchaser carried the insurance required of the Hotel owner pursuant to the New Management Agreement).

15.4 Limitations on Indemnification Obligations.
     15.4.1. Failure to Provide Notice within Survival Period. Notwithstanding anything else to the contrary in this Agreement, an Indemnitee which is seeking defense or indemnification for a breach of any representations or warranties shall be entitled to indemnification for such breach only if the Indemnitee has given written notice to the Indemnitor in accordance with Section 15.5.1 prior to the expiration of the applicable Survival Period.
     15.4.2. Indemnification Deductible and Cap. Notwithstanding anything to the contrary in this Agreement, neither Seller nor any other Starwood Entity shall be required to provide indemnification to the Purchaser Indemnitees pursuant to clause (i) of Section 15.2 to the extent that the aggregate amount of all Indemnification Losses incurred by the Purchaser Indemnitees for which Purchaser otherwise would be entitled to indemnification under clause (i) of Section 15.2 (A) does not exceed Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) (the “Indemnification Deductible”), or if such Indemnification Losses exceed the Indemnification Deductible, Purchaser shall not be entitled to defense or indemnification for any amount up to the Indemnification Deductible; provided, however, that to the extent that any representations and warranties in this Agreement are qualified by a materiality qualifier, then in determining the extent of any Indemnification Lossess under clause (i) of Section 15.2, such materiality qualifier shall be inapplicable, or (B) exceeds Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00).
     15.4.3. Failure to Provide Timely Notice of Indemnification Claim. Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 15.5.1, (i) prejudices the Indemnitor’s ability to defend against any Third-Party Claim on which such Indemnification Claim is based, or (ii) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.
     15.4.4. Effect of Taxes, Insurance or Other Reimbursement. Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this ARTICLE XV shall be net of any tax benefits realized or insurance proceeds received by such Indemnitee in connection with the Indemnification Claim, or any other third party reimbursement. The Indemnitee shall use commercially reasonable efforts to realize any tax benefit, collect any insurance proceeds or obtain any third party reimbursement with respect to such Indemnification Claim, and if such tax benefits, insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for such Indemnification Loss.
     15.4.5. Negligence or Willful Misconduct of Indemnitee. Notwithstanding anything to the contrary in this Agreement, (i) a Purchaser Indemnitee shall not be entitled to defense or indemnification to the extent the applicable Indemnification Loss results from the negligence or willful misconduct of, or breach of this Agreement by, any

Purchaser Indemnitee, and (ii) a Seller Indemnitee shall not be entitled to defense or indemnification to the extent the applicable Indemnification Loss results from the negligence or willful misconduct of, or breach of this Agreement by, any Seller Indemnitee.
     15.4.6. WAIVER OF CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO CLAIM OR SEEK ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES (OR ANY INDEMNITEE) MIGHT HAVE WITH RESPECT THERETO.
15.5 Indemnification Procedure
     15.5.1. Notice of Indemnification Claim. If any of the Seller Indemnitees or Purchaser Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under Section 4.1.4, 8.8, 12.1, 12.2, 15.2 or 15.3 or any other express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to such Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless such Indemnitee unless and until such Indemnitee provides written notice to such Indemnitor promptly after such Indemnitee has actual knowledge of any facts or circumstances on which such Indemnification Claim is based or a Third-Party Claim is made on which such Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim with respect to such Indemnification Claim.
     15.5.2. Resolution of Indemnification Claim Not Involving Third-Party Claim. If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.
     15.5.3. Resolution of Indemnification Claim Involving Third-Party Claim. If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of such Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim, provided that (i) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company), (ii) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of such Third-Party Claim, and (iii) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor. The Indemnitee shall not enter into any settlement or other agreement with respect to the Indemnification Claim, without the

Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion. If the Indemnitor elects not to assume the defense of such Third-Party Claim, the Indemnitee shall have the right to retain the defense of such Third-Party Claim and shall use good faith efforts consistent with prudent business judgment to defend such Third-Party Claim in an effective and cost efficient manner.
     15.5.4. Accrual of Indemnification Obligation. Notwithstanding anything to the contrary in this Agreement, the Indemnitee shall have no right to indemnification against the Indemnitor for any Indemnification Claim which (i) does not involve a Third-Party Claim but is disputed by Indemnitor until such time as such dispute is resolved by written agreement or other means as the Parties otherwise may agree in writing, or (ii) which involves a Third-Party Claim until such time as such Third-Party Claim is concluded, including any appeals with respect thereto.
15.6 Exclusive Remedy for Indemnification Loss. Except for claims based on fraud, the indemnification provisions in this ARTICLE XV shall be the sole and exclusive remedy of any Indemnitee with respect to any claim for Indemnification Loss arising from or in connection with this Agreement.
ARTICLE XVI
MISCELLANEOUS PROVISIONS
16.1 Notices
     16.1.1. Method of Delivery. All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (i) personal delivery, (ii) certified U.S. mail, with postage prepaid and return receipt requested, (iii) overnight courier service, or (iv) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) or (iii), to the recipient Party at the following address or facsimile number:
     If to Seller:
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attn: General Counsel
Facsimile No.: (914) 640-8260
And to:
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attn: President, Global Development Group
Facsimile No.: (914) 640-8315

With a copy to:
Kirkland & Ellis LLP
300 North LaSalle Street, 28th Floor
Chicago, Illinois 60654-6436
Attn: Gary E. Axelrod, P.C.
Facsimile No.: (312) 862-2200
If to Purchaser:
Bruins Owner LLC
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center
Suite 1530
Bethesda, Maryland 20814
Attn:
Facsimile No.:
With a copy to:
Hunton & Williams LLP
1900 K Street, NW
Washington, DC 20006
Attn: John M. Ratino, Esquire
Facsimile No.: (202) 828-3779
     16.1.2. Receipt of Notices. All Notices sent by a Party (or its counsel pursuant to Section 16.1.4) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 16.1.3.
     16.1.3. Change of Address. The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 16.1 by providing a Notice of such change in address and/or facsimile number as required under this Section 16.1.
     16.1.4. Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Party hereto.

16.2 No Recordation. Neither Purchaser, any Affiliate of Purchaser, nor any Person acting by or on behalf of Purchaser shall record this Agreement, or any memorandum or other notice of this Agreement, in any public records. Purchaser hereby grants a power of attorney to Seller (which power is coupled with an interest and shall be irrevocable) to execute and record on behalf of Purchaser a memorandum or other notice removing this Agreement or any memorandum or other notice of this Agreement from the public records, or evidencing the termination of this Agreement.
16.3 Time is of the Essence. Time is of the essence of this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any Notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.
16.4 Assignment. Purchaser shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion.
16.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.
16.6 Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any Person other than (i) the Parties and their respective successors and permitted assigns, and (ii) any Indemnitee to the extent such Indemnitee is expressly provided any right of defense or indemnification in this Agreement.
16.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.
16.8 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:
     16.8.1. Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.
     16.8.2. All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement. All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.
     16.8.3. The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     16.8.4. Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.
     16.8.5. The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.
     16.8.6. The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”
     16.8.7. The term “sole discretion” with respect to any determination to be made a Party under this Agreement shall mean the sole and absolute discretion of such Party, without regard to any standard of reasonableness or other standard by which the determination of such Party might be challenged.
16.9 Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.
16.10 JURISDICTION AND VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE STATE OR FEDERAL COURTS IN SAN DIEGO, CALIFORNIA, AND SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND PURCHASER (FOR ITSELF AND ALL PURCHASER INDEMNITEES) HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.
16.11 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.
16.12 Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.
16.13 Incorporation of Recitals, Exhibits and Schedules. The recitals to this Agreement, and all exhibits and schedules (as amended, modified and supplemented from time to time pursuant to Section 16.14) referred to in this Agreement are incorporated herein by such reference and made a part of this Agreement. Any matter disclosed in any schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.
16.14 Updates of Schedules. Notwithstanding anything to the contrary in this Agreement, Seller shall have the right, following prior written notice to Purchaser, to amend and supplement any schedule, or provide a new schedule, to this Agreement from time to time without Purchaser’s consent (other than Schedule 3.4) to the extent that (i) such schedule needs to be amended, supplemented, or provided to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein, and (ii) Seller did not have Knowledge as of the Effective Date of the matter being disclosed in such amendment, supplement, or new schedule. If Seller makes any amendment or supplement to the schedules, or provides a new schedule, after the Effective Date (a “Post Execution Disclosure”), then (A) such Post Execution Disclosure shall constitute a Purchaser Closing Condition Failure if, and only if, Seller would be in breach of the corresponding representation or warranty to which such Post Execution Disclosure relates in the absence of such Post Execution Disclosure and all Post Execution Disclosures, aggregated, would result in a Material Adverse Effect as of the Closing, and (B) if Purchaser proceeds to Closing notwithstanding such Post Execution Disclosure, the corresponding representation or warranty to which such Post Execution Disclosure relates shall be deemed qualified by such Post Execution Disclosure for the purposes of limiting the defense and indemnification obligations of Seller under this Agreement. If Seller elects to make a Post Execution Disclosure, it shall make such Post Execution Disclosure promptly after obtaining Knowledge that such Post Execution Disclosure would need to be made in order to maintain the truth or accuracy of the representation or warranty to which the matter disclosed in the Post Execution Disclosure relates.
16.15 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede the Letter of Intent and any other agreements and understandings (written or oral) between the Parties on or prior to the Effective Date with respect to the transaction described in this Agreement.
16.16 Amendments, Waivers and Termination of Agreement. Except as set forth in Section 16.14, no amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.
16.17 Not an Offer. The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Purchaser, unless and until all Parties have executed and delivered this Agreement to all other Parties.
16.18 Execution of Agreement. A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

[Remainder of page intentionally left blank;
Signatures on following pages]

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.

SELLER: STARWOOD CMBS I LLC, a Delaware limited liability company
By:	Starwood CMBS II LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood Checkmate Holdings LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood Hotels & Resorts
Worldwide, Inc., a Maryland corporation
Its:	Sole Member

By:	/s/ Todd Noonan
	Name:	Todd Noonan
	Title:	Senior Vice President, Real Estate Investment Management
Purchase and Sale Agreement

PURCHASER: Bruins Owner LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher
	Title:	Vice President
Purchase and Sale Agreement

JOINDER BY OPERATING TENANT:
     Operating Tenant joins in the execution of this Agreement for the sole purpose of conveying any Personal Property owned by Operating Tenant with respect to the Hotel pursuant to the Seller Closing Deliveries to be executed and delivered by Operating Tenant pursuant to Section 10.3.1.

OPERATING TENANT: STARWOOD OPERATOR I, LLC, a Delaware limited liability company
By:	/s/ Kristen Prohl
	Name:	Kristen Prohl
	Title:	Vice President
Purchase and Sale Agreement

JOINDER BY LIQUOR SELLER:
     Liquor Seller joins in the execution of this Agreement for the sole purpose of conveying the Liquor Assets owned by Liquor Seller with respect to the Hotel as provided in Section 8.3.1.

LIQUOR SELLER: WESTERN HOST, INC., a California corporation
By:	/s/ Marshall J. Donat
	Name:	Marshall J. Donat
	Title:	Vice President and Assistant Secretary
Purchase and Sale Agreement

JOINDER BY TPP SUBSIDIARY:
     TPP Subsidiary joins in the execution of this Agreement for the sole purpose of conveying any Personal Property owned by TPP Subsidiary with respect to the Hotel pursuant to the Seller Closing Deliveries to be executed and delivered by TPP Subsidiary pursuant to Section 10.3.1.

TPP SUBSIDIARY: HORTON PLAZA TPP LLC, a Delaware limited liability company
By:	Starwood CMBS I LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood CMBS II LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood Checkmate Holdings LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood Hotels & Resorts
Worldwide, Inc., a Maryland corporation
Its:	Sole Member

By:	/s/ Todd Noonan
	Name:	Todd Noonan
	Title:	Senior Vice President, Real Estate Investment Management

Purchase and Sale Agreement

Exhibit A
FORM OF EARNEST MONEY ESCROW AGREEMENT
     THIS EARNEST MONEY ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of _______________________ (the “Effective Date”), by and among STARWOOD CMBS I, LLC, a Delaware limited liability company, (“Seller”), BRUINS OWNER LLC, a Delaware limited liability company (“Purchaser”), and STEWART TITLE COMPANY (“Escrow Agent”). (Seller, Purchaser and Escrow Agent are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”).
     WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of ____________, 2011 (the “Purchase Agreement”), for the sale and purchase of the hotel facility located at 910 Broadway Circle, San Diego, CA 92101, and commonly known as The Westin Gaslamp Quarter, San Diego (the “Hotel”). (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)
     WHEREAS, Purchaser is required to deposit certain monies into escrow with Escrow Agent to be held as earnest money for the benefit of Seller pursuant to the Purchase Agreement in connection with the purchase of the Hotel.
     WHEREAS, Escrow Agent is willing to hold such earnest money in escrow, and invest and disburse such earnest money, on the terms set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Deposit and Investment of Earnest Money
          (a) Deposit and Acceptance of Earnest Money. By its execution and delivery of this Agreement to Seller and Purchaser, Escrow Agent hereby acknowledges that it has received from Purchaser the amount of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) (the “Earnest Money”).
          (b) Escrow Account. Escrow Agent shall hold the Earnest Money in a separate escrow account identified as account no. __________ (the “Escrow Account”) for the benefit of Seller and Purchaser pursuant to this Agreement, and shall not commingle the Earnest Money with any other third-party deposits or its own funds.
          (c) Investment of Earnest Money. The Earnest Money or any portion thereof shall be invested in any investment selected by Purchaser and approved by Seller in writing, which approval may be withheld in Seller’s reasonable discretion; provided, however, that Escrow Agent shall not be obligated to invest the Earnest Money or any portion thereof pursuant to this Section 1(c) until both Seller and Purchaser (i) provide their respective federal tax identification number to Escrow Agent, and (ii) execute and deliver to Escrow Agent any investment forms or direction letters reasonably requested by Escrow Agent. All interest and other amounts earned on the Earnest Money shall constitute additional Earnest Money for all purposes in this Agreement. Purchaser shall bear the risk of loss of the Earnest Money, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by Escrow Agent, its managers, officers, employees or agents.
     2. Disbursement of Earnest Money.
          (a) Disbursement at Closing. At Closing, Escrow Agent shall disburse the Earnest Money to Seller or to any other Person to whom Seller directs the Earnest Money to be disbursed by providing written notice to Escrow Agent.
          (b) Disbursement if Closing Not Consummated
               (i) If the Purchase Agreement is terminated for any reason or if Seller or Purchaser otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement, either Seller or Purchaser (as the case may be) (the “Requesting Party”) may provide written notice to Escrow Agent that the Purchase Agreement has been terminated or that Seller or Purchaser (as the case may be) otherwise is entitled to receive the Earnest Money pursuant to the Purchase Agreement and that the Earnest Money is to be distributed in accordance with the instructions given in such notice (a “Disbursement Request”). Escrow Agent shall provide written notice (the “Receipt Notice”) to the other Party (the “Confirming Party”) of its receipt of such Disbursement Request (together with a copy of the Disbursement Request) no later than two (2) Business Days after its receipt of such Disbursement Request.)
               (ii) If the Confirming Party disputes that the Requesting Party is entitled to receive the Earnest Money, the Confirming Party shall provide written notice to Escrow Agent within ten (10) Business Days after its receipt of the Receipt Notice disputing that the Requesting Party is entitled to receive the Earnest Money (a “Dispute Notice”). If Escrow Agent has not received a Dispute Notice from the Confirming Party within such ten (10) Business Day period, the Confirming Party shall be deemed to have authorized the disbursement set forth in the Disbursement Request, and Escrow Agent shall disburse the Earnest Money pursuant to the instructions set forth in the Disbursement Request. If Escrow Agent receives a Dispute Notice within such ten (10) Business Day period, Escrow Agent shall retain the Earnest Money in the Escrow Account pending receipt of separate written direction from each Seller and Purchaser authorizing the disbursement of the Earnest Money to the same Person as provided in this Section 2, or a final unappealable order of court with respect to distribution of the Earnest Money. Notwithstanding the foregoing, if Escrow Agent receives contrary written directions from Seller and Purchaser or no written directions within six (6) months after the Effective Date, Escrow Agent shall have the right to deposit the Earnest Money with any court of competent jurisdiction in California and interplead Seller and Purchaser. Upon depositing the Earnest Money and filing its complaint in interpleader, Escrow Agent shall be released from all liability under this Agreement regarding the Earnest Money, except as otherwise expressly provided in this Agreement.
     3. Escrow Fees. All fees, costs and expenses of the Escrow Agent with respect to the escrow established pursuant to this Agreement (the “Escrow Fees”) shall be shared equally between Seller and Purchaser, except that Purchaser shall pay any Escrow Fees with respect to the investment of the Earnest Money. All such Escrow Fees shall be due and payable upon the earlier of: (i) the disbursement of the Earnest Money, or (ii) the deposit of the Earnest Money by Escrow Agent with a court of competent jurisdiction as set forth in Section 2. Notwithstanding the foregoing, Escrow Agent shall waive all Escrow Fees if the Closing is consummated through an escrow closing transaction with Escrow Agent, and Escrow Agent or its Affiliate issues the Title Policy described in the Purchase Agreement.
     4. Compliance with Court Orders. Seller and Purchaser hereby acknowledge that Escrow Agent may accept, obey and comply with any and all writs, orders, judgments or decrees issued or entered by any court with or without jurisdiction (a “Court Order”), in which case, notwithstanding anything to the contrary in this Agreement, Escrow Agent shall not be liable to Seller or Purchaser by reason of such acceptance, obedience or compliance, regardless of whether such Court Order is subsequently reversed, modified, annulled, set aside or vacated.
     5. Release and Indemnification. Seller and Purchaser hereby release Escrow Agent and its officers, managers, employees and agents (each, an “Escrow Agent Party”), for any liability, damage, loss, cost or expense incurred by Seller or Purchaser to the extent resulting from (i) any action taken or not taken in good faith upon advice of Escrow Agent’s counsel given with respect to any questions relating to its obligations under this Agreement, or (ii) any action taken or not taken in reliance upon any document, including any written notice provided to Escrow Agent pursuant to this Agreement, as to the due execution and the validity and effectiveness of such document, and the truth and accuracy of any information contained therein, which such Escrow Agent Party in good faith believes to be genuine, to have been signed or presented by a duly authorized person or persons and to comply with the terms of the Purchase Agreement and this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party. Seller and Purchaser, jointly and severally, shall indemnify and hold harmless any Escrow Agent Party against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees and court costs, incurred by such Escrow Agent Party to the extent resulting from the performance by any Escrow Agent Party of Escrow Agent’s obligations under this Agreement, except to the extent resulting from the gross negligence, willful default, intentional misconduct or breach of trust by such Escrow Agent Party.
     6. Relationship of Parties. Seller and Purchaser acknowledge and agree that Escrow Agent is acting solely as a stakeholder at their request, and that Escrow Agent shall not be deemed to be the agent of either Seller or Purchaser.
     7. Notices
          (a) Method of Delivery. All notices, requests, demands and other communications (each, a “Notice”) required to be provided by any Party to any other Party pursuant to this Agreement shall be in writing and shall be delivered (i) in person, (ii) by certified U.S. mail, with postage prepaid and return receipt requested, (iii) by overnight courier service, or (iv) by facsimile transmittal, with a verification copy sent on the same day by any of the methods set forth in clauses (i), (ii) and (iii), to the other Party to this Agreement at the following address or facsimile number (or to such other address or facsimile number as the Parties may designate from time to time pursuant to Section 7(c)):

          If to Seller:
Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604
Attn: General Counsel
Facsimile No.: (914) 640-8260
With a copy to:
Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attn: Gary E. Axelrod, P.C.
Facsimile No.: (312) 862-2200
          If to Purchaser:
Bruins Owner LLC
c/o Pebblebrook Hotel Trust
2 Bethesda Metro Center
Suite 1530
Bethesda, Maryland 20814
Attn: Thomas Fischer
Facsimile No.: (240) 396-5767
With a copy to:
Hunton & Williams LLP
1900 K Street, NW
Washington, DC 20006
Attn: John M. Ratino, Esquire
Facsimile No.: (202) 828-3779

          If to Escrow Agent:
Stewart Title Company
50 S. Steele St.
Suite 600
Denver, Colorado 80209
Attn: Carma Weymouth
Facsimile No.: (303) 331-9867
          (b) Receipt of Notices. All Notices sent by any Party (or their respective counsel pursuant to Section 7(d)) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (i) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (ii) the attempted delivery of such Notice if (A) such recipient Party refuses delivery of such Notice, or (B) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to this Section 7(c).
          (c) Change of Address. The Parties (and the Persons to whom copies of Notices are to be delivered pursuant to Section 7(a)) shall have the right to change their respective address and/or facsimile number for the purposes of this Section 7 by providing a Notice of such change in address and/or facsimile as required under this Section 7.
          (d) Delivery by Party’s Counsel. The Parties agree that the attorney for such Party shall have the authority to deliver Notices on such Party’s behalf to the other Parties hereto.
     8. Assignment. Neither Seller nor Purchaser shall assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of the other Party, except that Purchaser shall have the right to assign this Agreement to any permitted assignee under the Purchase Agreement; provided, however, that no such assignment shall relieve Purchaser from its obligations under this Agreement. Escrow Agent shall not, directly or indirectly, assign any of its rights, or delegate any of its obligations, in this Agreement, without the prior written consent of Seller and Purchaser.
     9. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns pursuant to Section 8. This Agreement shall not confer any rights or remedies upon any Person other than the Parties any their respective successors and permitted assigns pursuant to Section 8.
     10. Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.

     11. Governing Law; Severability. This Agreement shall be governed by the laws of the State of Colorado. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.
     12. Jurisdiction; Venue. Any litigation or other court action regarding this Agreement shall be conducted in the New York State Supreme Court in New York County or the United States District Court for the Southern District of New York, in the State of New York, and the each Party hereby submits to jurisdiction and consents to venue in such courts.
     13. Waiver of Trial by Jury. Each Party hereby waives its right to a trial by jury in any action or proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.
     14. Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the Party against whose interest the judgment or decision is rendered. This Section 14 shall survive the termination of this Agreement.
     15. Recitals. The recitals to this Agreement are incorporated herein by such reference and made a part of this Agreement.
     16. Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between or among the Parties on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.
     17. Facsimile; Counterparts. A Party may deliver executed signature pages to this Agreement by facsimile transmission to any other Parties, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
[Remainder of page intentionally left blank;
Signatures on following pages]

     IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER: STARWOOD CMBS I LLC, a Delaware limited liability company
By:	Starwood CMBS II LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood Checkmate Holdings LLC,
a Delaware limited liability company
Its:	Sole member

By:	Starwood Hotels & Resorts
Worldwide, Inc., a Maryland corporation
Its:	Sole Member

By:
Name:
Title:

PURCHASER: BRUINS OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

ESCROW AGENT: STEWART TITLE COMPANY
By:
Name:
Title:

Exhibit B
FORM OF LIQUOR ASSETS ESCROW AGREEMENT
TRANSFER OF ALCOHOLIC BEVERAGE LICENSE(S)
ESCROW INSTRUCTIONS

TO:	Chloe Flowers, Senior Vice President	Tel: 408-782-5264
	Commercial Bank	Date: ________, 2011
	155 Grand Avenue, #105	Escrow Officer: C. Flowers
	Oakland, CA 94612-3775	Escrow No. ____________
     IT IS AGREED BETWEEN THE TRANSFEROR AND INTENDED TRANSFEREE THAT NONE OF THE SAID CONSIDERATION WILL BE PAID FOR THE TRANSFER OF THE LICENSE(S) UNTIL SUCH TIME AS ESCROW AGENT HAS BEEN ADVISED IN WRITING BY DEPARTMENT OF ALCOHOLIC BEVERAGE CONTROL (“ABC”) THAT THE TRANSFER OF SAID LICENSE(S) HAS BEEN APPROVED.
A.	THE TRANSFEROR (SELLER): WESTERN HOST INC.

WHOSE MAILING ADDRESS IS:

B.	AND INTENDED TRANSFEREE:

WHOSE MAILING ADDRESS IS:

C.	Will complete all Department of ABC Requirements to cause license(s) to be transferred to Intended Transferee:

Kind of Licenses:	TYPE 47 — ON-SALE GENERAL EATING PLACE

TYPE 58 — CATERER PERMIT

TYPE 66 — CONTROLLED ACCESS CABINET PERMIT

LICENSE NO. 326863

Now Located at	910 BROADWAY CIRCLE
SAN DIEGO, CA 92101 (the “Premises”)
     1. Pursuant to Section 24073 of the Business and Professions Code of the State of California, Transferor or Intended Transferee shall cause Notice of Intended Transfer to be filed for record in the Office of the San Diego County Recorder upon receipt of the total purchase price for the transfer. Transferor and the Intended Transferee shall deliver to Escrow Agent a conformed copy of said Notice, Intended Transferee shall deliver a copy of said Notice of Intended Transfer, certified by the County Recorder, to the ABC.
     2. Prior to the release of ABC Form 226 “Applicant’s Statement That Consideration Has Been Deposited in Escrow”, Intended Transferee shall deliver to COMMERCIAL BANK, Corporate Escrow Services (hereinafter, Escrow Agent), the full amount of the purchase price in the form of CASH in the amount of $__________, of which $_________________ shall be allocated to the liquor licenses and $_________________ shall be allocated to the liquor inventory, which amounts constitute a deferral of a portion of the purchase price paid by Intended Transferee (or its affiliate) for the Premises.
     3. License Renewal Fees which may become due prior to the transfer of the liquor license will be payable by Transferee.
INITIALS (Transferor(s)_______) INITIALS (Intended Transferee(s) ______________
This section must be initialed by Transferor and Intended Transferee
     TRANSFEROR AND INTENDED TRANSFEREE HEREBY ACKNOWLEDGE THAT IN THE EVENT ESCROW AGENT IS NOTIFIED BY THE ABC THAT A “TAX HOLD” HAS BEEN PLACED ON THE LIQUOR LICENSE OF THE TRANSFEROR BY THE STATE BOARD OF EQUALIZATION, EMPLOYMENT DEVELOPMENT DEPARTMENT, FRANCHISE TAX BOARD, CITY AND/OR COUNTY DELINQUENT BUSINESS TAXES AND/OR INTERNAL REVENUE SERVICE UNDER PROVISIONS OF BUSINESS AND PROFESSIONS CODE 24049, AND, THAT TO THE BEST OF ESCROW AGENT’S KNOWLEDGE, AFTER APPROPRIATE INQUIRY, NOTHING AT THE TIME OF SUCH NOTIFICATION IS PREVENTING THE TRANSFER OF THE LIQUOR LICENSE EXCEPT THE “RELEASE OF SAID TAX HOLD”, THEN ESCROW AGENT IS HEREBY AUTHORIZED AND INSTRUCTED TO PAY, WITHOUT FURTHER INSTRUCTION FROM THE TRANSFEROR AND INTENDED TRANSFEREE, FROM THE FUNDS DEPOSITED INTO ESCROW BY INTENDED TRANSFEREE, TO THE TAXING AGENCY HAVING PLACED SAID “TAX HOLD”, PER THEIR WRITTEN DEMAND DELIVERED TO ESCROW AGENT. UPON TRANSFER OF THE LIQUOR LICENSE THE AMOUNT RELEASED WILL BE DEDUCTED FROM SELLERS PROCEEDS.

     FURTHER, TRANSFEROR AND INTENDED TRANSFEREE ACKNOWLEDGE AND UNDERSTAND THAT THE PAYMENT OF THE DEMAND FROM SAID TAXING AUTHORITY MAY OR MAY NOT CONSTITUTE FULL OR FINAL PAYMENT THEREOF AND DOES NOT RELIEVE THE TRANSFEROR OF ITS LIABILITY THERETO AND THAT THE TAXING AUTHORITY MAY STILL IMPOSE SUCCESSOR LIABILITY UPON THE INTENDED TRANSFEREE.
     TRANSFEROR AND INTENDED TRANSFEREE HOLD ESCROW AGENT HARMLESS AND WITHOUT LIABILITY FOR FOLLOWING THESE INSTRUCTIONS AND THE EARLY RELEASE OF INTENDED TRANSFEREE’S FUNDS, AND INTENDED TRANSFEREE IS TO LOOK TO TRANSFEROR FOR RESTITUTION IN THE EVENT INTENDED TRANSFEREE SHOULD NOT ACQUIRE THE LIQUOR LICENSE IN QUESTION.
INITIALS (Transferor(s) ____) INITIALS (Intended Transferee(s) __________________ )
This section must be initialed by Transferor and Intended Transferee

D.	UPON APPROVAL OF THE TRANSFER OF THE LICENSE BY THE ABC ESCROW AGENT SHALL;
     1. Out of said purchase price, Escrow Agent is authorized to pay the claims of such of the bona fide creditors of Transferor who shall file their claims with Escrow Agent not later than the date on which written notice of transfer from the ABC is received.
     2. All claims approved by Transferor shall be deemed to be bona fide and Escrow Agent may pay such approved claims. Should any claims be filed, which Transferor refuses to approve, Escrow Agent shall notify the claimant; and the pro rata amount thereof shall be retained by Escrow Agent for a period of 25 days; and if not attached, shall be paid to Transferor in accordance with Section 24074 of the Business and Professions Code of the State of California.
     3. If such purchase price shall not be sufficient to pay said claims in full, Escrow Agent is to distribute said consideration pursuant to the provisions of Section 24074.1 of the Business and Professions Code of the State of California; provided, however, that prior to such distribution, Escrow Agent shall deliver written notice of each creditor setting forth the distribution to be made in accordance with this paragraph, which notice shall provide that such creditor may dispute such distribution if it can show reasonable proof that such distribution would violate the provisions of Section 24074.1 of the Business and Professions Code of the State of California.

     4. Escrow Agent shall pay the balance remaining of such purchase price, after payment of creditor claims and other expenses, to Transferor or as directed by Transferor.
GENERAL PROVISIONS
TAXES: Escrow Agent is not to be concerned as to any unpaid beverage, unemployment, social security, personal property, sales tax, or any other tax or contribution, any federal liens, or any unpaid salaries or wages, unless otherwise specifically instructed in this escrow. SHOULD ESCROW AGENT BE DIRECTED AND INSTRUCTED IN THESE INSTRUCTIONS TO MAKE ANY SUCH PAYMENT, SAME MAY OR MAY NOT CONSTITUTE FULL OR FINAL PAYMENT THEREOF.
OTHER AGREEMENTS: Unless otherwise provided herein, Escrow Agent is not to be concerned with any conditional sales contract, lease contract or security agreement that may affect the herein referred to personal property, and is not responsible for the delivery of any papers other than described herein. Escrow Agent is not a party to, or bound by any agreement which may be deposited under, evidenced by, or arise out of these instructions, other than these instructions.
AGENCY RESPONSIBILITY: Escrow Agent is to make no examination of the property nor of the title thereto; Escrow Agent acts as a depositary only and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument deposited with it hereunder, or with respect to form or execution of the same, or the identity, authority, or right of any person executing or depositing the same.
DEFAULTS: Escrow Agent shall not be required to take or be bound by notice of any default of any person, or to take any action with respect to such default involving any expense or liability, unless notice in writing is given to the Escrow Agent at the office above named, of such default by the undersigned or any of them, and unless it is indemnified in a manner satisfactory to it against such expense or liability. These instructions shall not be subject to revision or modification except upon receipt by Escrow Agent at the office above named of the written instructions of all of the parties hereto or their successors in interest. Notwithstanding anything herein to the contrary, in the event approval of the transfer of the License by the ABC has not occurred by the date that is 180 days after the date of these instructions, Intended Transferee shall be deemed in default hereunder and Escrow Agent shall immediately disburse the purchase price to Transferor as Transferor’s sole and exclusive remedy for such default, and upon such disbursement, this escrow shall be deemed cancelled.

THE PARTIES ACKNOWLEDGE AND AGREE THAT IF INTENDED TRANSFEREE IS DEEMED IN DEFAULT AS PROVIDED HEREIN, THE DAMAGES THAT TRANSFEROR WOULD SUSTAIN AS A RESULT OF SUCH DEFAULT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ASCERTAIN. ACCORDINGLY, THE PARTIES AGREE THAT TRANSFEROR SHALL RETAIN THE PURCHASE PRICE AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS TRANSFEROR’S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT. THE PARTIES ACKNOWLEDGE THAT THE RETENTION OF THE PURCHASE PRICE AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO TRANSFEROR PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.
NOTICES: Escrow Agent shall be protected in acting upon any notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be signed by the proper party or parties.
JUDGMENT: Escrow Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct, and Escrow Agent shall have no duties to anyone except those signing these instructions.
COUNSEL: Escrow Agent may advise with legal counsel in the event of any dispute or questions as to the construction of the foregoing instructions, or Escrow Agent’s duties thereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel.
DISAGREEMENTS: In the event of any disagreement between the undersigned or any of them, and/or the person or persons named in the foregoing instructions, and/or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein or affected hereby, Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in doing so doing Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named in the foregoing instructions for its failure or refusal to comply with such conflicting or adverse demands, and Escrow Agent shall be entitled to continue to refrain and refuse so to act until;

     1. the rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers, and property involved herein or affected hereby; and/or
     2. all differences shall have been adjusted by agreement and Escrow Agent shall have been notified thereof in writing, signed by all of the persons interested.
In the event of such disagreement, Escrow Agent in its discretion, may file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated, and deposit with the court all documents and property held hereunder, and the undersigned agree to pay all reasonable costs and counsel fees incurred by Escrow Agent in such action and said costs and fees shall be included in the judgment in any such action.
FEES AND CHARGES: In the event that Escrow Agent performs any service not specifically provided hereinabove, or that there is any assignment or attachment of any interest in the subject matter of this escrow or modifications thereof, or that any controversy arises hereunder, or that Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or the subject matter thereof, Escrow Agent shall be reasonably compensated therefor and reimbursed for all costs and expenses occasioned thereby. Escrow Agent shall have a first lien on the property and papers held by it hereunder for such compensation and expenses, and the parties hereto agree jointly and severally to pay the same, and to indemnify Escrow Agent against any loss, liability or expense incurred in any act or thing done hereunder.
For its ordinary services hereunder, the Escrow Agent shall be entitled to an initial fee of $____________ which is Non-refundable, payable concurrently with its acceptance hereof, by Intended Transferee and to additional compensation, if applicable, paid by Transferor as follows:
     Federal Express fees will be in addition to the escrow fee.
     $15.00 for each claim in excess of three (3) paid through escrow
     $50.00 for each disputed claim of Transferor

CANCELLATION: In the event this escrow is cancelled, Transferor or Intended Transferee will nevertheless pay the escrow fees plus all costs and expenses of Escrow Agent. Notwithstanding anything in these instructions to the contrary, Escrow Agent may, at his discretion, resign at any time prior to receipt of written notice from the ABC that the license(s) has been transferred by giving five (5) days written notice to the ABC and parties hereto, and shall be entitled to reimbursement only for those costs and expenses incurred by Escrow Agent to the date of such resignation. Upon cancellation by the parties or resignation of Escrow Agent, after deducting Escrow Agent’s fees and/or costs or expenses, the balance of funds and documents shall be returned to the parties who shall have deposited the same, except as otherwise provided in the “DEFAULTS” section above.
SIGNATURES: These instructions may be executed in counterparts, each of which so executed shall be deemed an original, irrespective of the date of its execution and delivery; and said counterparts together shall constitute one and the same instrument.
Each of the undersigned states he has read the foregoing instructions, understands and agrees to them.
DEPOSITS. All funds received in the escrow shall be deposited with other escrow funds in a non-interest bearing general escrow account or accounts of COMMERCIAL BANK, unless otherwise instructed verbally or in written form.

TRANSFEROR:	INTENDED TRANSFEREE:

WESTERN HOST INC.

By:	By:

Name:		Name:

Its:		Its:

Exhibit C
FORM OF BEVERAGE SERVICES AGREEMENT
     THIS BEVERAGE SERVICES AGREEMENT (this “Agreement”) is made and entered into as of this ___ day of __________, 2011 (the “Effective Date”), by and between _________________________, a _________________________ (“Owner”), and WESTERN HOST, INC., a California corporation (“Manager”). (Owner and Manager are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”).
     WHEREAS, Owner and Manager (or an Affiliate of Owner or Manager) are parties to that certain Purchase and Sale Agreement dated as of ________, 2011 (the “Purchase Agreement”), for the sale and purchase of the hotel facility located at 910 Broadway Circle, San Diego, CA 92101, and commonly known as The Westin Gaslamp Quarter, San Diego (the “Hotel”). (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)
     WHEREAS, Manager holds all required federal, state and local licenses for the purchase, service and sale of alcoholic beverages at the Hotel (the “Liquor Licenses”).
     WHEREAS, Owner or its Liquor Designee filed an application with the ABC for the transfer of the Liquor Licenses held by Manager or the issuance of new Liquor Licenses, but as of the date of this Agreement, Owner or its Liquor Designee has not obtained approval for such transfer from the ABC.
     WHEREAS, Owner desires to appoint Manager to manage the purchase of alcoholic beverages and operate those portions of the Hotel on which alcoholic beverages are served and sold (the “Premises”) to ensure there is continuity in the operation of the Hotel.
     WHEREAS, Manager desires to manage and operate the purchase, service and sale of alcoholic beverages at the Premises for the benefit of Owner, on the terms set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Appointment of Manager. Owner hereby appoints Manager to act as its agent to purchase, serve and sell alcoholic beverages at the Premises, and for no other purpose whatsoever. Manager shall perform its obligations as set forth in this Agreement at the direction, instruction and control of Owner, except as otherwise expressly provided in this Agreement.
     2. Term. This Agreement shall commence on the Effective Date and expire on the earlier to occur of the following (the “Term”):
          (a) the date which is one hundred eighty (180) days after the date of this Agreement;

          (b) the issuance by the ABC to Owner (or its Liquor Designee) of a temporary permit to purchase, serve and sell alcoholic beverages at the Premises;
          (c) the issuance of any ruling, decision or order by any court of competent jurisdiction or other Governmental Authority that (i) the Liquor Licenses held by Manager shall not be transferred or new Liquor Licenses shall not be issued (as the case may be), to Owner or any Affiliate, (ii) any Liquor Licenses are withdrawn, suspended or revoked, or (iii) this Agreement is prohibited under Applicable Law; or
          (d) the failure by Owner to cure any default within thirty (30) days after receipt of written notice from Manager, or if such default cannot be cured within thirty (30) days, the failure by Owner to commence to cure such default within such thirty (30) day period diligently or pursue such cure to completion; or
          (e) any attempt by Owner or an Affiliate to assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Manager.
     3. Intentionally Omitted.
     4. Purchase of Alcoholic Beverages, Supplies, Equipment & Services. All alcoholic beverages, supplies, equipment and services needed to be purchased for the operation of the Premises during the Term shall be purchased from distributors and other suppliers by or in the name of Manager. Manager shall be entitled to be paid or reimbursed by New Manager, in accordance with the New Management Agreement, from the Operating Account (as defined in the New Management Agreement) (or require that Owner fund such amounts pursuant to the terms of the New Management Agreement) for the purchase of all alcoholic beverages, supplies, equipment, services, and all other amounts incurred by Manager in connection with such purchases under this Section 4.
     5. Employees. All Persons involved in the purchase, service and sale of alcoholic beverages at the Premises shall be employees of New Manager (or an Affiliate thereof) on Owner’s behalf pursuant to the terms of the New Management Agreement, and Owner shall be responsible for the payment of all salaries, wages, employment taxes and all other employee benefits for such employees pursuant to the New Management Agreement. All such employees shall be under the supervision of the general manager of the Hotel.
     6. Equipment at the Premises. All equipment, facilities and personal property necessary for the purchase, service and sale of alcoholic beverages at the Hotel, including, without limitation, glassware, dishwashing equipment, dispensing equipment, barware, pouring devices, storage areas and facilities and cash registers shall be leased or owned, maintained and insured pursuant to the New Management Agreement.
     7. Alterations. Manager shall not make any alterations, additions or improvements to any portion of the Premises, without the prior written consent of Owner, which consent may be withheld by Owner in its sole discretion. Upon expiration or termination of this Agreement, Manager shall relinquish its possession of the Premises and shall deliver to Owner all of Owner’s keys and other property of Owner in Manager’s possession.

     8. Compliance with Law. Notwithstanding anything to the contrary in this Agreement, Manager shall have no obligation to perform any of its obligations under this Agreement during any period to the extent the performance of such obligations is (i) prohibited under Applicable Law, or (ii) prohibited, suspended or enjoined by any court of competent jurisdiction or other Governmental Authority, unless such prohibition, suspension or injunction shall have been stayed pending appeal.
     9. Transfer or Issuance of Liquor Licenses. Subject to the other terms of this Agreement, Manager shall not relinquish any Liquor License (other than as required by any Governmental Authority), or take or fail to take any action which would cause a suspension, revocation or termination of such Liquor Licenses, and, at Owner’s cost and expense, shall renew, extend, reapply for or otherwise continue any such Liquor Licenses, as necessary to keep such Liquor Licenses in full force and effect until the expiration of the Term. Owner, at its cost and expense, shall diligently pursue a transfer of the Liquor Licenses or the issuance of new Liquor Licenses as promptly as reasonably practicable. Manager shall cooperate in all reasonable respects with Owner (at no cost or expense to Manager, other than any de minimis cost or expense or any cost of expense which Owner agrees in writing to reimburse) for Owner to obtain a transfer of the Liquor Licenses or the issuance of new Liquor Licenses.
     10. Insurance. Owner shall obtain and maintain in force and effect at all times during the Term any and all insurance policies Owner is required to obtain and maintain under the New Management Agreement. Owner shall deliver to Manager such insurance certificates as are required under the New Management Agreement.
     11. Release and Indemnification. Without limiting the rights and obligations of Owner under the New Management Agreement, Owner hereby releases Manager, Starwood, Seller and their respective Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees and agents, and the successors, assigns, heirs and legal representatives of each of the foregoing (the “Manager Indemnitees”), for any liability, damage, loss, cost or expense incurred by Owner or any Affiliates or any of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees or agents, or the successors, assigns, heirs or legal representatives of any of the foregoing with respect to this Agreement, except to the extent resulting from the gross negligence or intentional misconduct by Manager. Without limiting the rights and obligations of Owner under the New Management Agreement, Owner shall indemnify and hold harmless the Manager Indemnitees against any liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys fees and court costs, incurred by any such Manager Indemnitees arising from, relating to or in connection with this Agreement, except to the extent resulting from the gross negligence or intentional misconduct of Manager.
     12. Waiver of Default. No waiver by Owner or Manager of any default or breach by the other Party of any term or provision of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term or provision of this Agreement.
     13. Notices. All notices, demands and other communications from any Party to the other Party shall be in writing and delivered in accordance with the Purchase Agreement.

     14. Assignment. Owner and Manager shall not assign any of their rights, or delegate any of their obligations, in this Agreement, without the prior written consent of the other Party.
     15. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Owner and Manager, and their respective successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Manager Indemnitees, and their respective successors and permitted assigns pursuant to Section 14.
     16. Conflict with Purchase Agreement. If any of the terms or provisions of this Agreement conflict with, or are inconsistent with, any terms or provisions of the Purchase Agreement, the terms and provisions of this Agreement shall control.
     17. Governing Law; Severability. This Agreement shall be governed by the law of the jurisdiction in which the Liquor Licenses are issued. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.
     18. Jurisdiction; Venue. Any litigation or other court action regarding this Agreement shall be conducted instate or federal courts in San Diego, California, and Owner and Manager each hereby submits to jurisdiction and consents to venue in such courts.
     19. Waiver of Trial by Jury. To the extent permitted by Applicable Law, Owner and Manager each hereby waives its right to a trial by jury in any action or proceeding by any Party against any other Party with respect to any matter arising from or in connection with this Agreement.
     20. Prevailing Party. If any litigation or other court action, arbitration or similar adjudicatory proceeding is undertaken by any Party to enforce its rights under this Agreement, all fees, costs and expenses, including, without limitation, reasonable attorneys fees and court costs, of the prevailing Party in such action, suit or proceeding shall be reimbursed or paid by the Party against whose interest the judgment or decision is rendered. This Section 19 shall survive the termination of this Agreement and the Closing.
     21. Recitals. The recitals to this Agreement are incorporated herein by such reference and made a part of this Agreement.
     22. Entire Agreement; Amendments to Agreement. This Agreement sets forth the entire understanding and agreement of the Parties hereto, and shall supersede any other agreements and understandings (written or oral) between Owner and Manager on or prior to the date of this Agreement with respect to the transaction contemplated in this Agreement. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by the Parties.

     23. Facsimile; Counterparts. Owner and Manager may deliver executed signature pages to this Agreement by facsimile transmission to the other Party, which facsimile copy shall be deemed to be an original executed signature page. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
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     IN WITNESS WHEREOF, Owner and Manager have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

OWNER:	,

a

By:
Name:
Title:

MANAGER: WESTERN HOST, INC., a Delaware corporation
By:
Name:
Title:

[Note: Add Purchaser guaranty (as contemplated by Section 8.3.1(b) of the Purchase and Sale Agreement) if Liquor Designee enters into this Agreement.]

Exhibit D
FORM OF SELLER CLOSING CERTIFICATE
     THIS SELLER CLOSING CERTIFICATE (this “Certificate”) is made by STARWOOD CMBS I, LLC, a Delaware limited liability company (“Seller”), and delivered to BRUINS OWNER LLC, a Delaware limited liability company (“Purchaser”), pursuant to that certain Purchase and Sale Agreement dated as of __________, 2011 (the “Agreement”), between Seller and Purchaser. (All initial capitalized terms used, but not defined, in this Certificate shall have the meaning set forth in the Agreement.)
     Seller hereby states and certifies to Purchaser that:
     1. Attached hereto as Exhibit A is a true and complete copy of the authorizing resolutions for Seller, which resolutions authorize Seller’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate.
     2. The representations and warranties of Seller under the Agreement (as the same may have been amended or supplemented by Seller pursuant to the Agreement) are true and correct as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would not have a Material Adverse Effect.
     3. Seller has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.
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D-1

     IN WITNESS WHEREOF, Seller has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ___ day of _________, 2011.

SELLER:

STARWOOD CMBS I LLC, a Delaware limited liability company

By:	Starwood CMBS II LLC, a Delaware limited liability company

Its:	Sole member

By:	Starwood Checkmate Holdings LLC, a Delaware limited liability company

Its:	Sole member

By:	Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation

Its:	Sole Member

By:
Name:
Title:

D-2

Exhibit E
FORM OF GRANT DEED
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO AND
MAIL TAX STATEMENTS TO:

GRANT DEED
APN: 3722-081
In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax that is due by a separate statement that is not being recorded with this Grant Deed.
FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,
Starwood CMBS I, LLC, a Delaware limited liability company (“Grantor”), hereby GRANT(s) to:
Bruins Owner LLC, a Delaware limited liability company (“Grantee”), the following described real property in the City of San Diego, County of San Diego, State of California (the “Property”):
See Exhibit A attached hereto;
SUBJECT TO all real estate taxes not yet delinquent; covenants, conditions, restrictions, easements, rights of way and other matters of record; applicable laws, ordinances, statutes, orders, requirements and regulations to which the Property is subject; and all matters that would be disclosed by an accurate survey of the Property.
[EXECUTION ON FOLLOWING PAGE]

SIGNATURE

GRANTOR:
Dated: _____________, 2011

STARWOOD CMBS I LLC, a Delaware limited liability company

By:	Starwood CMBS II LLC, a Delaware limited liability company

Its:	Sole member

By:	Starwood Checkmate Holdings LLC, a Delaware limited liability company

Its:	Sole member

By:	Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation

Its:	Sole Member

By:
Name:
Title:

ACKNOWLEDGEMENT
State of ____________     )
County of ___________   )

     On ___________________, 2011, before me, _____________________, a Notary Public in and for said County and State, personally appeared                                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Signature		(Seal)

Notary Public

EXHIBIT A
Legal Description of Property
PARCEL 1:
PARCEL 1 OF PARCEL MAP NO. 13369, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 9, 1984 AS FILE NO. 84-257143 OF OFFICIAL RECORDS. EXCEPTING FROM SAID PROPERTY ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE OF SAID PROPERTY, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF SAID PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR THE PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES, OR MINERALS FROM SAID PROPERTY OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID PROPERTY OR ANY PORTION OF SAID PROPERTY WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY THE PARTIES NAMED IN DEEDS, LEASES AND OTHER DOCUMENTS OF RECORD AND ALSO EXCEPTS AND RESERVES ANY EXISTING STREET OR ALLEY OR PROPOSED STREET OR ALLEY, OR PORTION OF ANY EXISTING STREET OR ALLEY OR PROPOSED STREET OR ALLEY, WHICH IS ADJACENT TO THE PROPERTY, AND WHICH MIGHT OTHERWISE PASS WITH A CONVEYANCE OF THE PROPERTY, INCLUDING THE FEE TITLE REVERSION UNDERLYING THE PUBLIC RIGHTS OF WAY ABUTTING THE BOUNDARIES OF THE PROPERTY, AS RESERVED BY THE REDEVELOPMENT AGENCY OF THE CITY OF SAN DIEGO, BY DEED RECORDED DECEMBER 31, 1985 AS FILE NO. 85-496317 OF OFFICIAL RECORDS.
PARCEL 2:
THAT PORTION OF BROADWAY CIRCLE, FORMERLY SECOND AVENUE AND “E” STREET AND DEDICATED PER OFFICIAL MAP OF HORTON’S ADDITION FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 31, 1871, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS: STREET VACATION — PORTION OF BROADWAY CIRCLE COMMENCING AT THE NORTHEASTERLY CORNER OF PARCEL 1 OF PARCEL MAP NO. 13369 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY JULY 9, 1984, SAID CORNER BEING A POINT ON THE WESTERLY LINE OF THE RIGHT-OF-WAY OF BROADWAY CIRCLE (FORMERLY SECOND AVENUE); THENCE ALONG SAID WESTERLY LINE, SOUTH 00 DEGREES 10 MINUTES 17 SECONDS EAST, 20.03 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WESTERLY LINE, SOUTH 00 DEGREES 10 MINUTES 17 SECONDS EAST 30.01 FEET TO AN ANGLE POINT;

THENCE CONTINUING ALONG SAID WESTERLY LINE, SOUTH 00 DEGREES 07 MINUTES 49 SECONDS EAST, 39.93 FEET TO THE SOUTHERLY LINE OF THE RIGHT-OF-WAY OF SAID BROADWAY CIRCLE (FORMERLY “E” STREET); THENCE ALONG SAID SOUTHERLY LINE NORTH 89 DEGREES 52 MINUTES 40 SECONDS EAST, 14.65 FEET; THENCE LEAVING SAID SOUTHERLY LINE NORTH 00 DEGREES 10 MINUTES 17 SECONDS WEST, 27.13 FEET TO A POINT ON A NONTANGENT 70.00 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 52 DEGREES 06 MINUTES 55 SECONDS WEST; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 37 DEGREES 42 MINUTES 48 SECONDS A DISTANCE OF 46.08 FEET TO THE TRUE POINT OF BEGINNING.

Exhibit F
FORM OF BILL OF SALE
     THIS BILL OF SALE, is dated as of _______________, 2011 (the “Effective Date”), from STARWOOD CMBS I, LLC, a Delaware limited liability company (“Fee Owner), HORTON PLAZA TPP LLC, a Delaware limited liability company (“TPP Subsidiary”), and STARWOOD OPERATOR I, LLC, a Delaware limited liability company (“Operating Tenant”; Fee Owner, TPP Subsidiary, and Operating Tenant are referred to herein collectively as “Seller”), to BRUINS OWNER LLC, a Delaware limited liability company (“Purchaser”).
     WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated as of ___________, 2011 (the “Agreement”), pursuant to which Seller has agreed to sell, assign, transfer and convey to Purchaser, that certain hotel located at 910 Broadway Circle, San Diego, CA 92101, and commonly known as The Westin Gaslamp Quarter, San Diego (the “Hotel”), including all FF&E, Supplies, IT Systems, F&B, Retail Merchandise, Intellectual Property, Books and Records, Plans and Specifications, Warranties, Bookings and Accounts Receivable, but expressly excluding the Excluded Property (collectively, the “Personal Property”), as provided in the Agreement. (All initial capitalized terms used, but not defined, in this Bill of Sale shall have the meaning set forth in the Agreement.)
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
     1. Seller hereby sells, assigns, transfers and conveys to Purchaser all of its right, title and interest in and to all of the Personal Property, and Purchaser hereby purchases and accepts all of Seller’s right, title and interest in and to all of the Personal Property, as of the Effective Date, on the terms set forth in this Bill of Sale.
     2. EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE PERSONAL PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO PURCHASER ON AN “AS IS”, “WHERE IS”, “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
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     IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

SELLER: STARWOOD CMBS I LLC, a Delaware limited liability company By: Starwood CMBS II LLC, a Delaware limited liability company Its: Sole member

By: Starwood Checkmate Holdings LLC, a Delaware limited liability company Its: Sole member

By: Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation Its: Sole Member

By:
Name:
Title:

STARWOOD OPERATOR I, LLC, a Delaware limited liability company By: Starwood Operator II LLC, a Delaware limited liability company Its: Sole member

By: Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation Its: Sole Member

By:
Name:
Title:

HORTON PLAZA TPP LLC, a Delaware limited liability company By: Starwood CMBS I LLC, a Delaware limited liability company Its: Sole member

By: Starwood CMBS II LLC, a Delaware limited liability company Its: Sole member

By: Starwood Checkmate Holdings LLC, a Delaware limited liability company Its: Sole member

By: Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation Its: Sole Member

By:
Name:
Title:

Acknowledged and agreed: PURCHASER: BRUINS OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit G

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
CONTRACTS, LICENSES AND PERMITS
     THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS, LICENSES AND PERMITS (this “Agreement”) is made as of this _____ day of ________, 2011 (the “Effective Date”), by and between STARWOOD CMBS I, LLC, a Delaware limited liability company (“Seller”), STARWOOD OPERATOR I, LLC, a Delaware limited liability company (“Operating Tenant”; Seller and Operating Tenant are referred to herein collectively as “Assignor”), and BRUINS OWNER LLC, a Delaware limited liability company (“Assignee”).
     WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of ___________, 2011 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey to Assignee, that certain hotel located at 910 Broadway Circle, San Diego, CA 92101, and commonly known as The Westin Gaslamp Quarter, San Diego (the “Hotel”).
     WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Tenant Leases, Contracts (including the portion of the American Tower Agreement applicable to the Hotel), Licenses and Permits, except to the extent any of the foregoing are not transferable to Assignee without consent which consent has not been obtained (collectively, the “Assigned Documents”), and the deposits thereunder to the extent the same are transferable (the “Deposits”), as provided in the Purchase Agreement. (All initial capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Purchase Agreement.)
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
     1. Assignment by Assignor. Assignor hereby assigns, transfers and conveys to Assignee all of the Assignor’s right, title and interest in and to the Assigned Documents and Deposits. Assignor shall remain liable for all Retained Liabilities with respect to the Assigned Documents.
     2. Acceptance and Assumption by Assignee. Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Documents and Deposits. Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Documents from and after the date of this Agreement, and assume all Assumed Liabilities with respect to the Assigned Documents.
     3. Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns. This Agreement shall not confer any rights or remedies upon any Person other than the Assignor, Assignee and Indemnitees as expressly provided under the Purchase Agreement.

     4. Entire Agreement; Amendments to Agreement. This Agreement (including the recitals to this Agreement which are incorporated herein) and the Purchase Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Agreement with respect to the matters set forth herein. No amendment or modification to any terms of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by Assignor and Assignee.
     5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.
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     IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR: STARWOOD CMBS I LLC, a Delaware limited liability company
By:	Starwood CMBS II LLC,

a Delaware limited liability company

Its:	Sole member

By:	Starwood Checkmate Holdings LLC,

a Delaware limited liability company

Its:	Sole member

By:	Starwood Hotels & Resorts

Worldwide, Inc., a Maryland corporation

Its:	Sole Member

By:
Name:
Title:

STARWOOD OPERATOR I, LLC, a Delaware limited liability company
By:	Starwood Operator II LLC,

a Delaware limited liability company

Its:	Sole member

By:	Starwood Hotels & Resorts

Worldwide, Inc., a Maryland corporation

Its:	Sole Member

By:
Name:
Title:

ASSIGNEE: BRUINS OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

Exhibit H
FORM OF PURCHASER CLOSING CERTIFICATE
     THIS PURCHASER CLOSING CERTIFICATE (this “Certificate”) is made by BRUINS OWNER LLC, a Delaware limited liability company (“Purchaser”) and delivered to STARWOOD CMBS I, LLC, a Delaware limited liability company (“Seller”), pursuant to that certain Purchase and Sale Agreement dated as of __________, 2011 (the “Agreement”), between Seller and Purchaser. (All initial capitalized terms used, but not defined in this Certificate shall have the meaning set forth in the Agreement.)
     Purchaser hereby states and certifies to Seller that:
     1. Attached hereto as Exhibit A is a true and complete copy of the authorizing resolutions for Purchaser, which resolutions authorize Purchaser’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption, and are in full force and effect as of the date of this Certificate.
     2. The representations and warranties of Purchaser under the Agreement are true and correct in all material respects as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made).
     3. Purchaser has performed each of its covenants and obligations under the Agreement in all material respects as of the date of this Certificate.
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     IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ___ day of ________, 2011.

PURCHASER: BRUINS OWNER LLC, a Delaware limited liability company
By:
Name:
Title:

DISCLOSURE SCHEDULES
     These Disclosure Schedules are provided pursuant to that certain Purchase and Sale Agreement dated as of March 22, 2011 (the “Agreement”), by and between STARWOOD CMBS I, LLC, a Delaware limited liability company, as Seller, and BRUINS OWNER LLC, a Delaware limited liability company, as Purchaser, for the hotel facility located at 910 Broadway Circle, San Diego, CA 92101, and commonly known as The Westin Gaslamp Quarter, San Diego. (All initial capitalized terms used, but not defined, in these Disclosure Schedules shall have the meaning set forth in the Agreement.)
     These Disclosure Schedules have been arranged for purposes of convenience in separately titled sections corresponding to certain sections of the Purchase Agreement; however, each section of the Disclosure Schedules shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedules which is readily apparent to be applicable to such section.
     The fact that any item of information is disclosed in any of these Disclosure Schedules shall not be construed to mean that such disclosure is required by the Agreement, including without limitation whether such item is required to be disclosed as material or threatened. No Party shall use the inclusion of any item in these schedules in any dispute or controversy between the Parties as to whether any item not included in these Disclosure Schedules is or is not required to be disclosed.
     Matters reflected in the Disclosure Schedules are disclosed solely for purposes of the Agreement. In no event shall the information contained herein be deemed to be an admission by any party to any third party of any matter whatsoever, (including, without limitation, any violation of law or breach of contract.) The schedule headings contained herein are for reference purposes only and do not broaden or otherwise affect any of the provisions of the Agreement.
     All attachments to the schedules are hereby incorporated by reference into the Disclosure Schedules.

Schedule 1.1
ENVIRONMENTAL REPORTS
1.	Report of Phase I Environmental Site Assessment prepared by LawCrandall, dated February 1, 1999, Law Project 52000-8-1898-04-916.
2.	Phase I Environmental Site Assessment prepared by EMG, dated March 19, 2009, Project Number 89874.09R-001.135.
3.	Property Condition Assessment prepared by EMG, dated January 21, 2009, Project No. 89874.09R-001.042.
4.	Seismic Risk Assessment Report prepared by EMG, dated January 21, 2009, Project No. 89874.09R-001.066.
5.	Ecolab Service Detail Report dated December 7, 2010 regarding inspection of pool and spa.
6.	Hazardous Materials Compliance Inspection Report by County of San Diego dated December 22, 2010.
7.	Tanknology, Inc. — Job Clearance Form and Site Safety Checklist re Spill Bucket Test dated December 14, 2010.
8.	Final Reports by Pathogen Control Associates, Inc. regarding testing of samples for Legionella, dated March 26, 2010; May 17, 2010; June 4 2010; September 10, 2010; October 22, 2010; November 22, 2010; and December 20, 2010.
9.	ATC Associates Inc. Report Letter dated March 17, 2011 regarding results of visual mold screening, Project No. 063.75288.0013.

Schedule 2.1.1
LEGAL DESCRIPTION OF THE REAL PROPERTY
PARCEL 1:
PARCEL 1 OF PARCEL MAP NO. 13369, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 9, 1984 AS FILE NO. 84-257143 OF OFFICIAL RECORDS. EXCEPTING FROM SAID PROPERTY ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE OF SAID PROPERTY, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH, AND TO USE AND OCCUPY ALL PARTS OF SAID PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR THE PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES, OR MINERALS FROM SAID PROPERTY OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID PROPERTY OR ANY PORTION OF SAID PROPERTY WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER, AS RESERVED BY THE PARTIES NAMED IN DEEDS, LEASES AND OTHER DOCUMENTS OF RECORD AND ALSO EXCEPTS AND RESERVES ANY EXISTING STREET OR ALLEY OR PROPOSED STREET OR ALLEY, OR PORTION OF ANY EXISTING STREET OR ALLEY OR PROPOSED STREET OR ALLEY, WHICH IS ADJACENT TO THE PROPERTY, AND WHICH MIGHT OTHERWISE PASS WITH A CONVEYANCE OF THE PROPERTY, INCLUDING THE FEE TITLE REVERSION UNDERLYING THE PUBLIC RIGHTS OF WAY ABUTTING THE BOUNDARIES OF THE PROPERTY, AS RESERVED BY THE REDEVELOPMENT AGENCY OF THE CITY OF SAN DIEGO, BY DEED RECORDED DECEMBER 31, 1985 AS FILE NO. 85-496317 OF OFFICIAL RECORDS.
PARCEL 2:
THAT PORTION OF BROADWAY CIRCLE, FORMERLY SECOND AVENUE AND “E” STREET AND DEDICATED PER OFFICIAL MAP OF HORTON’S ADDITION FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 31, 1871, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS: STREET VACATION — PORTION OF BROADWAY CIRCLE COMMENCING AT THE NORTHEASTERLY CORNER OF PARCEL 1 OF PARCEL MAP NO. 13369 FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY JULY 9, 1984, SAID CORNER BEING A POINT ON THE WESTERLY LINE OF THE RIGHT-OF-WAY OF BROADWAY CIRCLE (FORMERLY SECOND AVENUE); THENCE ALONG SAID WESTERLY LINE, SOUTH 00 DEGREES 10 MINUTES 17 SECONDS EAST, 20.03 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WESTERLY LINE, SOUTH 00 DEGREES 10 MINUTES 17 SECONDS EAST 30.01 FEET TO AN ANGLE POINT; THENCE CONTINUING ALONG SAID WESTERLY LINE, SOUTH 00 DEGREES 07 MINUTES 49 SECONDS EAST, 39.93 FEET TO THE SOUTHERLY LINE OF THE RIGHT-OF-WAY OF SAID BROADWAY

CIRCLE (FORMERLY “E” STREET); THENCE ALONG SAID SOUTHERLY LINE NORTH 89 DEGREES 52 MINUTES 40 SECONDS EAST, 14.65 FEET; THENCE LEAVING SAID SOUTHERLY LINE NORTH 00 DEGREES 10 MINUTES 17 SECONDS WEST, 27.13 FEET TO A POINT ON A NONTANGENT 70.00 FOOT RADIUS CURVE CONCAVE NORTHEASTERLY, A RADIAL LINE TO SAID POINT BEARS SOUTH 52 DEGREES 06 MINUTES 55 SECONDS WEST; THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 37 DEGREES 42 MINUTES 48 SECONDS A DISTANCE OF 46.08 FEET TO THE TRUE POINT OF BEGINNING.

Schedule 2.1.12
INTELLECTUAL PROPERTY
NONE.

Schedule 2.2.7
EXCLUDED IT SYSTEMS
1.	Sales Application (to the extent present at the Hotel)
a.	Projected Demand Analysis Application

b.	Projected Strategic Analysis Application

c.	Hypothetical Strategic Analysis Application

d.	BacPac Sales Application

e.	Starwood SMARTS Sales Application

f.	Starwood Strategic Sales Plan Application

g.	Delphi Client History Records
2.	GALAXY Property Management Guest History Records

3.	Starwood SAP Accounting Application (including WAN Router)

4.	STARWOOD ONE Intranet Portal

5.	Starwood Email System.

6.	All Corporate Internet Administrative Access.

7.	WAN Circuit Connection to Starwood’s Corporate and Complexed Systems will be terminated and Cisco WAN Router will be removed.

8.	Firewall Management from Starwood and IBM

9.	TimeSaver On Demand (Hosted Time and Attendance for Starwood)

10.	TLPE Revenue Management Software

11.	Rate Shopper Software

12.	StarGuest Response

13.	Starlink Exchange (by Microsoft)

Schedule 3.4
PURCHASE PRICE ALLOCATION

Land	Improvements	Personal Property	Total
$25,537,000	$81,649,000	$2,814,000	$110,000,000

Schedule 5.3.1
UNPERMITTED EXCEPTIONS
None.

Schedule 7.1.3
CONSENTS AND APPROVALS; NO CONFLICTS
1.	Any consents, approvals or permits or authorizations required under any of the Seller Due Diligence Materials provided to Purchaser.
2.	Waste Management Service Agreement dated December 1, 2003 between USA Waste of California, Inc. and The Westin Horton Plaza, for furnishing of equipment and services to collect and dispose of and/or recycle waste materials.
3.	Customer Service Agreement and Order dated April 30, 2010, Order No. 1-49764794 between Cogent Communication, Inc. and Westin Gaslamp Quarter, San Diego, for dedicated high speed internet access services.
4.	Agreement dated May 8, 2007 between THP Capstar Acquisition Corp. dba DMX Music and Westin Horton Plaza, for planned subscription music programs.
5.	Agreement for Management of Telecommunications Sites between American Tower Corporation, as successor in interest to Apex Site Management, Inc., and Starwood Hotels and Resorts Worldwide, Inc. dated March 20, 2000, for telecommunication site management, as amended by Amendment dated October 31, 2000, and Antenna License Agreement dated ___, 1999 between SLT San Diego, L.L.C., SLC San Diego, L.L.C., and Nextel of California, Inc.
6.	Equipment Lease Agreement dated January 22, 2007 between Pitney Bowes Global Financial Services LLC and The Westin Horton Plaza for DM400 mail machine with 5 lb. Integrated Weighing Platform, IntelliLink Interface / PSD for DM300L/DM400L; Accounting (50 Dept) Software; and IntelliLink Subscription.
7.	Express Lease dated February 2, 2006 between Impressions on Hold International and The Westin Horton Plaza San Diego for 1-RUF Remote On-Hold Unit.
8.	IKON Agreements:
Section 1.1. Master Maintenance & Sale Agreement dated December 14, 2007 and Lease Agreement dated December 18, 2007 between IKON Office Solutions, Inc. and Starwood Hotels & Resorts Worldwide, Inc. regarding MPC 4500 Ricoh fax/finisher, MPC 3500 finisher/fax and MPC 3500 fax.
Section 1.2. Master Maintenance & Sale Agreement and Product Schedule dated June 22, 2009 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc. with equipment description of Ricoh MPC 6000; Ricoh MPC 5000; and Ricoh MP 4000.
Section 1.3. Agreement dated April 23, 2010 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc., Account No. 1252428-1016963A2, and Product Schedule for Ricoh MPC 6501 copier.

Section 1.4. Lease Amendment dated June 4, 2010 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc. regarding removal of MPC 3500.
9.	Chilled Water Cooling Service Agreement by and between Applied Energy, Inc. and Hotel Associates of San Diego, Limited Partnership, dated as of August 15, 2006, as amended by:
Section 1.5. Second Modification to Chilled Water Cooling Service Agreement dated as of January 22, 1991 between 730 Hotel Properties, Inc., successor in interest to Hotel Associates of San Diego, Limited Partnership;
Section 1.6. As further amended by First Amendment to Chilled Water Service Agreement dated as of August 31, 1992, by and between Cal. Hotel Properties I Associates, successor in interest to Hotel Associates of San Diego, Limited Partnership, and San Diego Central Cooling Company, successor in interest to Applied Energy, Inc.;
Section 1.7. As affected by Consent to Assignment by San Diego Central Cooling Company dated January 27, 1999;
Section 1.8. As affected by letter dated January 25, 2002 requesting extension of term through August 2016.
10.	Participant Services Agreement dated February 1, 2008 between Orkin, Inc. and Starwood Hotels and Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego.

Schedule 7.1.4
TITLE TO PERSONAL PROPERTY
Any Equipment Leases set forth on Schedule 7.1.12 .
Special Term Sheet dated April 4, 2008 between Global Business Center, Inc. and The Westin Gaslamp Quarter, San Diego for installation and usage of GBCblue™ Public Area Computer Systems.
Participant Services Agreement dated November 1, 2009 between Ace Parking Management, Inc. and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego for professionally operated, controlled valet, door and parking facility management services, including use of equipment (booths, stalls, gates, etc.) and other supplies, trade equipment, displays, hand tools, car checks or tickets and other equipment which may be needed to operate the Services.
Waste Management Service Agreement dated December 1, 2003 between USA Waste of California, Inc. and The Westin Horton Plaza, for furnishing of equipment and services to collect and dispose of and/or recycle waste materials.
11.	Agreement dated December 15, 2009 between Glacier Flo dba A&G Technologies for rental of two (2) water purification units.
12.	IKON Agreements:
Master Maintenance & Sale Agreement dated December 14, 2007 and Lease Agreement dated December 18, 2007 between IKON Office Solutions, Inc. and Starwood Hotels & Resorts Worldwide, Inc. regarding MPC 4500 Ricoh fax/finisher, MPC 3500 finisher/fax and MPC 3500 fax.
Master Maintenance & Sale Agreement and Product Schedule dated June 22, 2009 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc. with equipment description of Ricoh MPC 6000; Ricoh MPC 5000; and Ricoh MP 4000.
Agreement dated April 23, 2010 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc., Account No. 1252428-1016963A2, and Product Schedule for Ricoh MPC 6501 copier.
Lease Amendment dated June 4, 2010 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc. regarding removal of MPC 3500.
13.	Equipment Lease Agreement dated January 22, 2007 between Pitney Bowes Global Financial Services LLC and The Westin Horton Plaza for DM400 mail machine with 5 lb. Integrated Weighing Platform, IntelliLink Interface / PSD for DM300L/DM400L; Accounting (50 Dept) Software; and IntelliLink Subscription.

14.	Express Lease dated February 2, 2006 between Impressions on Hold International and The Westin Horton Plaza San Diego for 1-RUF Remote On-Hold Unit.
15.	Lease with ADP Time & Attendance for Biometric Time Clocks. Local property participant agreement is in the process of being executed by the parties.
16.	Vending machines located at the Hotel.
17.	Hotel Service Agreement dated January 19, 2009 between Audio Visual Services Group, Inc. dba Presentation Service —Hotel Service Division (PSAV) and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, for audiovisual and event technology equipment and services.

Schedule 7.1.6
COMPLIANCE WITH APPLICABLE LAW
1.	All items set forth on Schedule 7.1.10, if any, which are incorporated herein by reference.
2.	All violations set forth in the Title Commitment, if any.
3.	The City of San Diego has notified Seller that the City will conduct a routine Audit of Transient Occupancy Tax/Tourism Marketing District for the three-year period from August 1, 2007 to November 30, 2010. Audit commenced in January, 2011.

Schedule 7.1.7
LITIGATION
The information contained in this Schedule 7.1.7 is legally privileged and confidential information supplied in compliance with “due diligence” requirements pertaining to the Hotel. Any dissemination, distribution or other release of the information contained herein to any Person other than the Purchaser is strictly prohibited. Nothing in this Schedule 7.1.7 is or shall be deemed an admission of (i) the accuracy or truth of any fact or circumstance alleged, claimed or described herein, nor (ii) any wrongdoing, negligence, or other liability on the part of Seller or any of its Affiliates.
          1. See attached Loss/Claims Insurance Report.

Schedule 7.1.9
TAXES
ARTICLE XVIIDelinquent Taxes
     None.
ARTICLE XVIIIAudit of Taxes
     None.
ARTICLE XIXContest of Taxes
     None.
Schedules-17

Schedule 7.1.10
NOTICES WITH RESPECT TO LICENSES AND PERMITS
None.
Schedules-18

Schedule 7.1.11
TENANT LEASES
19.1 Tenant Leases
1.	Participant Services Agreement dated November 1, 2009 between Ace Parking Management, Inc. and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego for professionally operated, controlled valet, door and parking facility management services, including use of equipment (booths, stalls, gates, etc.) and other supplies, trade equipment, displays, hand tools, car checks or tickets and other equipment which may be needed to operate the Services.

2.	Agreement for Management of Telecommunications Sites between American Tower Corporation, as successor in interest to Apex Site Management, Inc., and Starwood Hotels and Resorts Worldwide, Inc. dated March 20, 2000, for telecommunication site management, as amended by Amendment dated October 31, 2000, and Antenna License Agreement dated ___, 1999 between SLT San Diego, L.L.C., SLC San Diego, L.L.C. and Nextel of California, Inc.

3.	Covered Network Solutions Basic Agreement, dated as of September 21, 2009, Project ID EMCA02903, between Sprint Solutions, Inc. and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter — San Diego, for installation, operating and maintenance of CSN Equipment for wireless telecommunications services (repeaters).

4.	Special Term Sheet dated April 4, 2008 between Global Business Center, Inc. and The Westin Gaslamp Quarter, San Diego for installation and usage of GBCblue™ Public Area Computer Systems.

5.	Starwood Property Automated Teller Machine Services Agreement dated _____, 2009 between The Best There Is, Inc. and The Westin Gaslamp Quarter, San Diego, for use, maintenance and service of automatic teller machine (ATM).

Written Notices:
None.

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Schedule 7.1.12
MATERIAL CONTRACTS
Waste Management Service Agreement dated December 1, 2003 between USA Waste of California, Inc. and The Westin Horton Plaza, for furnishing of equipment and services to collect and dispose of and/or recycle waste materials.
IP Systems & Services Purchase Agreement dated March 25, 2009, No. C-A01328 between Guest-Tek Interactive Entertainment, Inc. and The Westin Gaslamp Quarter, San Diego for high speed interest access, video on-demand, and Voice Over Internet Protocol IP systems.
Customer Service Agreement and Order dated April 30, 2010, Order No. 1-49764794 between Cogent Communication, Inc. and Westin Gaslamp Quarter, San Diego, for dedicated high speed internet access services.
Agreement dated May 8, 2007 between THP Capstar Acquisition Corp. dba DMX Music and Westin Horton Plaza, for planned subscription music programs.
Participant Services Agreement dated February 11, 2009 between KBM Facility Solutions and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego for cleaning services.
Hotel Service Agreement dated January 19, 2009 between Audio Visual Services Group, Inc. dba Presentation Service —Hotel Service Division (PSAV) and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, for audiovisual and event technology equipment and services.
Covered Network Solutions Basic Agreement, dated as of September 21, 2009, Project ID EMCA02903, between Sprint Solutions, Inc. and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter — San Diego, for installation, operating and maintenance of CSN Equipment for wireless telecommunications services .
Laundry Services Contract dated August 16, 2010 between San Diego Valet Service, LLC and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter — San Diego, for valet laundry dry cleaning services for guests and employees.
Participant Services Agreement dated as of May 23, 2010 between Anitsa, Inc. doing business as Valet Services and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego, for linen cleaning services.
Property Agreement dated as of November 26, 2010 between Brickman Group, LTD. and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego, for outdoor and exterior landscaping services.

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Participant Services Agreement dated November 1, 2009 between Ace Parking Management, Inc. and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego for professionally operated, controlled valet, door and parking facility management services, including use of equipment (booths, stalls, gates, etc.) and other supplies, trade equipment, displays, hand tools, car checks or tickets and other equipment which may be needed to operate the Services.
Agreement for the Construction and Installation of Public Sculpture dated December 14, 1986 between Hotel Associates of San Diego Limited Partnership and Luis Jimenez of Hondo, New Mexico, Artist, regarding construction of original work of public sculpture in port cochere entrance to Hotel, with continuing maintenance obligations on Hotel Owner, including the obligation, should Hotel Owner decide to destroy the artwork, to give notice to the Artist and a reasonable opportunity to recover and reclaim the artwork at no cost.
Agreement for Management of Telecommunications Sites between American Tower Corporation, as successor in interest to Apex Site Management, Inc., and Starwood Hotels and Resorts Worldwide, Inc. dated March 20, 2000, for telecommunication site management, as amended by Amendment dated October 31, 2000, and Antenna License Agreement dated ___, 1999 between SLT San Diego, L.L.C., SLC San Diego, L.L.C. and Nextel of California, Inc.
Starwood Property Automated Teller Machine Services Agreement dated _____, 2009 between The Best There Is, Inc. and The Westin Gaslamp Quarter, San Diego, for use, maintenance and service of automatic teller machine (ATM).
Equipment Lease Agreement dated January 22, 2007 between Pitney Bowes Global Financial Services LLC and The Westin Horton Plaza for DM400 mail machine with 5 lb. Integrated Weighing Platform, IntelliLink Interface / PSD for DM300L/DM400L; Accounting (50 Dept) Software; and IntelliLink Subscription.
Express Lease dated February 2, 2006 between Impressions on Hold International and The Westin Horton Plaza San Diego for 1-RUF Remote On-Hold Unit.
Agreement dated December 15, 2009 with Glacier Flo dba A&G Technologies for rental of two (2) water purification units.
IKON Agreements:
Master Maintenance & Sale Agreement dated December 14, 2007 and Lease Agreement dated December 18, 2007 between IKON Office Solutions, Inc. and Starwood Hotels & Resorts Worldwide, Inc. regarding MPC 4500 Ricoh fax/finisher, MPC 3500 finisher/fax and MPC 3500 fax.
Master Maintenance & Sale Agreement and Product Schedule dated June 22, 2009 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc. with equipment description of Ricoh MPC 6000; Ricoh MPC 5000; and Ricoh MP 4000.

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Agreement dated April 23, 2010 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc., Account No. 1252428-1016963A2, and Product Schedule for Ricoh MPC 6501 copier.
Lease Amendment dated June 4, 2010 between IKON Financial Services and Starwood Hotels & Resorts Worldwide, Inc. regarding removal of MPC 3500.
Special Term Sheet dated April 4, 2008 between Global Business Center, Inc. and The Westin Gaslamp Quarter, San Diego for installation and usage of GBCblue™ Public Area Computer Systems.
Hotel Investment Model (H.I.M.) Capital Outlay for the LodgeNet System. Local property participant agreement is in the process of being executed by the parties.
Constellation NewEnergy, Inc. — Fixed Price Solutions Pricing Schedule executed November 18, 2010 with a contract term from January 18, 2011 to January 17, 2013, UDC Account Number SDGE 4679209177, for furnishing of electricity.
Base Contract for Sale and Purchase of Natural Gas — Transaction Confirmation #3 dated January 31, 2011 between TIGER, Inc. as Seller and Starwood Hotels and Resorts Worldwide, Inc. as Buyer for delivery period of April 1, 2011 to June 30, 2012, for SDG&E account #8274 073 379, meter #00665069 for furnishing of natural gas.
Memorandum of Agreement dated June 30, 2008 between Starwood Hotels and Resorts Worldwide, Inc. and UNITE HERE International Union.
Architectural Services Agreement dated as of March 23, 2010 between Starwood CMBS I, LLC, as Owner, and Melzer Deckert & Ruder Architects, Inc., as Architect, as amended by Amendment to Architectural Services Agreement dated November 2, 2010, for guestroom and public space renovation.
General Contractor Agreement dated as of November 18, 2010 between Starwood CMBS I, LLC, as Owner, and Zerr Enterprises, Inc. as Contractor, for full renovation of 450 guestrooms and suites, bathrooms and corridors.
Construction Contract Agreement dated as of November 19, 2010 between Starwood CMBS I, LLC, as Owner, and Advanced Communications Solutions, Inc. as Contractor, for Low Voltage Cabling Project.
General Contractor Agreement dated as of November 12, 2010 between Starwood CMBS I, LLC, as Owner, and A.O. Reed & Co. as Contractor, for guest room renovation.
Consultant Agreement dated as of November 10, 2010 between Starwood CMBS I, LLC, as Owner, and Ellen Zachos, Acme Plant Stuff, as Consultant, for consultant services relating to installation of Vertical Gardens.

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Consultant Agreement dated as of September 23, 2010 between Westin CMBS I, LLC, as Owner, and Gail M. Goldman Associates, as Consultant, for art consultant services.
Chilled Water Cooling Service Agreement by and between Applied Energy, Inc. and Hotel Associates of San Diego, Limited Partnership, dated as of August 15, 2006, as amended by:
Second Modification to Chilled Water Cooling Service Agreement dated as of January 22, 1991 between 730 Hotel Properties, Inc., successor in interest to Hotel Associates of San Diego, Limited Partnership;
As further amended by First Amendment to Chilled Water Service Agreement dated as of August 31, 1992, by and between Cal. Hotel Properties I Associates, successor in interest to Hotel Associates of San Diego, Limited Partnership, and San Diego Central Cooling Company, successor in interest to Applied Energy, Inc.;
As affected by Consent to Assignment by San Diego Central Cooling Company dated January 27, 1999;
As affected by letter dated January 25, 2002 requesting extension of term through August 2016.
Hotel Service Agreement dated January 19, 2009 between Audio Visual Services Group, Inc. dba Presentation Service —Hotel Service Division (PSAV) and Starwood Hotels & Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, for audiovisual and event technology equipment and services.
Lease with ADP Time & Attendance for Biometric Time Clocks. Local property participant agreement is in the process of being executed by the parties.
Galaxy System and Services Agreement Exhibit E — Hardware Support, dated August 8, 2008 between Galaxy Hotel Systems LLC and The Westin Gaslamp Quarter, for annual maintenance on Linux DL380 Hardware.
Participant Services Agreement dated February 1, 2008 between Orkin, Inc. and Starwood Hotels and Resorts Worldwide, Inc. dba The Westin Gaslamp Quarter, San Diego.
Vertical Transportation Maintenance Agreement dated May 10, 2006 between Westin Horton Plaza and Lerch, Bates & Associates, Inc., LBA Project No. 1501398, for elevator maintenance.
Cvent Marketing Agreement dated October 20, 2010 between Cvent and The Westin Gaslamp Quarter, for advertising and marketing services.

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The fact that a Contract is included in this Schedule 7.1.12 shall not be construed to mean that such Contract is a Material Contract as defined in the Agreement, and any such Contracts listed above that are not Material Contracts have been listed for informational purposes only to assist Purchaser in its due diligence review of the Property.
Written Notices:
None.

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